NIAGARA MOHAWK POWER CORPORATION
                             300 Erie Boulevard West
                              Syracuse, N.Y. 13202
                                 (315) 428-6871

Paul J. Kaleta
Vice President-Law
and General Counsel

                                            July 22, 1998

Hon. John C. Crary, Secretary
NYS Department of Public Service
Three Empire State Plaza
Albany, New York 12223

                  Re:  NIAGARA MOHAWK POWER CORPORATION
                       CASES 94-E-0098 AND 94-E-0099
                       HOLDING COMPANY FORMATION



Dear Secretary Crary:

INTRODUCTION
------------

     Niagara Mohawk Power Corporation (Niagara Mohawk, Company) hereby notifies the Commission of its intention to form a holding company to separate its regulated businesses from its unregulated businesses. It is the Company's belief, as discussed in detail below, that the Settlement Agreement that it executed, along with nineteen other parties, filed on October 10, 1997 and the Commission approved in Opinion 98-8, Opinion and Order Adopting Terms of Settlement Agreement Subject to Modifications and Conditions (March 20, 1998) in this proceeding, authorizes the creation of this holding company corporate structure. The Company, therefore, requests that the Commission treat this filing as a compliance filing and approve it at its next public session.


STATE ADMINISTRATIVE PROCEDURE ACT
----------------------------------

     Because this filing merely implements the formation of the holding company corporate structure which, as discussed below, the Commission previously has approved in full compliance with the State Administrative Procedure Act (SAPA), the Company requests that the Commission approve this filing at its next public session. Should the

Hon.  John C. Crary, Secretary
July 22, 1998
Page 2

Commission believe additional SAPA notice is necessary, the Company requests that the Commission approve this filing at its next public session on an emergency basis.

     Expedited action is required because the Company seeks to complete the holding company formation no later than December 31, 1999. However, as discussed below, several other regulatory bodies also must review and approve the Company's applications for authorization to do so. As a rule, these regulators look first to the State regulator's decision for guidance. An expedited Commission approval will assist those other regulators in reaching timely decisions on the applications before them. If, however, the Commission were to set this matter for additional notice and comment under SAPA, the benefits of an early Commission decision will be lost. No party will be prejudiced by such expedited review because all issues related to the formation of a holding company for Niagara Mohawk were subject to full public notice and comment when the Settlement Agreement was under consideration by the Commission.


DESCRIPTION OF HOLDING COMPANY STRUCTURE
----------------------------------------

     Under the proposed holding company structure, Niagara Mohawk will become a wholly-owned subsidiary of a new holding company, Niagara Mohawk Holdings, Inc. (Holdings), a New York corporation. Pursuant to the Agreement and Plan of Exchange (Exchange Agreement), dated as of May 14, 1998, and unanimously adopted by the Board of Directors of Niagara Mohawk, the present equity owners of Niagara Mohawk will become the equity owners of Holdings through a share exchange. In the share exchange:

     1. each share of Niagara Mohawk common stock outstanding immediately prior to the effective time of the share exchange will be exchanged for one new share of Holdings common stock;

     2. Holdings will become the owner of all outstanding Niagara Mohawk common stock; and

Hon.  John C. Crary, Secretary
July 22, 1998
Page 3


     3. the shares of Holdings common stock held by Niagara Mohawk immediately prior to the share exchange will be canceled.

     The corporate restructuring will result in a change in the identity of the direct holder of Niagara Mohawk's equity, but no change in the beneficial owners of that equity, who will merely exchange their Niagara Mohawk shares for shares in Holdings. The corporate restructuring is more fully described in an excerpt from the Form S-4 Registration Statement for Holdings, dated May 29, 1998, a copy of which is attached hereto as Appendix A. A copy of the Exchange Agreement, which provides for the exchange of the outstanding shares of Niagara Mohawk common stock on a share-for-share basis for shares of Holdings common stock, is included in Appendix A as Exhibit A to the S-4 Registration Statement. On June 29, 1998, Niagara Mohawk common shareholders approved the corporate restructuring.


DESCRIPTION OF COMPLIANCE FILING
--------------------------------

     In determining that it was required to submit a compliance filing to effectuate the corporate structure section of the Settlement Agreement, the Company relied on the terms of the Settlement Agreement itself, and on the Commission's interpretation of those terms as expressed in Opinion No. 98-8.

     The parties' agreement regarding the Company's corporate structure during the settlement term is reflected in Section 9.1 of the Settlement Agreement.
Section 9.1 states:

          Niagara Mohawk shall separate its existing operations, as indicated below or as described in any petition filed by Niagara Mohawk within one year of the approval of this settlement proposing the formation of a holding company in substantially the same structure described below:

Hon.  John C. Crary, Secretary
July 22, 1998
Page 4


HOLDCO:                 The  HoldCo  may  be,  at  the  Company's
------                  option,  a legally  distinct  entity that
                        directly   owns  no  state   or   federal
                        jurisdictional assets and, therefore, is unregulated or a functionally separate unit serving the same purposes of a holding company.

REGCO:                  RegCo shall be a wholly owned  subsidiary
-----                   of HoldCo or a utility  parent  owning in
                        whole  or in part  one or more  regulated
                        and/or  unregulated   subsidiaries.   The
                        RegCo  shall  carry on the full  range of
                        Niagara Mohawk's  regulated  transmission
                        and   electric   and   gas   distribution
                        services.  To the extent  not  carried on
                        through  a  statewide  nuclear  operating
                        company   and   subject  to   the   other
                        provisions of this settlement regarding nuclear assets, Niagara Mohawk's nuclear operations may remain a part of RegCo.

PLUM STREET ENTERPRISES/
UNREGULATED AFFILIATES: Niagara Mohawk may form unregulated or ---------------------- lightly regulated affiliates, which may be owned,  in whole or in part, by HoldCo
                        or  may  be a  subsidiary  of  a  utility
                        parent  under either  proposed  corporate
                        structure.  If  Niagara  Mohawk  seeks to
                        form  subsidiaries  of RegCo,  it will be
                        subject  to  all  applicable   regulatory
                        requirements  including  Section 107  and
                        69 of the Public Service Law.

TRANSITION GENCO:       Niagara Mohawk may form all  subsidiaries
----------------        necessary  to  effectuate  the fossil and
                        hydro asset auction  contemplated in this
                        settlement.   Prior   to  that   auction,
                        Niagara Mohawk may maintain its current functional unbundling of its fossil and hydro generation business.

     The intent of the first paragraph of that section that states "Niagara Mohawk shall separate its existing operations, as indicated below," is to set forth the parties' agreement as to the corporate structure the Company could implement without additional Commission

Hon.  John C. Crary, Secretary
July 22, 1998
Page 5


approval. If, instead, the Company chooses to deviate from that corporate structure, it may do so "in any petition filed . . . within one year of the approval of this settlement."

     In Opinion No. 98-8 (mimeo at 10), the Commission described the Settlement Agreement. With respect to the corporate structure provisions, the Commission declared that "it allows the company to operate as a holding  Company ... ." The
Commission then approved Section 9.1 of the Settlement Agreement without modification. See Opinion No. 98-8, mimeo at 75.

     The Company's compliance filing, therefore, fulfills the requirements of both the Settlement Agreement and Opinion No. 98-8. The Company requests that the Commission approve this compliance filing on that basis at its next public session.

     Alternatively, if the Commission believes that additional review is necessary, the Company requests that this filing (including all attachments) be deemed a Petition for authority under Public Service Law Sections 70, 107, 108, and 110 to form a holding company. Attached as Appendix B is the Petition of Niagara Mohawk Holdings, Inc. and Niagara Mohawk Power Corporation for Authority to Form a Holding Company Structure to Engage in Certain Related Transactions.


FILINGS  MADE WITH OTHER JURISDICTIONAL AGENCIES
------------------------------------------------

     The Company also is filing, concurrently with this submittal, petitions for requisite authority from the United States Securities and Exchange Commission, the Federal Energy Regulatory Commission, and the Nuclear Regulatory Commission.


SERVICE ON PARTIES TO CASES 94-E-0098 AND 94-E-0099
---------------------------------------------------

     The Company is serving a copy of this letter on all parties to these proceedings. Because the attachments to this filing are voluminous, they are not included in the service

Hon.  John C. Crary, Secretary
July 22, 1998
Page 6


copies. However, any party who wishes to review the attachments may arrange to do so at the Company's offices in Syracuse or Albany, or may request a copy of the attachments, by calling William M. Marinelli at (315) 428-5915.

     An original and twenty-five copies of the entire filing is included herewith. Kindly acknowledge receipt and filing of the enclosures by date-stamping the enclosed copy of this letter and returning it in the postage-paid envelope provided for your convenience.

                                        Yours truly,

                                         /s/ Paul J. Kaleta

                                        Paul J. Kaleta
                                        Vice President - Law and General Counsel
/tjb

BY OVERNIGHT COURIER
--------------------

c w/o enclosures:   All Parties on Attached Service List

BY U.S. MAIL
------------

Appendix A :  Excerpt from S-4  Registration  Statement for Holdings,  including
              Agreement and Plan of Exchange

Appendix B:   Petition of Niagara Mohawk Holdings, Inc. and Niagara Mohawk Power
              Corporation for Authority to Form a Holding  Company  Structure to
              Engage in Certain Related Transactions

                        NIAGARA MOHAWK POWER CORPORATION
                          CASES 94-E-0098 AND 94-E-0099
                           HOLDING COMPANY FORMATION -
                                COMPLIANCE FILING




                                   APPENDIX A

         AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON MAY 29,1998
                                                     REGISTRATION NO. 333-49769
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                 AMENDMENT NO 2
                                       TO
                                     FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                          NIAGARA MOHAWK HOLDINGS, INC.
               (Exact name of registrant as specified in charter)


          NEW YORK                        4931                  16-1549726
(State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
     of incorporation)         Classification Code Number)   Identification No.)

                                                   WILLIAM E. EDWARDS
                                                 CHIEF FINANCIAL OFFICER
                                              NIAGARA MOHAWK HOLDINGS, INC.
      300 ERIE BOULEVARD WEST                    300 ERIE BOULEVARD WEST
     SYRACUSE, NEW YORK 13202                    SYRACUSE, NEW YORK 13202
           (315) 474-1511                             (315) 474-1511
    --------------------------               -------------------------------
(Address, including zip code, and         (Name, address, including zip code,
 telephone number, including area           and telephone number, including
 code, of registrant's principal            area code, of agent for service)
 executive offices)
    --------------------------               -------------------------------


                                   COPIES TO:

                            Janet T. Geldzahler, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                                  (212) 558-4000

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement has become effective.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.






================================================================================

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF COMMON STOCK VOTE IN FAVOR OF APPROVAL OF PROPOSAL NO. 3.

--------------------------------------------------------------------------------
PROPOSAL 4: HOLDING COMPANY AND ADOPTION OF THE EXCHANGE AGREEMENT
--------------------------------------------------------------------------------

    The Board of Directors of Niagara Mohawk unanimously believes that it is in the best interests of Niagara Mohawk and its shareholders to restructure Niagara Mohawk so that it will become a separate subsidiary of a new parent holding company, with the present holders of Common Stock becoming the holders of the common stock of the new parent.

    To carry out such restructuring, Niagara Mohawk has caused to be incorporated a New York corporation, Holdings, which now has a nominal amount of stock outstanding and no present business or properties of its own. All of the currently outstanding shares of Holdings common stock are owned by Niagara Mohawk.

    The Board of Directors of each of Niagara Mohawk and Holdings has adopted the Exchange Agreement under which, subject to adoption by Niagara Mohawk's shareholders and the satisfaction of other conditions, Niagara Mohawk will become a subsidiary of Holdings through the exchange of the outstanding shares of Niagara Mohawk Common Stock on a share-for-share basis for shares of Holdings common stock (referred to in this Prospectus/Proxy Statement as the "share exchange" or the "exchange"). Following the share exchange, certain of Niagara Mohawk's existing subsidiaries involved in non-utility operations will be transferred to Holdings and become subsidiaries of Holdings. See "--The Share Exchange--Transfer of Niagara Mohawk's Non-Utility Subsidiaries to Holdings". The Exchange Agreement is attached to this Prospectus/Proxy Statement as Exhibit A and is incorporated herein by reference.

    Niagara Mohawk is subject to regulation by the PSC under the New York Public Service Law (the "Public Service Law"). The PowerChoice Agreement approved the holding company restructuring and the terms with which Niagara Mohawk and Holdings have agreed to comply in their on-going relationships and activities.

REASONS FOR THE HOLDING COMPANY STRUCTURE AND SHARE EXCHANGE

    General

    The proposed holding company structure is intended to provide Niagara Mohawk and its subsidiaries with the financial and regulatory flexibility to compete more effectively in an increasingly competitive energy industry by providing a structure that can accommodate both regulated and unregulated lines of business. Niagara Mohawk currently operates under the regulatory constraints of the PSC that were generally designed to discourage electric utilities from participating in unregulated businesses and that limit (i) the total amount of the incremental investment in its unregulated operations, (ii) the amount that can be invested annually, (iii) the cumulative amount that can be invested in any single line of business and (iv) the debt-equity ratios of its subsidiaries. Under current regulations, any time Niagara Mohawk wishes to allocate funds to new unregulated ventures, it must seek PSC approval. The approval process itself leads to long delays, forces the Company to reveal its plans to competitors, and gives competitors the opportunity to intervene in the regulatory approval process and attempt to gain competitive advantage by seeking restrictions that would handicap Niagara Mohawk.

    The holding company structure proposed here largely would eliminate many of these regulatory constraints that would otherwise severely limit or handicap Niagara Mohawk's ability to participate in unregulated business opportunities as the industry evolves. In approving PowerChoice, the PSC has given the Company 12 months in which to form a holding company.

    The holding company structure is a well-established form of organization for companies conducting multiple lines of business. It is a common form of organization for unregulated companies and for those regulated companies, such as telephone utilities and water utilities, which are not subject to the Holding

Company Act. In addition, it is utilized by many electric companies which are involved in unregulated activities. Niagara Mohawk wishes to take advantage of this opportunity, and desires to do so by utilizing the most efficient and effective corporate structure.

    More generally, the holding company structure will enable Holdings to engage in unregulated businesses without obtaining the prior approval of the PSC, thereby enabling Holdings to pursue unregulated business opportunities in a timely manner. Under the new corporate structure financing of unregulated activities of Holdings and its non-utility subsidiaries will not require PSC approval. In addition, the capital structure of each non-utility subsidiary may be appropriately tailored to suit its individual business. Also, under the holding company structure, Holdings would not need PSC approval to issue debt or equity securities to finance the acquisition of the stock or assets of other companies. The ability to raise capital for acquisitions without prior PSC approval should allow competition on a level basis with other potential acquirors, some of which are already holding companies. Under a holding company structure, the issuance of debt or equity securities by Holdings to finance the acquisition of the stock or assets of another company should not adversely affect Niagara Mohawk's capital devoted to and available for regulated utility operations.

    The holding company structure separates the operations of regulated and unregulated businesses. As a result, it provides a better structure for regulators to assure that there is no cross-subsidization of costs or transfer of business risk from unregulated to regulated lines of business. A holding company structure also is preferred by the investment community because it makes it easier to analyze and value individual lines of business. Moreover, the use of a holding company structure provides legal protection against the imposition of liability on regulated utilities for the results of unregulated business activities. In short, the holding company structure is a highly desirable form of conducting regulated and unregulated businesses within the same corporate group.

    As discussed below under "--The Share Exchange--Transfer of Niagara Mohawk's Non-Utility Subsidiaries to Holdings," as part of the holding company restructuring, certain of the current non-utility subsidiaries of Niagara Mohawk will be transferred to and become, or become owned through, separate subsidiaries of Holdings following the share exchange. Niagara Mohawk needs the financial and regulatory flexibility provided by this holding company structure to operate in a changing environment and successfully address the new levels of competition.

    Opportunities in the new competitive environment could take many forms, including joint ventures and strategic alliances in addition to direct investments in new businesses. All of these opportunities will be easier to pursue under a holding company structure than they would be under the current structure.

    Strategic alliances with unregulated third party participants and/or diversification into unrelated fields may also help protect against the market and financial risks to which Niagara Mohawk is now, and increasingly will be, exposed. Thus, Holdings may wish to increase its investment in unregulated energy-related businesses, whether through additional "ground floor " investment, the acquisition of existing energy and energy services providers, or the formation of strategic alliances with industry partners.

    Holdings will continue to seek to invest in the current lines of business and, through its subsidiaries, will engage in energy marketing and other energy-related activities. Although Holdings has not identified other specific business opportunities, it believes that such activities would likely include areas with which Niagara Mohawk is already familiar, such as information systems, environmental services, engineering services, financial services, meter reading, and billing and collection services. Under a holding company structure, Holdings should be able to take advantage of opportunities in a timely fashion and compete more effectively against other energy companies. Except for the restrictions set forth in the PowerChoice Agreement and discussed in "--The Share Exchange--The PowerChoice Agreement", Holdings believes it should not otherwise be required to obtain PSC approval for investments in non-utility businesses, would not be subject to the limitations imposed under certain provisions of New York law applicable to Niagara

Mohawk, and thus should be able to compete more effectively against other entities not subject to similar constraints.

    Given its financial condition and contractual restrictions, the Company does not foresee Holdings making substantial investments in unregulated businesses in the near future. However, under the terms of the PowerChoice Agreement, Niagara Mohawk has a one-year window in which it can adopt the holding company structure.

CERTAIN CONSIDERATIONS

    Future Performance of Holdings Common Stock Cannot Be Assured. The purpose of the share exchange is to establish a holding company structure that will enhance the ability to take advantage of business opportunities outside of Niagara Mohawk's present markets . The Board of Directors believes the share exchange and holding company structure to be in the best interests of Niagara Mohawk and its shareholders. Nevertheless, the success of Holdings in realizing its goals and the future performance of Holdings common stock cannot be assured.

    Dividends on Holdings Common Stock Will Initially Depend on Common Stock Dividends Paid by Niagara Mohawk. Holdings does not now, nor will it immediately after the share exchange, conduct directly any business operations from which it will derive any revenues. Holdings plans to obtain funds for its own operations from dividends paid to Holdings by its subsidiaries, and from sales of securities or debt incurred by Holdings. Dividends on Holdings common stock will initially depend upon the earnings, financial condition and capital requirements of Niagara Mohawk, and the dividends that Niagara Mohawk pays to Holdings. Niagara Mohawk suspended the common stock dividend in 1996 to help stabilize its financial condition. In making future dividend decisions with respect to Niagara Mohawk or Holdings, the applicable board would evaluate, along with standard business considerations, the entity's financial condition, contractual and regulatory restrictions, competitive pressure on prices, available cash flow and retained earnings and other strategic considerations. In the future, dividends from Holdings' subsidiaries other than Niagara Mohawk may also be a source of funds for dividend payments by Holdings. Payment of Niagara Mohawk dividends to Holdings will be subject to the prior rights of holders of Niagara Mohawk preferred stock, First Mortgage Bonds and other long-term debt. In addition, although it has no present intention to do so, Niagara Mohawk may issue additional preferred stock in the future to meet its capital requirements. Such additional preferred stock will also have preferential dividend rights.

    The PowerChoice Agreement also imposes the following limitations on the dividends that Niagara Mohawk may pay to Holdings after the share exchange: net income available for common dividends plus in each of the following years: 1998:
$50 million,  1999: $75 million,  2000, 2001 and 2002:  $100 million,  2003: $80 million, 2004: $60 million,  2005: $40 million,  2006: $20 million,  thereafter:
$0. If the Company files a rate case for any year from 2003 to 2007, this dividend limitation will be reassessed in the rate filing. The Indenture to be entered into with respect to the Senior Notes will also contain limitations on the amount of dividends payable with respect to the Common Stock.

    Non-Utility Businesses Will Not Be Available as Sources for Dividends on Niagara Mohawk Preferred Stock. Following consummation of the share exchange, certain of Niagara Mohawk's non-utility subsidiaries will be transferred to Holdings, and will not be available to the holders of Niagara Mohawk preferred stock as a source of cash for the payment of dividends or other amounts.

    Non-Utility Businesses. Niagara Mohawk's principal non-utility subsidiaries that will be transferred to Holdings participate in energy marketing and brokering, energy services and Canadian electricity generation and distribution.

    It is the current intention of Holdings for these non-utility subsidiaries to engage primarily in energy-related businesses which will not be regulated by state or federal agencies which regulate public utilities. Such businesses may encounter competitive and other factors not previously experienced by Niagara

Mohawk, and may have different, and perhaps greater, investment risks than those involved in the regulated utility business of Niagara Mohawk. There can be no assurance that such businesses will be successful or, if unsuccessful, that they will not have a direct or indirect adverse effect on Holdings. As is the case now, any losses incurred by such businesses will not be recoverable in utility rates of Niagara Mohawk. As Holdings engages in more such business activities, the market price of Holdings' stock will be affected to a lesser extent by the performance of Niagara Mohawk.

    Comparable earnings from Niagara Mohawk's unregulated businesses were $(4.7) million, or (3.3) cents per share in 1997, $23.2 million, or 16.1 cents per share in 1996, and $10.3 million, or 7.1 cents per share in 1995.

    Niagara  Mohawk's  total  investment  in  these   businesses,   computed  in
accordance with PSC specifications as a percentage of consolidated capitalization, was 2.5%, 2.6% and 2.1% as of December 31, 1997, 1996 and 1995, respectively.

    Holdings will obtain funds to invest in non-utility subsidiaries and other businesses from dividends it receives from Niagara Mohawk, borrowings and other financings, and dividends Holdings may in the future receive from any non-utility subsidiaries. There can be no assurance that non-utility subsidiaries will have earnings or pay any dividends to Holdings in the foreseeable future.

    Implementation of the Rate Plan. The new rate plan contained in the PowerChoice Agreement will take effect upon the closing of the MRA and will continue to govern utility rates and charges of Niagara Mohawk even if common shareholders of Niagara Mohawk do not approve the holding company proposal and adopt the Exchange Agreement. In that event, Niagara Mohawk will not be able to realize the benefits it expects from a holding company structure, which Niagara Mohawk believes is important in the future deregulated competitive environment of the energy industry. See also "--The Share Exchange--The PowerChoice Agreement" below.

    Certain Restrictions in the PSC Order. As summarized above, the PowerChoice Agreement imposes certain limitations on the dividends that Niagara Mohawk may pay to Holdings after the share exchange. See also "--The Share Exchange--Dividend Policy". The PowerChoice Agreement also contains restrictions on transactions between Niagara Mohawk and Holdings or any other subsidiary of Holdings, loans, guarantees or pledges by Niagara Mohawk for the benefit of
Holdings or any other subsidiary of Holdings, and Board and managerial interlocks between Niagara Mohawk and Holdings or any other subsidiary of Holdings. See "--The Share Exchange--Regulatory Approvals" and "--Management--Restriction on Board and Management Interlocks between Holdings and Niagara Mohawk". There can be no assurance as to the effect, if any, that such restrictions will have on the business or operations of Holdings, Niagara Mohawk or the non-utility subsidiaries.

                              A. THE SHARE EXCHANGE

EXCHANGE AGREEMENT

    The Exchange Agreement has been unanimously adopted by the Boards of Directors of Niagara Mohawk and Holdings and is subject to adoption by the holders of at least two-thirds of the outstanding shares of Niagara Mohawk Common Stock. See "--Vote Required" below. In the share exchange:

    (1) each share of Niagara Mohawk Common Stock outstanding immediately prior to the effective time of the share exchange will be exchanged for one new share of Holdings common stock;

    (2) Holdings will become the owner of all outstanding Niagara Mohawk Common Stock; and

    (3) the shares of Holdings common stock held by Niagara Mohawk immediately prior to the share exchange will be canceled.

    As a result, upon completion of the share exchange, Holdings will become a holding company, Niagara Mohawk will become a subsidiary of Holdings, and all of Holdings common stock outstanding immediately after the share exchange will be owned by the former holders of Niagara Mohawk Common Stock outstanding immediately prior to the share exchange. Following the share exchange, certain of Niagara Mohawk's existing non-utility subsidiaries will be transferred to Holdings and become subsidiaries of Holdings. See "--Transfer of Niagara
Mohawk's Non-Utility Subsidiaries to Holdings". The Exchange Agreement is attached to this Prospectus/Proxy Statement as Exhibit A and is incorporated herein by reference.

    Niagara Mohawk's outstanding preferred stock will not be exchanged in the share exchange but will continue as shares of Niagara Mohawk preferred stock. The share exchange will not change the rights of the holders of such shares as currently provided in Niagara Mohawk's Amended Certificate of Incorporation. Debt of Niagara Mohawk will remain unchanged and will continue as outstanding obligations of Niagara Mohawk after the share exchange.

REGULATORY APPROVALS

    FEDERAL POWER ACT

    The FERC has held that the transfer of common stock of a public utility company, such as the Company, from its existing stockholders to a holding company in a transaction such as the share exchange constitutes a transfer of the "ownership and control" of the facilities of such utility, and is thus a "disposition of facilities" subject to FERC review and approval under Section 203 of the Federal Power Act. The Company will apply for such approval and for approval of the transfer of certain power sales contracts and a tariff associated with certain of its generation assets.

    ATOMIC ENERGY ACT

    A provision in the Atomic Energy Act requires Nuclear Regulatory Commission ("NRC") consent for the transfer of control of NRC licenses. The NRC Staff has in the past asserted that this provision applies to the creation of a holding company over an NRC-licensed utility company in a transaction such as the share exchange. The Company will apply for NRC approval under the Atomic Energy Act for the transfer of control resulting from the Share Exchange of its two licenses, for Nine Mile Point 1 and Nine Mile Point 2, respectively.

    PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

    The Company is currently exempt from the Public Utility Holding Company Act of 1935 under Section 3(a)(2) thereof. Holdings will own 100% of the common stock of the Company, majority interests in Beebee Island Corporation and Moreau Manufacturing Corporation and 50% of CNP, all of which are public utility companies for purposes of the Holding Company Act. Section 9(a)(2) of the Act requires the prior approval of the SEC under Section 10 of the Holding Company Act for any person to become an affiliate of more than one public utility company. Holdings will apply for such approval. Holdings will also apply to the Commission for an order exempting Holdings from all provisions of the Holding Company Act, except
Section 9(a)(2) thereof, pursuant to the exemption provided by Section 3(a)(1) thereof. The basis for such exemption is that the holding company, and every subsidiary company thereof which is a public-utility company from which the holding company derives any material part of its income, are predominantly intrastate in character and are organized in the same state.

    PUBLIC SERVICE LAW

    The New York Public Service Law ("NYPSL") requires approval from the PSC in order to undertake the reorganization represented by the formation of the holding company structure. The NYPSL also requires PSC approval for a holding company to acquire the stock of a utility pursuant to a share exchange. The Company has obtained PSC approval of the holding company concept and will make appropriate additional filings with respect to the formation of a holding company.

CONDITIONS TO EFFECTIVENESS OF THE SHARE EXCHANGE

    The share exchange is subject to the satisfaction of the following conditions (in addition to adoption of the Exchange Agreement by the holders of Niagara Mohawk Common Stock): (i) all necessary orders, authorizations, approvals or waivers from the PSC and all other jurisdictive regulatory bodies, boards or agencies have been received, remain in full force and effect, and do not include, in the sole judgment of the Board of Directors of Niagara Mohawk, unacceptable conditions; and (ii) shares of Holdings common stock to be issued in connection with the exchange have been listed, subject to official notice of issuance, by the New York Stock Exchange.

    Following satisfaction of these conditions, the share exchange will become effective immediately following the close of business on the date of filing with the New York Department of State of a certificate of exchange pursuant to
Section 913(d) of the New York Business Corporation Law. Niagara Mohawk cannot predict when all conditions will be satisfied, but expects that the share exchange will become effective in the first quarter of calendar 1999.

EXCHANGE OF STOCK CERTIFICATES

    If the share exchange is effected, it will not be necessary for holders of Niagara Mohawk Common Stock to physically exchange their existing stock certificates for certificates of Holdings common stock. The certificates which represent shares of Niagara Mohawk Common Stock outstanding immediately prior to the effective time of the share exchange will automatically represent an equal number of shares of Holdings common stock immediately after the effective time and will no longer represent Niagara Mohawk Common Stock. New certificates bearing the name of Holdings will be issued after the share exchange, if and as certificates representing shares of Niagara Mohawk Common Stock outstanding immediately prior to the share exchange are presented for exchange or transfer.

    Niagara Mohawk preferred stock will not be exchanged but will continue as shares of Niagara Mohawk preferred stock. The share exchange will not change the rights of the holders of such shares as provided in Niagara Mohawk's Amended Certificate of Incorporation. Debt of Niagara Mohawk will remain unchanged and will continue as outstanding obligations of Niagara Mohawk after the share exchange.

TRANSFER OF NIAGARA MOHAWK'S NON-UTILITY SUBSIDIARIES TO HOLDINGS

    Other than for the transfer of the subsidiaries described under "Certain Considerations--Non-Utility Businesses" and other de minimis non-utility investments, and except for dividends or other distributions with respect to Niagara Mohawk Common Stock held by Holdings, it is expected that Niagara Mohawk will not transfer at less than a fair consideration any of its other assets to Holdings or any Holdings subsidiaries. Niagara Mohawk will develop accounting and other procedures to the extent determined to be necessary or appropriate to insure separation of utility and non-utility businesses. See "--The PowerChoice Agreement" below.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

    Shares of Niagara Mohawk Common Stock held in its Dividend Reinvestment and Common Stock Purchase Plan (including uncertificated whole and fractional shares) will automatically become a like number of shares of Holdings common stock at the effective time of the share exchange. At the effective time, Holdings will succeed to the Plan as in effect immediately prior to the effective time, and shares of Holdings common stock will be issued under the Plan on and after the effective time. Holdings will file a post-effective amendment to Niagara Mohawk's registration statement on Form S-3 for the Plan shortly after the effective time of the exchange.

AMENDMENT OR TERMINATION OF THE EXCHANGE AGREEMENT

    The Boards of Directors of Niagara Mohawk and Holdings may amend any of the terms of the Exchange Agreement at any time before or after its adoption by the holders of Niagara Mohawk Common Stock and prior to the effective time, but no such amendment may, in the sole judgment of the Board of Directors of Niagara Mohawk, materially and adversely affect the rights of Niagara Mohawk's shareholders.

    The Exchange Agreement may be terminated and the share exchange abandoned at any time before or after the shareholders of Niagara Mohawk adopt the Exchange Agreement, and prior to the effective time, if the Board of Directors of Niagara Mohawk determines, in its sole judgment that consummation of the exchange would, for any reason, be inadvisable or not be in the best interests of Niagara Mohawk or its shareholders.

LISTING OF HOLDINGS COMMON STOCK

    Holdings is applying to have its common stock listed on the New York Stock Exchange. It is expected that such listing will become effective at the effective time of the share exchange. The stock exchange ticker symbol of Holdings common stock will be "NMK", and quotations will be carried in newspapers as they have been for Niagara Mohawk Common Stock. Following the share exchange, Niagara Mohawk Common Stock will no longer trade and will be delisted and no longer registered pursuant to Section 12 of the Securities Exchange Act of 1934.

NIAGARA MOHAWK COMMON STOCK MARKET PRICES AND DIVIDENDS

    Niagara Mohawk Common Stock is listed and principally traded on the New York Stock Exchange. The table below sets forth the high and low sales prices of Niagara Mohawk Common Stock for the fiscal periods indicated as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions. No dividends were paid on the Common Stock during such period.


                                                 PRICE RANGE
                                           ----------------------

                                            HIGH            LOW
                                           -------         -------
                                             ($)             ($)
Calendar 1996
     First Quarter........................  10 1/8          6 1/2
     Second Quarter.......................   8 5/8          6 1/2
     Third Quarter........................   8 7/8          6 3/4
     Fourth Quarter.......................  10              7 5/8
Calendar 1997
     First Quarter........................  11 1/8          8 1/8
     Second Quarter.......................   9              7 7/8
     Third Quarter........................  10 1/16         8 1/4
     Fourth Quarter.......................  10 9/16         9 1/16
Calendar 1998
     First Quarter........................  13 9/16         10 1/8
     Second Quarter (through May 28, 1998)  13              11


    The closing price of Niagara Mohawk Common Stock on May 28, 1998 was reported to have been $12 3/16.

DIVIDEND POLICY

    Holdings does not now, nor will it immediately after the share exchange, conduct directly any business operations from which it will derive any revenues. Holdings plans to obtain funds for its own operations from dividends paid to Holdings on the stock of its subsidiaries, and from sales of securities or debt incurred by Holdings. Dividends on Holdings common stock will initially depend upon the earnings, financial condition and capital requirements of Niagara Mohawk, and the dividends paid by Niagara Mohawk to Holdings. In the future, dividends from Holdings' subsidiaries other than Niagara Mohawk may also be a source of funds for dividend payments by Holdings. Payment of dividends on Niagara Mohawk Common Stock will continue to be subject to the prior rights of holders of Niagara Mohawk preferred stock. Niagara Mohawk suspended the common stock dividend in 1996 to help stabilize its financial condition. In making future dividend decisions with respect to Niagara Mohawk or Holdings, the applicable board would evaluate, along with standard business considerations, the entity's financial condition, contractual restrictions and regulatory restrictions, competitive pressure on prices, available cash flow and retained earnings and other strategic considerations.

    In addition, as set forth above under "Certain Considerations" the PowerChoice Agreement contains restrictions on the dividends Niagara Mohawk can pay Holdings. See "Certain Considerations--Dividends on Holdings Common Stock Will Initially Depend on Common Stock Dividends Paid by Niagara Mohawk".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Niagara Mohawk and Holdings have received advice from Bryan Cave LLP, their special tax counsel, that the principal federal income tax consequences of the share exchange are as summarized below.

    Tax Implications to Niagara Mohawk Shareholders. Under section 351 of the Code, no gain or loss will be recognized by a holder of Niagara Mohawk Common Stock as a result of the exchange of such holder's Niagara Mohawk Common Stock solely for Holdings common stock. The tax basis of the Holdings common stock received in the share exchange will be the same as the exchanging shareholder's basis in the

Niagara Mohawk Common Stock surrendered. The holding period of the Holdings common stock received by each exchanging shareholder will include the holding period during which such shareholder held the Niagara Mohawk Common Stock surrendered, provided that such stock was held as a capital asset on the date of the share exchange. No federal income tax consequences will result from the share exchange to holders of Niagara Mohawk preferred stock in respect of such stock.

    Tax Implications to Niagara Mohawk and Holdings. No gain or loss will be recognized by Niagara Mohawk or Holdings as a result of the share exchange. The basis of the Niagara Mohawk Common Stock received by Holdings will be the same as the aggregate tax basis that the holders of Niagara Mohawk Common Stock had in such stock immediately prior to the share exchange. Holdings' holding period in the Niagara Mohawk Common Stock received in the share exchange will include the period during which such stock was held by the holders of Niagara Mohawk Common Stock.

    Continuation of Affiliated Group. Consummation of the share exchange will not result in a termination of the existence of the affiliated group of corporations of which Niagara Mohawk has been the common parent. Niagara Mohawk will be included in such affiliated group of corporations of which Holdings will become the new common parent.

    Reporting Requirements. Pursuant to applicable Treasury regulations, shareholders of Niagara Mohawk Common Stock will be required to attach to their federal income tax returns a complete statement of all facts pertinent to the share exchange, including the shareholder's basis in the shares of Niagara Mohawk Common Stock transferred TO Holdings and the type, number and value of shares of Holdings common Stock received in the share exchange. In addition, such shareholders will be required to keep permanent records of any information relating to the share exchange that is required to be filed with their income tax returns.

    The Bryan Cave opinion is based on certain factual representations received from Niagara Mohawk and Holdings, and upon the firm's review and analysis of relevant and currently applicable Code provisions, Treasury regulations, other administrative pronouncements and judicial decisions. Such opinion is not binding upon either the Internal Revenue Service or the courts. Authorities relied upon in the Bryan Cave opinion could be repealed, revoked or modified, possibly with retroactive effect, so as to result in federal income tax consequences different from those indicated.

    THE FOREGOING FEDERAL INCOME TAX DISCUSSION IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY. IT DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE SHARE EXCHANGE, INCLUDING TAX CONSEQUENCES WHICH MAY VARY DEPENDENT ON THE PARTICULAR CIRCUMSTANCES OR SPECIAL TAX STATUS OF CERTAIN NIAGARA MOHAWK SHAREHOLDERS. NOR DOES IT, OR THE BRYAN CAVE OPINION, ADDRESS THE CONSEQUENCES OR EFFECT OF ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX LAWS, OR ANY ESTATE, INHERITANCE OR GIFT TAX LAWS. EACH HOLDER OF NIAGARA MOHAWK COMMON STOCK IS STRONGLY URGED TO CONSULT WITH SUCH HOLDER'S OWN TAX ADVISOR REGARDING FEDERAL OR OTHER POSSIBLE TAX CONSEQUENCES ARISING OUT OF THAT HOLDER'S PARTICIPATION IN THE SHARE EXCHANGE.


NIAGARA MOHAWK EMPLOYEE PLANS

    The Exchange Agreement provides that Niagara Mohawk's Employee Savings fund Plans for Represented and Non-Represented Employees, Dividend Reinvestment and Common Stock Purchase Plan and 1992 Stock Option Plan (together, the "Niagara Mohawk Stock Plans"), along with other employee benefit plans maintained by Niagara Mohawk (collectively with the Niagara Mohawk Stock Plans, the "Niagara Mohawk Employee Plans"), such as the pension plans, health plans and disability plans, will be amended to provide for Holdings taking over responsibility for such Plans upon consummation of the share exchange. The Niagara Mohawk 1992 Stock Option Plan (the "Option Plan") was previously approved by Niagara Mohawk shareholders.

    Stock Based Plans

    If the share exchange is consummated, shares of Niagara Mohawk Common Stock then held under the Niagara Mohawk Stock Plans will automatically become a like number of shares of Holdings common stock.

    Upon consummation of the share exchange, all outstanding stock options under Niagara Mohawk's Option Plan will be converted into options to acquire, on the same terms and conditions as were applicable under such stock options immediately prior to the share exchange, such number of shares of Holdings common stock as the holders of such options would have been entitled to receive pursuant to the share exchange had such holders exercised such stock options in full immediately prior to the share exchange, at a price per share of Holdings common stock equal to the per share option price of Niagara Mohawk Common Stock. Also, a vote in favor of the share exchange will also constitute approval, under the Option Plan, as then amended, for shares of Holdings common stock, instead of Niagara Mohawk Common Stock, to be issued and delivered in the future under such Plan. Holdings may issue future options on its common stock under such Plan. In addition, performance shares granted and to be granted under such Plan will be treated in a comparable manner. Holdings will file post-effective amendments to Niagara Mohawk's registration statements on Form S-8 for the amended Niagara Mohawk Stock Plans shortly after the effective time of the share exchange.

    Non-Stock Based Plans

    Upon consummation of the share exchange, Holdings will take over responsibility for all of Niagara Mohawk's retirement and other employee benefit plans, such as the pension plans, health plans and disability plans. Benefits provided for in these non-stock based plans will not be changed as a result of the holding company restructuring and share exchange.

TREATMENT OF NIAGARA MOHAWK PREFERRED STOCK

    Shares of Niagara Mohawk preferred stock will not be exchanged in the share exchange but will continue as shares of preferred stock of Niagara Mohawk. Therefore, holders of Niagara Mohawk preferred stock will not become holders of Holdings preferred or common stock as a result of the share exchange. Except as discussed under this caption, the share exchange and the holding company structure will not change the rights of holders of the outstanding shares of Niagara Mohawk preferred stock. Niagara Mohawk preferred stock will continue to rank senior to Niagara Mohawk Common Stock as to dividends and as to the distribution of Niagara Mohawk's assets upon any liquidation.

    The restructuring is not expected to affect adversely the holders of Niagara Mohawk preferred stock. Dividends on Niagara Mohawk preferred stock will continue to be paid as before, depending upon the earnings, financial condition and other relevant factors affecting Niagara Mohawk. However, the assets or earnings of Holdings' subsidiaries other than Niagara Mohawk will not be available to pay dividends on Niagara Mohawk preferred stock or to make distributions with respect to such preferred stock in the event of a liquidation if the share exchange is consummated. See "--Transfer of Niagara Mohawk's Non-Utility Subsidiaries to Holdings" above. Appraisal rights under the New York Business Corporation Law are not available to holders of Niagara Mohawk preferred stock inasmuch as that preferred stock is not being exchanged for Holdings stock and will continue as Niagara Mohawk preferred stock after the holding company restructuring.

    After the share exchange, Niagara Mohawk will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

    The Board of Directors considered the effects on the holders of the Niagara Mohawk Common Stock and the holders of Niagara Mohawk preferred stock in determining that the share exchange should only involve the Niagara Mohawk Common Stock. The Board's decision to exchange Niagara Mohawk

Common Stock for Holdings common stock was primarily based on the Board's desire to confer the expected benefits of the share exchange on those investors who are best placed to enjoy such benefits, namely the holders of Niagara Mohawk Common Stock. Even if the Niagara Mohawk preferred stock were to be exchanged for preferred stock of Holdings, investors in such preferred stock would continue to receive fixed dividend payments in respect of their investment. The expected benefits of the share exchange include those discussed above, such as increased flexibility in operating Holdings' unregulated businesses and enhanced ability to take advantage of the new business opportunities in a timely manner. The Board's decision not to exchange Niagara Mohawk preferred stock, in the share exchange was primarily based on the Board's desire not to alter, or potentially alter, the nature of the investment decision represented by the Niagara Mohawk preferred stock (namely, a direct investment in a regulated utility) and the priority position of the holders of Niagara Mohawk preferred stock with respect to dividends and assets on liquidation. As to holders of Niagara Mohawk preferred stock, the benefits of continuing as investors in Niagara Mohawk's regulated utility business outweigh any loss of access to the return on future investments made by the unregulated businesses of Holdings. In that regard, investors in priority position securities, such as the holders of Niagara Mohawk preferred stock, benefit to the extent that such securities have been issued by the corporate entity that holds directly and/or has unrestricted access to the principal assets of the enterprise. As discussed above under the caption "Certain Considerations", the funds required to pay dividends on Holdings common stock for a period of time following the share exchange are expected to be derived predominately from dividends paid by Niagara Mohawk. If the Niagara Mohawk preferred stock also were to be exchanged pursuant to the share exchange and become preferred stock of Holdings, the funds required to pay dividends on that preferred stock would also be derived predominately from dividends paid by Niagara Mohawk. Although it has no present intention to do so, it is expected that Niagara Mohawk may need to issue preferred stock in the future to meet its capital requirements. The preferred stock that would be issued by Niagara Mohawk would have preference over the Common Stock as to the payment of dividends and, therefore, would reduce the amount of funds available to Niagara Mohawk for the payment of dividends to Holdings. As a result, the conversion of the Niagara Mohawk preferred stock to Holdings preferred stock would result in the dividend payments and distributions upon liquidation with respect to those shares being subordinated to the dividend and distribution rights of any newly created preferred stock of Niagara Mohawk.

TREATMENT OF NIAGARA MOHAWK DEBT, ASSETS AND LIABILITIES, AND BUSINESS

    The current indebtedness of Niagara Mohawk will continue to be obligations of Niagara Mohawk and will be neither assumed nor guaranteed by Holdings in connection with the share exchange. Niagara Mohawk's first mortgage bonds will continue to be secured by first mortgage liens on all of the properties of Niagara Mohawk that are currently subject to such liens. Such indebtedness will be neither assumed nor guaranteed by Holdings in connection with the share exchange. The decision to have the indebtedness of Niagara Mohawk continue as obligations of Niagara Mohawk is based upon a desire not to alter, or potentially alter, the nature of the investment represented by such fixed income obligations, namely a direct investment in a regulated utility.

    The consolidated assets and liabilities of Niagara Mohawk and its subsidiaries immediately before the Effective Time will be the same as the consolidated assets and liabilities of Holdings and its subsidiaries immediately after the Effective Time. All the business and operations conducted immediately before the Effective Time by Niagara Mohawk and its subsidiaries will continue to be conducted immediately after the Effective Time by Niagara Mohawk and such subsidiaries as subsidiaries of Holdings.

HOLDINGS CAPITAL STOCK

    Holdings' certificate of incorporation and by-laws will govern certain rights of Holdings' shareholders after the share exchange as discussed under this caption and under "--Comparative Shareholders' Rights" below.

    The following statements with respect to Holdings common stock are based on certain provisions of Holdings' certificate of incorporation and by-laws and on New York law. Holdings' certificate of incorporation is attached as Exhibit B hereto and is incorporated herein by reference and Holdings' by-laws are attached as Exhibit C hereto and are incorporated herein by reference.

    Holdings is authorized to issue 300,000,000 shares of common stock and 50,000,000 shares of preferred stock. Holdings preferred stock may be issued from time to time in series as Holdings' Board of Directors may determine, and the respective dividend rates, redemption terms (if any), amounts payable on liquidation, voting rights (if any), number of votes per share, conversion rights (if any), and other terms will be fixed by Holdings' Board of Directors with respect to any such series prior to issuance.

    When issued in the share exchange, shares of Holdings common stock will be fully paid and nonassessable. Holders of Holdings common stock and preferred stock are not entitled to preemptive rights.

    Dividends

    Subject to prior rights of Holdings preferred stock (if any should become outstanding), Holdings common stock is entitled to such dividends as may be declared by Holdings' Board of Directors, and Holdings may purchase or otherwise acquire outstanding shares of common stock, out of funds legally available therefor.

    As noted above, the PowerChoice Agreement and the terms of Niagara Mohawk's debt imposes certain limitations on the dividends that Niagara Mohawk may pay to Holdings after the share exchange. At least initially after the exchange, dividends on Holdings common stock will depend on dividends paid by Niagara Mohawk on its Common Stock owned by Holdings.

    Liquidation Rights

    Upon liquidation of Holdings, any net assets remaining after payment to the holders (if any) of Holdings preferred stock of the full amounts to which they are entitled to receive are distributable pro rata to the holders of Holdings common stock.

    Voting Rights

    Holders of Holdings common stock are entitled to one vote per share. There are no cumulative voting rights. Holdings' Board of Directors is divided into three classes, with directors elected generally to serve for terms of three years.

    Transfer Agent and Registrar

    The transfer agent and registrar for Holdings common stock will be The Bank of New York of New York, NY.

    Indemnification and Limitation of Liability

    As do the Niagara Mohawk By-Laws, the Holdings by-laws will provide that Holdings shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of Holdings, or serves at the request of Holdings with any other enterprise as a director, officer or employee; expenses incurred by any such person in defending any such action, suit or proceeding will be paid or reimbursed by Holdings promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Holdings. No amendment of this by-law provision will impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

    As does Niagara Mohawk's Certificate of Incorporation, Holdings' certificate of incorporation provides that a director shall not be personally liable to Holdings or its shareholders for damages for any breach of duty in such capacity, except to the extent that such exemption is not permitted under the BCL (presently, such exemption is not permitted for acts or omissions in bad faith or involving intentional misconduct or a knowing violation of law, or if the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled or if such act violated Section 719 of the BCL). Any amendment, modification or repeal of such liability limitation provision may not apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

    Possible Effect of Certain Holdings Provisions and the BCL

    It is not the intention of the Board of Directors to discourage legitimate offers to enhance shareholder value. However, certain provisions of Holdings' certificate of incorporation and by-laws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire the business of Holdings. These provisions, all of which are already contained in Niagara Mohawk's Certificate of Incorporation or By-Laws or otherwise apply to Niagara Mohawk, might discourage a potentially interested purchaser from attempting a unilateral takeover bid for Holdings on terms which some shareholders might favor. If they discourage potential takeover bids, these provisions might limit the opportunity for Holdings' shareholders to sell their shares at a premium over then prevailing market prices.

    Non-Cumulative Voting. Neither Niagara Mohawk nor Holdings provides for cumulative voting in the election of directors. The procedure known as cumulative voting permits shareholders to multiply the number of votes to which they may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which their shares are a part and to cast their whole number of votes for one candidate or to distribute them among any two or more candidates.

    Under cumulative voting, it is possible for representation on the Board of Directors to be obtained by an individual or group of individuals who own less than a majority of the voting stock. Such a shareholder or group may have interests and goals which are not consistent with, and indeed might be in conflict with, those of a majority of the shareholders. The Board of Directors believes that each director should represent all shareholders, rather than the interests of any special constituency, and that the presence on Holdings' Board of one or more directors representing such a constituency could disrupt and impair the efficient management of Holdings. The lack of cumulative voting could discourage the accumulation of blocks of Holdings common stock and therefore could tend to make temporary increases in the market price of Holdings common stock, which could result therefrom, less likely to occur. Therefore, in these limited instances, shareholders may not be able to sell their shares of Holdings common stock at a market price temporarily influenced by this type of activity.

    Advance Notice of Business to be Brought Before Shareholder Meetings. As under Niagara Mohawk's By-Laws, under Holdings' by-laws shareholders must provide Holdings prior written notice of any business to be brought before an annual or special meeting (including the nomination of directors) in order for it to be considered. With respect to any annual meeting, such by-laws require the written notice to be received by the Secretary of Holdings no earlier than 90 days nor later than 60 days prior to the date of the annual meeting, except that if the date of the annual meeting is first publicly announced less than 70 days prior to the date of the meeting, such by-laws require the written notice to be received by the Secretary of Holdings not more than 10 days after such public announcement. These by-law provisions provide a more orderly procedure for conducting shareholder meetings and provide the Board of Directors with a meaningful opportunity prior to shareholder meetings to inform shareholders, to the extent deemed necessary or desirable by the Board of Directors, of any business proposed to be conducted at such meetings, together with any recommendation of the Board of Directors. Also, by requiring advance notice of nominations by shareholders, these by-law provisions afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, to inform shareholders about such qualifications.

    On the other hand, these by-law provisions may provide sufficient time for Holdings to institute litigation or take other steps to respond to such business, or to prevent such business from being acted upon, if such response or prevention is thought to be necessary or desirable. With respect to the election of directors, these by-law provisions may tend to inhibit shareholders who do not have any intention of controlling Holdings or its Board of Directors from participating in the nomination process; such provisions may also provide sufficient time for Holdings to institute litigation or take other steps to prevent the nominee from being elected or serving if such prevention is thought to be necessary or desirable.

    "Blank-Check" Preferred Stock. Holdings' certificate of incorporation will authorize the issuance of 50,000,000 shares of Holdings preferred stock. In addition, after giving effect to the share exchange, approximately 113 million shares of Holdings common stock will be authorized but unissued and not reserved for issuance. An effect of the existence of unissued Holdings common stock and preferred stock may be to enable the Holdings Board of Directors to render more difficult or discourage a transaction to obtain control of Holdings. Such shares might be issued by the Board of Directors without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction, as by diluting voting or other rights of the proposed acquiror. In this regard, Holdings' certificate of incorporation (as does Niagara Mohawk's) will grant the Board of Directors broad power to establish the rights and preferences of the authorized and unissued preferred stock, one or more classes or series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert such stock into shares of Holdings common stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change of control, or to exercise other rights designed to impede a takeover.

    Section 912 of the New York Business Corporation Law. Section 912 of the BCL would prohibit a "business combination" (as defined in Section 912, generally including mergers, sales and leases of assets, issuances of securities and similar transactions) by Holdings or a subsidiary with an "interested shareholder" (as defined in Section 912, generally the beneficial owner of 20 percent or more of Holdings' voting stock) within five years after the person or entity becomes an interested shareholder, unless (i) prior to the person or entity becoming an interested shareholder, the business combination or the transaction pursuant to which such person or entity became an interested shareholder shall have been approved by Holdings' Board of Directors, or (ii) the business combination is approved by the holders of a majority of the outstanding voting stock of Holdings, excluding shares held by the interested shareholder, at a meeting called for such purpose not earlier than five years after such interested shareholder's stock acquisition date, or pursuant to a stringent "fair price" formula.

    Section 70 of the New York Public Service Law. Under Section 70 of the Public Service Law, unless authorized by the PSC, no gas corporation or electric corporation may directly or indirectly acquire the stock or bonds of any other corporation incorporated for, or engaged in, the same or a similar business, or proposing to operate or operating under a franchise from New York State or any other state or any other municipality. In general, no stock corporation other than a gas corporation or electric corporation or street railroad corporation may purchase or acquire, take or hold, more than ten percent (10%) of the voting capital stock of any gas corporation or electric corporation organized or existing under or by virtue of the laws of New York unless with the consent of, and subject to the terms and conditions set by, the PSC. No consent may be given by the PSC to any such acquisition unless it has been shown that such acquisition is in the public interest. Any contract, assignment, transfer or agreement for transfer of any stock in violation of Section 70 will be void and of no effect, and no such transfer or assignment may be made upon the books of any such gas corporation or electric corporation, or will be recognized as effective for any purpose. An

"electric corporation" is defined to generally include any corporation, company, partnership and person owning, operating or managing any electric plant for use by others than itself and its tenants, or except where electricity is generated solely from co-generation, small buyers or alternative energy production facilities or distributed from such facilities to users located near such a facility.

    Other Provisions. Some other provisions of Holdings' certificate of incorporation and by-laws may also tend to discourage potential offers to take over and acquire the business of Holdings. Holdings' Board of Directors will be divided into three classes, with directors in each class generally being elected to serve a three-year term. Also, special shareholder meetings may be called only by the Chairman of the Board of Directors or by the Board pursuant to a resolution adopted by a majority of the entire Board. Holdings' certificate of incorporation also provides that directors may not be removed without cause by the shareholders, except in the case of a director elected by the holders of any class or series of stock (other than Holdings common stock), voting as a class or series, when so entitled by the applicable provisions of Holdings' certificate of incorporation. Finally, certain provisions (relating to, for example, limitation on director liabilities, the ability to call special meetings of shareholders, presiding at meetings of shareholders, classified Board of Directors, election and removal of directors, advance notice requirements for shareholder proposals and nomination of directors at shareholder meetings, and indemnification) may only be amended by the affirmative vote of not less than two-thirds of the shares entitled to vote at a shareholder meeting or, with respect to By-Law amendments affecting such provisions, two-thirds of the entire Board. Niagara Mohawk's Certificate of Incorporation and By-Laws presently contain a number of these provisions.

COMPARATIVE SHAREHOLDERS' RIGHTS

    Niagara Mohawk and Holdings are both New York corporations. When the share exchange becomes effective, holders of Niagara Mohawk Common Stock will become holders of Holdings common stock, and their rights will be governed by Holdings' certificate of incorporation and by-laws instead of those of Niagara Mohawk.

    Certain differences between the rights of holders of Holdings common stock and those of holders of Niagara Mohawk Common Stock are summarized below. Such summary is qualified in its entirety by reference to the information included in the exhibits hereto, in exhibits to the Registration Statement of which this Prospectus/Proxy Statement is a part, and in materials incorporated herein by reference.

    Voting Requirements for Significant Transactions. As a result of a recent change in the BCL, the necessary vote for significant transactions involving Holdings, such as mergers, consolidations, share exchanges and dissolution, will be a majority vote, rather than the two-thirds vote applicable to Niagara Mohawk. The Board of Directors believes this lower vote requirement will facilitate any transactions deemed to be in the best interests of Holdings and its shareholders.

    Purpose Clause. The corporate purposes for which Niagara Mohawk may engage in business are generally those related to rendering electric or gas service and related activities. Holdings is authorized to engage in any and all lawful acts and activities.

    Authorized Shares. Authorized Holdings and Niagara Mohawk Common Stock is 300,000,000 and 185,000,000, subject to increase to 250,000,000 shares if
Proposal 3 is adopted, shares, respectively. As of the record date for the Annual Meeting, there were 144,419,351 shares of Niagara Mohawk Common Stock issued and outstanding. Up to approximately 187 million shares of Holdings common stock may be issued in the share exchange. The additional authorized but unissued shares of Holdings common stock will be available for issuance under the Dividend Reinvestment and Stock Purchase Plan and the Option Plan, as well as possibly for stock splits, stock dividends, equity financings, and for other general corporate purposes (including, possibly, acquisitions) (none of which is under current consideration).

    In addition, as of the record date, there were 3,400,000 shares of Cumulative Preferred Stock, par value $100 per share, of which 2,322,000 shares were issued and outstanding, and 19,600,000 shares of

Cumulative Preferred Stock, par value $25 per share, of which 11,681,204 shares were issued and outstanding. There will be 50,000,000 authorized shares of Holdings preferred stock, all of which are unissued.

    Preferred Stock. The respective Boards of Directors of Holdings and Niagara Mohawk are authorized to issue preferred stock in series.

    The voting rights and certain preferences of the Niagara Mohawk preferred stock are determined in Niagara Mohawk's certificate of incorporation. Niagara Mohawk preferred stock is generally not entitled to vote but only has limited voting rights as required by law and as set out in the Niagara Mohawk's certificate of incorporation, which rights generally arise only in the event of certain arrearages in payment of dividends and certain corporate transactions affecting Niagara Mohawk preferred stock. Niagara Mohawk preferred stock is subject to redemption and sinking fund provisions. After the share exchange, outstanding Niagara Mohawk preferred stock will continue as equity securities of Niagara Mohawk with the same preferences, designations, relative rights, privileges and powers, and subject to the same restrictions, limitations and qualifications, as were applicable to outstanding Niagara Mohawk preferred stock prior to the share exchange.

    Holdings' certificate of incorporation will not establish voting rights, preferences or other rights with respect to Holdings preferred stock. Holdings' Board of Directors is given full authority to establish and designate each particular series of preferred stock and to fix the rights, preferences and limitations of each particular series, and the relative rights, preferences and limitations between series, as follows: (i) the serial designation; (ii) the number of shares in such series; (iii) the dividend rate or rates and the date or dates upon which such dividends shall be payable; (iv) whether dividends on such series will be cumulative, and, if so, from which date or dates; (v) liquidation preferences; (vi) redemption terms, if any; (vii) provisions relating to sinking or other similar funds; (viii) provisions relating to the conversion or exchange of shares of such series into shares of any class of stock (except that conversion or exchange may not be made into shares having superior dividend or liquidation preferences); (ix) the voting rights, if any, in addition to those required by law and the number of votes per share; and (x) any other relative rights, preferences or limitations of such series not inconsistent with the Holdings' certificate of incorporation or with applicable law.

    Management believes that the ability to issue Holdings preferred stock will provide important flexibility to Holdings.

    Par Value. The par value of Holdings preferred stock differs from those of Niagara Mohawk preferred stocks. A designated par value is not required under the BCL and in modern corporate practice par value does not serve any useful purpose. It is anticipated that the difference in par values will not affect the market value of Holdings preferred stock.

    The par value per share of Holdings common stock, $0.01, was reduced from the $1.00 par value per share of Niagara Mohawk Common Stock to save on filing fees in New York.

    Classified Board. As is the case with Niagara Mohawk, Holdings' certificate of incorporation and bylaws will provide (i) for the Board to determine the number of directors; and (ii) for the division of the Board into three classes with directors in each class generally being elected for a three-year term. See "--Management" below.

    Other Provisions. Holdings' certificate of incorporation will provide that directors may not be removed without cause by the shareholders, except in the case of a director elected by the holders of any class or series of stock (other than Holdings common stock), voting as a class or series, when so entitled by the applicable provisions of Holdings' restated certificate of incorporation. Also, certain provisions (relating to, for example, preferred stock, limitation on director liabilities, the ability to call special meetings of shareholders, classified Board of Directors, election and removal of directors, advance notice requirements for shareholder proposals and nomination of directors at shareholder meetings) may only be amended by the affirmative vote of not less than two-thirds of the shares then entitled to vote at shareholder meetings. Other provisions of Holdings' certificate of incorporation or by-laws may be amended, repealed or adopted by a vote of the shareholders of Holdings at the time entitled to vote at any shareholder meeting or, in the case of the Holdings by-laws, by the Board of Directors of Holdings.

    See also "--Holdings Capital Stock".

BUSINESS

    Niagara Mohawk is engaged in the generation, purchase, transmission, distribution and sale of electricity and the purchase, distribution, sale and transportation of natural gas in New York State. Niagara Mohawk provides electric service to its customers in areas of central, northern and western New York having a total population of approximately 3.5 million, including the cities of Buffalo, Syracuse, Albany, Utica, Schenectady, Niagara Falls, Watertown and Troy. Niagara Mohawk sells, distributes and transports natural gas in areas of central, northern and eastern New York contained within its electric service territory having a total population of approximately 1.7 million. Niagara Mohawk owns or has a significant ownership interest in seven principal fossil and nuclear electric generating facilities providing it with a total capacity of approximately 5,299 megawatts of electricity.

    Niagara Mohawk's principal non-utility subsidiaries participate in real estate development of property formerly owned by Niagara Mohawk and energy-related services. In addition, Niagara Mohawk holds a single-purpose subsidiary established to facilitate the sale of an undivided interest in a designated pool of customer receivables. Certain of these subsidiaries will be transferred to and therefor become separate subsidiaries of Holdings after the share exchange.

    After the share exchange occurs, Holdings will have no material assets other than its ownership of stock of its subsidiaries, which initially will consist of all of Niagara Mohawk's outstanding common stock and thereafter the common stock of certain Niagara Mohawk's existing non-utility subsidiaries. See "--Transfer of Niagara Mohawk's Non-Utility Subsidiaries to Holdings". It is expected that, in the future, Holdings will expand into some other businesses and ventures.

REGULATION OF HOLDINGS AND NIAGARA MOHAWK

    Regulation of Holdings.

    Holdings must comply with the PowerChoice Agreement. As discussed and referred to above under "--The PowerChoice Agreement", there are restrictions on transactions between Niagara Mohawk and Holdings and other Holdings subsidiaries, restrictions on loans, guarantees or pledges for the benefit of Holdings and other Holdings subsidiaries, and restrictions on Board and managerial interlocks between Niagara Mohawk and Holdings and other Holdings subsidiaries.

    As a result of the share exchange, Holdings will become a "public utility holding company" under the Holding Company Act. Though Niagara Mohawk expects to sell or liquidate its majority interests in two of its generation subsidiaries, Beebee Island Corporation and Moreau Manufacturing Corporation, Holdings will retain an indirect 50% interest in CNP which does not contribute a material part of its income.

    In 1994 the SEC issued a release soliciting the views of interested parties on a study being conducted by its staff to develop recommendations regarding certain Congressional concerns and the needs of those affected by regulation under the Holding Company Act. In June 1995 the staff completed its study and issued a report which concluded that significant changes were needed in the current regulatory scheme. The SEC staff report viewed the Holding Company Act as unnecessarily restrictive in many regards which could prevent companies from responding effectively to changes now occurring in the utility industry. Among the staff report's recommendations were three legislative options for the SEC to offer to Congress--repeal of the Holding Company Act with legislation to continue federal protection of consumers, unconditional repeal of the Holding Company Act, or a broadening of the SEC's authority to exempt holding companies where state regulation was adequate. Pending legislative action, the staff report recommended that the SEC act administratively to modernize and simplify holding company regulation, reduce delays in current administration, and minimize regulatory overlap, including rulemaking proposals and significant changes in the SEC's past interpretations under the Act. One of these proposals was a rule to exempt most energy-related diversification within investment limitations. Niagara Mohawk cannot predict whether Congress will take any action to significantly modify or repeal the Holding Company Act, or whether the SEC will take action to revise or modify significantly its Holding Company Act rules, decisions and interpretations.

    Regulation of Niagara Mohawk. Niagara Mohawk will continue to be subject to regulation by the PSC after the share exchange. Niagara Mohawk's utility retail sales, which include sales of gas, transportation and balancing services, will continue to be made primarily under rate schedules and tariffs filed with and subject to the jurisdiction of the PSC. See "--The PowerChoice Agreement" below. In addition, Niagara Mohawk will continue to be subject to regulation by the PSC, as it has been in the past, regarding issuances of securities, capital ratio maintenance, and the maintenance of its books and records.

    Niagara Mohawk also will continue to be subject to regulation by the FERC and the NRC. FERC will continue to regulate the terms and conditions of Niagara Mohawk's transmission of electricity, along with transmission interconnections and ancillary services, as well as the terms and conditions of its sales of electric energy for resale. FERC will also continue to regulate Niagara Mohawk's disposition of any capacity on interstate gas pipelines to which it has rights under firm contracts. The NRC will continue to review and regulate Niagara Mohawk's operation of the two Nine Mile Point nuclear units.

THE POWERCHOICE AGREEMENT

    Prohibitions of Affiliate Loans, Guarantees and Pledges. Under the PowerChoice Agreement, Niagara Mohawk is prohibited from making loans to, or providing guarantees or other credit support for the obligations of, Holdings or any other subsidiary of Holdings. Likewise, Niagara Mohawk may not pledge its assets for the obligations of any other entity, including Holdings or any other subsidiary of Holdings.

    Prohibitions of Affiliate Transactions and Other Restrictions. The PowerChoice Agreement generally prohibits any transaction between Niagara Mohawk and Holdings or any other subsidiary of Holdings, except for the provision of certain corporate administrative services, certain "grandfathered" transactions as listed therein, transactions permitted as a matter of generic policy by the PSC, and tariffed transactions. In addition, Holdings and its subsidiaries are required by the PowerChoice Agreement to operate as separate entities, and the PowerChoice Agreement prescribes capital ratio maintenance requirements for Niagara Mohawk. Finally, the PowerChoice Agreement sets out guidelines for the allocation of costs among Holdings, Niagara Mohawk and the other subsidiaries of Holdings.

    Restrictions on Board and Management Interlocks. In order to address concerns regarding the possible diversion of the attention of Niagara Mohawk's management away from the utility business, as well as to avoid potential conflicts of interest with the management of Holdings, the PowerChoice Agreement contains restrictions regarding the composition of the Boards and managements of Niagara Mohawk and Holdings and other subsidiaries of Holdings. See "--Management--Restrictions on Board and Management Interlocks between Holdings and Niagara Mohawk".

    The PowerChoice Agreement will continue to govern Niagara Mohawk's utility rates and charges even if common shareholders do not approve the holding company proposal and adopt the Exchange Agreement at Niagara Mohawk's Annual Meeting. In that event, Niagara Mohawk will not be able to realize the benefits it expects from a holding company structure, which it believes is necessary in the future deregulated competitive environment of the energy industry.

STATUTORY APPRAISAL RIGHTS

    Holders of shares of Niagara Mohawk Common Stock are not entitled to appraisal rights under the BCL as a result of the exchange.

                                  B. MANAGEMENT


DIRECTORS AND OFFICERS OF HOLDINGS

    Holdings' certificate of incorporation and by-laws divides Holdings' Board of Directors into three classes, which will become effective prior to the share exchange, with directors in each class generally being elected for a three-year term. Holdings' by-laws will permit the Board of Directors to fix from time to time the number of directors, and the Board has fixed its initial size at 3, to be increased to 14, effective as of the effective time of the share exchange. A vote in favor of the share exchange will also constitute ratification of the make-up of Holdings' Board of Directors.

    Presently William E. Davis, Albert J. Budney, Jr. and William F. Edwards are the directors of Holdings. Immediately prior to the effective time of the share exchange, Mr. Edwards will resign and Niagara Mohawk, as such sole shareholder, will elect all of the then current Niagara Mohawk directors to the Board of Holdings in the same classes as they presently serve. As of the effective time of the share exchange, Mr. Budney will resign from the Board of Niagara Mohawk, Mr. Davis will serve on the Boards of Directors of both Holdings and Niagara Mohawk and the remaining Niagara Mohawk directors will be Darlene D. Kerr and John H. Mueller. After completion of the share exchange, Holdings' Board vacancies may be filled by action of Holdings' Board of Directors. Holdings also contemplates amending the certificate of incorporation and by-laws of Niagara Mohawk following the share exchange to reflect more appropriate provisions for a subsidiary.

    The following individuals are officers of Holdings:

     William E. Davis                   Chairman and Chief Executive Officer

     Albert J. Budney, Jr.              President

     William F Edwards                  Chief Financial Officer

     Kapua A. Rice                      Secretary

    In addition, prior to the share exchange, Gary J. Lavine will become Chief Legal Officer and Steven W. Tasker will become Chief Accounting Officer.

    For further information concerning persons to become directors or officers of Holdings, see "Proposal 1: Nomination and Election of Directors--Nominees for Class I Directors", "--Continuing Class II Directors", "--Continuing Class III Directors" and "--Security Ownership of Directors and Executive Officers".

RESTRICTIONS ON BOARD AND MANAGEMENT INTERLOCKS BETWEEN HOLDINGS AND NIAGARA MOHAWK

    In order to address concerns regarding the possible diversion of the attention of Niagara Mohawk's management away from the utility business, as well as to avoid potential conflicts of interest with the Board and management of Holdings, the PowerChoice Agreement sets forth the following restrictions regarding the composition of the managements of Niagara Mohawk and Holdings.

    Composition of the Boards of Directors. Niagara Mohawk's Board of Directors must include at least a majority of outside directors (i.e., not an officer of either Holdings or any of its unregulated affiliates).

    Separation of Employees and Officers. Niagara Mohawk and the unregulated subsidiaries of Holdings will have separate operating employees and operating officers. Officers of Holdings may be officers of either Niagara Mohawk or an unregulated affiliate.

                              C. OTHER INFORMATION

VALIDITY OF HOLDINGS COMMON STOCK

    The validity of the shares of Holdings common stock to be issued in the share exchange will be passed upon by Sullivan & Cromwell, general counsel to Niagara Mohawk and Holdings, 125 Broad Street, New York, New York 10004.

EXPERTS

    The consolidated financial statements incorporated by reference herein have been audited by Price Waterhouse LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

COSTS

    The Board of Directors considered the financial cost to Niagara Mohawk of implementing the share exchange, including the expenses associated with obtaining required approvals, the costs of this proxy solicitation and the other expenses incurred in connection with registering the Holdings common stock with the Commission. In the Board's view, these expenses, although in some cases significant, are acceptable in light of the benefits to Niagara Mohawk of the share exchange.

                         AGREEMENT AND PLAN OF EXCHANGE

    This AGREEMENT AND PLAN OF EXCHANGE (the "Agreement"), dated as of May 14,1998, is between Niagara Mohawk Power Corporation, a New York corporation and the corporation whose shares of Common Stock, par value $1.00 per share, will be acquired pursuant to the "Exchange" provided for in this Agreement (the "Subject Corporation"), and Niagara Mohawk Holdings, Inc., a New York corporation and the corporation which will acquire the foregoing shares of Common Stock of the Subject Corporation (the "Acquiring Corporation"). The Subject Corporation and the Acquiring Corporation are hereinafter referred to, collectively, as the "Corporations".

                                   WITNESSETH:

    WHEREAS, the authorized capital of the Subject Corporation is $1,215,000,000, consisting of (a) 185,000,000 shares of Common Stock, par value $1.00 per share ("Subject Corporation Common Stock"), of which 144,419,351 shares are issued and outstanding (which number of issued and outstanding shares is subject to change prior to the Effective Time (as hereinafter defined) of the Exchange pursuant to the Dividend Reinvestment and Common Stock Purchase Plan ("DRIP") and the Employee Savings Fund Plans for Represented and Non-Represented Employees (each an "Employee Plan" and collectively the "Employee Plans") of the Subject Corporation and the issuance of Subject Corporation Common Stock pursuant to the Master Restructuring Agreement of the Subject Corporation, dated as of July 9, 1997, as amended, (b) 3,400,000 shares of Cumulative Preferred Stock, par value $100 per share ("Subject Corporation $100 Preferred Stock"), of which 2,322,000 shares are issued and outstanding, (c) 19,600,000 shares of Cumulative Preferred Stock, par value $25 per share ("Subject Corporation $25 Preferred Stock"), of which 11,681,204 shares are issued and outstanding and (d) 8,000,000 shares of Preference Stock, par value $25 per share ("Preference Stock"), no shares of which are outstanding.

    WHEREAS, the Acquiring Corporation is a wholly-owned subsidiary of the Subject Corporation with authorized capital stock consisting of 300,000,000 shares of Common Stock, par value $0.01 per share ("Acquiring Corporation Common Stock"), of which 100 shares are issued and outstanding and owned by the Subject Corporation and 50,000,000 shares of Preferred Stock, par value $0.01 per share, no shares of which are outstanding.

    WHEREAS, the Boards of Directors of the Corporations deem it desirable and in the best interests of the Corporations and the shareholders of the Subject Corporation that, at the Effective Time, (a) the Acquiring Corporation acquire and become the owner and holder of each share of Subject Corporation Common Stock issued and outstanding at the Effective Time, (b) each share of Subject Corporation Common Stock issued and outstanding immediately prior to the Effective Time be automatically exchanged for one share of Acquiring Corporation Common Stock, and (c) each holder of shares of Subject Corporation Common Stock issued and outstanding immediately prior to the Effective Time becomes the holder of a like number of shares of Acquiring Corporation Common Stock, all on the terms and conditions hereinafter set forth; and

    WHEREAS, the Boards of Directors of the Corporations have each approved and adopted this Agreement, and the Board of Directors of the Subject Corporation has recommended that the shareholders of the Subject Corporation approve and adopt the Exchange and this Agreement pursuant to Section 913 of the New York Business Corporation Law (the "BCL").

    NOW, THEREFORE, the Corporations hereby agree as follows:

                                    ARTICLE I

    The Exchange and this Agreement shall be submitted to the holders of Subject Corporation Common Stock for approval and adoption as provided by Section 913 of the BCL. The affirmative vote of the holders of at least two-thirds of the issued and outstanding Subject Corporation Common Stock shall be necessary to approve and adopt the Exchange and this Agreement.

                                   ARTICLE II

    Subject to the terms and conditions of this Agreement, the Exchange shall become effective immediately following the close of business on the date of filing with the New York Department of State (the "Department of State") of a certificate of exchange pursuant to Section 913(d) of the BCL ("Certificate"), or at such later time and date as may be stated in the Certificate (the time and date at and on which the Exchange becomes effective being referred to herein as the "Effective Time").

                                   ARTICLE III

    A. At the Effective Time:

       (1) each share of Subject Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically exchanged for one share of Acquiring Corporation Common Stock, which shares shall be fully paid and nonassessable by the Acquiring Corporation;

       (2) the Acquiring Corporation shall acquire and become the owner and holder of each issued and outstanding share of Subject Corporation Common Stock so exchanged;

       (3) each share of Acquiring Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and shall thereupon constitute an authorized and unissued share of Acquiring Corporation Common Stock;

       (4) each share of Subject Corporation Common Stock held under the DRIP or an Employee Plan (including fractional and uncertificated shares) immediately prior to the Effective Time shall be automatically exchanged for a like number of shares (including fractional and uncertificated shares) of Acquiring Corporation Common Stock, which shares shall be held under and pursuant to the DRIP or be issued under such Employee Plan, as the case may be, as hereinafter provided;

       (5) each unexpired and unexercised option to purchase Subject Corporation Common Stock ("Subject Corporation Stock Option") under the 1992 Stock Option Plan (the "Option Plan"), whether vested or unvested, will be automatically converted into an option (a "Substitute Option") to purchase a number of shares of Acquiring Corporation Common Stock equal to the number of shares of Subject Corporation Common Stock that could have been purchased immediately prior to the Effective Time (assuming full vesting) under such Subject Corporation Stock Option, at a price per share of Acquiring Corporation Common Stock equal to the per share option exercise price specified in such Subject Corporation Stock Option. In accordance with
    Section 424(a) of the Internal Revenue Code of 1986, as amended, each Substitute Option shall provide the option holder with rights and benefits that are no less and no more favorable to him than were provided under the Subject Corporation Stock Option; and

       (6) the former holders of Subject Corporation Common Stock shall be entitled only to receive shares of Acquiring Corporation Common Stock in exchange therefor as provided in this Agreement.

    B. Shares of Subject Corporation $100 Preferred Stock, Subject Corporation $25 Preferred Stock and Subject Corporation Preference Stock shall not be exchanged or otherwise affected by or in connection with the Exchange. Each share of Subject Corporation $100 Preferred Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding following the Exchange and shall continue to be one share of Subject Corporation $100 Preferred Stock of the applicable series designation. Each share of Subject Corporation $25 Preferred Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding following the Exchange and shall continue to be one share of Subject Corporation $25 Preferred Stock of the applicable series designation.

    C. As of the Effective Time, the Acquiring Corporation shall succeed to the DRIP as in effect immediately prior to the Effective Time, and the DRIP shall be appropriately modified to provide for the issuance or delivery of Acquiring Corporation Common Stock on and after the Effective Time pursuant thereto.

    D. As of the Effective Time, (1) the Employee Plans shall be appropriately amended to provide for the issuance or delivery of Acquiring Corporation Common Stock, and the Acquiring Corporation shall agree to issue or deliver Acquiring Corporation Common Stock, and (2) the Option Plan shall also be appropriately amended to provide for the issuance of options by the Acquiring Corporation to purchase Acquiring Corporation Common Stock, in each case on and after the Effective Time pursuant thereto.

                                   ARTICLE IV

    A. The filing of the Certificate with the Department of State and the consummation of the Exchange shall be subject to satisfaction of the following conditions at or prior to the Effective Time:

       (1) the affirmative vote of the holders of Subject Corporation Common Stock provided for in Article I of this Agreement shall have been received;

       (2) such orders, authorizations, approvals or waivers from the New York Public Service Commission and all other jurisdictive regulatory bodies, boards or agencies required to consummate the Exchange and related transactions shall have been received, shall remain in full force and effect, and shall not include, in the sole judgment of the Board of Directors of the Subject Corporation, unacceptable conditions; and

       (3) the Acquiring Corporation Common Stock to be issued in connection with the Exchange shall have been listed, subject to official notice of issuance, by the New York Stock Exchange.

                                    ARTICLE V

    Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Subject Corporation Common Stock may, but shall not be required to, surrender the same to the Acquiring Corporation's Transfer Agent for cancellation and reissuance of a new certificate or certificates in such holder's name or for cancellation and transfer, and each such holder or transferee shall be entitled to receive a certificate or certificates representing the same number of shares of Acquiring Corporation Common Stock as the shares of Subject Corporation Common Stock previously represented by the certificate or certificates surrendered. Until so surrendered or presented for exchange or transfer, each outstanding certificate which, immediately prior to the Effective Time, represents Subject Corporation Common Stock shall be deemed and shall be treated for all purposes to represent the ownership of the same number of shares of Acquiring Corporation Common Stock as though such surrender or exchange or transfer had taken place. The holders of Subject Corporation Common Stock at the Effective Time shall have no right at and after the Effective Time to have their shares of Subject Corporation Common Stock transferred on the stock transfer books of the Subject Corporation (such stock transfer books being deemed closed for this purpose at the Effective
Time), and at and after the Effective Time such stock transfer books may be deemed to be the stock transfer books of the Acquiring Corporation.

                                   ARTICLE VI

    A. This Agreement may be amended, modified or supplemented, or compliance with any provision hereof may be waived, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of Subject Corporation Common Stock as provided in Article IV(I) hereof), by the mutual consent of the Boards of Directors of the Subject Corporation and the Acquiring Corporation at any time prior to the Effective Time; provided, however, that no such amendment, modification, supplement or waiver shall be made or effected if such amendment, modification, supplement or waiver would, in the sole judgment of the Board of Directors of the Subject Corporation, materially and adversely affect the shareholders of the Subject Corporation.

    B. This Agreement may be terminated and the Exchange and related transactions abandoned, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of Subject Corporation Common Stock as provided in Article IV(1) hereof, if the Board of Directors of the Subject Corporation determines, in its sole judgment, that consummation of the Exchange would for any reason be inadvisable or not in the best interests of the Subject Corporation or its shareholders.

    IN WITNESS WHEREOF, each of the Corporations, pursuant to authorization and approval given by its Board of Directors, has caused this Agreement to be executed as of the date first above written.

                                        Niagara Mohawk Power Corporation

                                        By: William E. Davis
                                        ---------------------------------------
                                            William E. Davis
                                            Chairman of the Board and Chief
                                            Financial Officer


                                        Niagara Mohawk Holdings, Inc.

                                        By: William E Edwards
                                        ---------------------------------------
                                            William F Edwards
                                            Chief Financial Officer

                        NIAGARA MOHAWK POWER CORPORATION
                          CASES 94-E-0098 AND 94-E-0099
                           HOLDING COMPANY FORMATION -
                                COMPLIANCE FILING



                                   APPENDIX B

STATE OF NEW YORK
PUBLIC SERVICE COMMISSION
-------------------------------------------------------

IN THE  MATTER OF THE  APPLICATION  OF  NIAGARA  MOHAWK
HOLDINGS, INC. AND NIAGARA MOHAWK POWER CORPORATION FOR        CASE 98-
AUTHORITY  UNDER  SECTIONS  70, 107, 108 AND 110 OF THE
PUBLIC SERVICE LAW TO FORM A HOLDING COMPANY  STRUCTURE
TO ENGAGE IN CERTAIN RELATED TRANSACTIONS.

-------------------------------------------------------


                  PETITION OF NIAGARA MOHAWK HOLDINGS, INC. AND
                        NIAGARA MOHAWK POWER CORPORATION
                FOR AUTHORITY TO FORM A HOLDING COMPANY STRUCTURE
                    TO ENGAGE IN CERTAIN RELATED TRANSACTIONS







                                                NIAGARA MOHAWK POWER CORPORATION
                                                         300 ERIE BOULEVARD WEST
                                                        SYRACUSE, NEW YORK 13202
                                                                  (315) 428-6593
                  PAUL J. KALETA, ESQ., VICE PRESIDENT - LAW AND GENERAL COUNSEL
                        M. MARGARET FABIC, ESQ., CHIEF COUNSEL - ENERGY DELIVERY

                                                    ADAMS, DAYTER & SHEEHAN, LLP
                                                              39 N. PEARL STREET
                                                          ALBANY, NEW YORK 12207
                                                                  (518) 463-3385
                                                        TIMOTHY P. SHEEHAN, ESQ.
                                                                      OF COUNSEL

                                                     SWIDLER & BERLIN, CHARTERED
                                                     3000 K STREET, NW SUITE 300
                                                            WASHINGTON, DC 20007
                                                                  (202) 424-7500
                                                         STEVEN J. AGRESTA, ESQ.
                                                         J. PHILLIP JORDAN, ESQ.
                                                                      OF COUNSEL

DATED:  JULY 20, 1998

                                TABLE OF CONTENTS


INTRODUCTION

DESCRIPTION OF THE CORPORATE RESTRUCTURING

         A.       Description of Share Exchange

         B.       Description of Ratepayer Protections


CONDITIONS TO THE FORMATION OF HOLDCO

         Exhibit A -  Holdings' Certificate of Incorporation

         Exhibit B -  Holdings' By-Laws

         Exhibit C -  Statement of Financial Condition

         Exhibit D -  Agreement and Plan of Exchange

         Exhibit E -  Proposed Corporate Structure Chart

STATE OF NEW YORK
PUBLIC SERVICE COMMISSION
-------------------------------------------------------

IN THE  MATTER OF THE  APPLICATION  OF  NIAGARA  MOHAWK
HOLDINGS, INC. AND NIAGARA MOHAWK POWER CORPORATION FOR        CASE 98-
AUTHORITY  UNDER  SECTIONS  70, 107, 108 AND 110 OF THE
PUBLIC SERVICE LAW TO FORM A HOLDING COMPANY  STRUCTURE        PETITION
TO ENGAGE IN CERTAIN RELATED TRANSACTIONS.

-------------------------------------------------------



TO THE PUBLIC SERVICE COMMISSION OF THE STATE OF NEW YORK:


                                  INTRODUCTION

     Niagara Mohawk Holdings, Inc. (Holdings) and Niagara Mohawk Power Corporation (Niagara Mohawk), Petitioners herein, hereby apply for authority under Sections 70, 107, 108 and 110 of the Public Service Law and the associated Regulations (16 NYCRR Parts 39 and 56) to form a holding company structure to engage in certain related transactions, and in support thereof, respectfully show:

     1. Holdings is a corporation duly organized and existing under the laws of the State of New York, having its principal office in the City of Syracuse, County of Onondaga, State of New York. The name Niagara Mohawk Holdings, Inc. may be changed prior to the Effective Time of the share exchange (as described below) at the discretion of the Board of Directors of Holdings. Holdings has been incorporated for the purpose of carrying out the proposed transactions described in this Petition. Holdings currently is a direct, wholly-owned subsidiary of Niagara Mohawk.

     2. Niagara Mohawk is a corporation duly organized and existing under the Transportation Corporations Law of the State of New York, having its principal office in the City of Syracuse, County of Onondaga, State of New York. Niagara Mohawk is engaged principally in the generation, purchase, transmission, and distribution of electricity, and the purchase, transportation and distribution of natural gas for light, heat, and power in the State of New York. In addition to its utility operations, Niagara Mohawk owns an unregulated subsidiary, Opinac North America, Inc. (Opinac NA), which, in turn, owns Opinac Energy Corporation,1/ Plum Street Enterprises, Inc. and Plum Street Energy Marketing, Inc. (a subsidiary of Plum Street Enterprises, Inc.) (PSEM) (collectively, the non-utility subsidiaries, which participate principally in energy-related services. CNP is owned 50% by Opinac Energy Corporation. CNP owns a 99.99% interest in Canadian Niagara Wind Power Company, Inc. and Cowley Ridge Partnership, respectively, which together operate a wind power joint venture in the Province of Alberta, Canada. Niagara Mohawk also has several other subsidiaries including NM Uranium Inc., NM Holdings, Inc., Moreau Manufacturing Corp. (Moreau), Beebee Island Corp. (Beebee), and NM Receivables Corp. II. Although Niagara Mohawk is not the acquirer of securities and therefore not the petitioner as described in Section 39.1 of the Public Service Commission's (Commission) Regulations (16 NYCRR ss.39.1), Niagara Mohawk joins Holdings in presenting this petition to the Commission as an integral participant in the transaction.


     3. A certified copy of Niagara Mohawk's Certificate of Incorporation was duly filed with the Commission in proceedings designated as Case No. 12733. All other amendments to the Certificate of Incorporation have been filed in other numbered


-------------
1/   Opinac  Energy  Corporation  is an exempt  holding  company  under  Section
3(a)(5) of the Public Utility Holding Company Act of 1935. Opinac Energy Corporation, 52 S.E.C. Docket 1475 (1992).

proceedings. A certified copy of Holdings' Certificate of Incorporation is filed with this Petition as Exhibit A. Holdings' By-Laws are filed herewith as Exhibit B.


     4. A Statement of Financial Condition of Niagara Mohawk at June 30, 1997, the most recent period available, is filed with this Petition as Exhibit C. Additional financial data from the Niagara Mohawk 1997 PSC Annual Report is incorporated herein by reference.


     5. Petitioners are filing this Petition in order to separate Niagara Mohawk's businesses that are regulated by the Commission from Niagara Mohawk's businesses that are not so regulated, by creating a new holding company to own both the shares of Niagara Mohawk and the shares of the corporations in which the unregulated businesses are housed. Niagara Mohawk and the other parties to the Settlement Agreement reached in Cases 94-E-0098 and 94-E-0099 (PowerChoice) agreed to the formation of the holding company. The Commission also indicated its approval of the holding company structure in its Opinion 98-8. Niagara Mohawk Power Corp., Cases 94-E-0098 and 94-E-0099, Opinion and Order Adopting Terms of Settlement Agreement Subject to Modifications and Conditions (March 20,
1998).


     6. Pursuant to the provisions of Section 913 of the Business Corporation Law, Petitioners propose to reorganize their operation by forming a holding company structure pursuant to an Agreement and Plan of Exchange (Exchange Agreement). The Exchange Agreement has been unanimously adopted by the Board of Directors of Niagara Mohawk and was adopted by the Niagara Mohawk common shareholders on June 29, 1998. A copy of the Exchange Agreement is filed herewith as Exhibit D.

     7. Petitioners believe that a holding company structure offers important protections to ratepayers from the risks associated with the introduction of competition. Such protections are described below.


     8. Petitioners seek Commission consent, permission and authority under Sections 70, 107, 108 and 110 of the Public Service Law to take such steps as are necessary to form a holding company structure, and permission and authority under those sections and such other statutory and regulatory provisions as may be required to permit the consummation of the transactions described in this Petition.



                   DESCRIPTION OF THE CORPORATE RESTRUCTURING

A.   DESCRIPTION OF SHARE EXCHANGE

     9. Upon Commission approval of this Petition, and the receipt of necessary stockholder and other regulatory approvals described below, Petitioners propose to reorganize their operations by forming a holding company structure pursuant to the Exchange Agreement. Under the terms of the Exchange Agreement, all of the shares of outstanding Holdings common stock, which will then be owned by Niagara Mohawk, will be canceled and all outstanding shares of Niagara Mohawk common stock will be exchanged on a share-for-share basis for Holdings common stock (the Exchange), subject to the rights of the holders of Niagara Mohawk common stock to exercise their appraisal rights. Upon consummation of the Exchange, each person who owned Niagara Mohawk common stock immediately prior to the Exchange (other than stockholders who exercise their appraisal rights) will own a corresponding number of shares and percentage of the outstanding Holdings common stock, and Holdings will own all of the outstanding shares of Niagara Mohawk common stock.


     10. At or before the effective date of the Exchange (the Effective Time), the following events shall have occurred or conditions have been satisfied, except as otherwise agreed to in writing by Niagara Mohawk:

     - Issuance of a final (and non-appealable) Commission order granting Niagara Mohawk the authority sought by this Petition upon the terms and conditions set forth herein.

     - Issuance of final (and non-appealable) orders from the United States Securities and Exchange Commission (SEC), Federal Energy Regulatory Commission (FERC), and Nuclear Regulatory Commission (NRC) regarding the transactions contemplated by the Petition.

     - Petitioners' acceptance of the aforesaid orders, and corporate and stockholder approval of, and receipt of any required consents under any agreement to which Petitioners are a party in connection with, the Exchange and the transactions contemplated by this Petition.


     11. As a result, upon completion of the Exchange, Holdings will become a holding company, Niagara Mohawk will become a regulated, wholly-owned subsidiary of Holdings, and all of Holdings' common stock outstanding immediately after the Exchange will be owned by the former holders of Niagara Mohawk common stock outstanding immediately prior to the Exchange. Following the Exchange, certain of Niagara Mohawk's existing non-utility subsidiaries will be transferred to Holdings and become subsidiaries of Holdings. Niagara Mohawk's principal non-utility subsidiaries participate in real estate development of property formerly owned by Niagara Mohawk, (NM Holdings) and in energy-related services (Opinac NA and its subsidiaries). In addition, Niagara Mohawk holds a single-purpose subsidiary, NM Receivables, established to facilitate the sale of an undivided interest in a designated pool of customer receivables. Certain of these subsidiaries will be transferred to, and therefore become separate subsidiaries of, Holdings after the Exchange. Though Niagara Mohawk expects to sell or liquidate its majority interests in two of its generation subsidiaries, Beebee Island and Moreau, before or shortly after the share exchange, Holdings will retain an indirect 50% interest in CNP.


     12. A chart of the proposed corporate structure before and after the Effective Time is attached hereto as Exhibit E.


     13. The Exchange will not result in any change in the outstanding Preferred Stock or debt securities of Niagara Mohawk, which will continue to be securities and obligations of Niagara Mohawk after the Exchange.


     14. In connection with Holding's commencement of operations, pursuant to the PowerChoice Settlement Agreement, Niagara Mohawk may lease office space to Holdings at fair market value and transfer to Holdings at fair market value office furniture, equipment, and other non-generation assets.


     15. In addition to the Commission's approval, consummation of the proposed reorganization will require the approval of the SEC, the FERC, and the NRC. Petitioners are filing applications with the SEC, FERC, and the NRC concurrently with this filing.


     16. Holdings will also file for an exemption from the registration requirements of the Public Utility Holding Company Act of 1935 (1935 Act), to the extent necessary. It is contemplated that Holdings will qualify for an exemption from registration under the 1935 Act as a "predominantly intrastate" public utility holding company, under Section 3(a)(1) of the 1935 Act.


     17. The approval of the holders of the Niagara Mohawk common stock is required to effect the transactions described herein. Niagara Mohawk received stockholder approval at the June 29, 1998 Annual Meeting of Stockholders.



B.   DESCRIPTION OF RATEPAYER PROTECTIONS

     18. The proposed separation of regulated and unregulated businesses protects Niagara Mohawk's ratepayers in several respects. Niagara Mohawk and the unregulated affiliates would maintain separate books and records and thereby provide a better structure for regulators to assure that there is no cross-subsidization of costs or transfer of business risk from unregulated to regulated businesses. The proposed holding company structure will ensure that Niagara Mohawk is insulated from any losses and profits resulting from unregulated activities and that such losses or profits will flow to the stockholders of Holdings so that Niagara Mohawk and its ratepayers would not be harmed by unregulated activities. The proposed holding company structure will help to streamline the regulatory process and thereby further the Commission's goals by permitting the Commission to devote its finite resources to the regulatory needs of ratepayers.


     19. Because the operations of Holdings' unregulated subsidiaries will be structurally separate from Niagara Mohawk's operations under a holding company structure, any change in the financial results of the unregulated businesses would have no effect on Niagara Mohawk or Niagara Mohawk's credit. Under the holding company structure, Niagara Mohawk's access to the debt and equity markets would be based on Niagara Mohawk's operating and financial results alone, and the debt/equity ratios of Holding's unregulated subsidiaries would have no adverse impact on the credit quality of Niagara Mohawk.


     20. Niagara Mohawk and its ratepayers, creditors, and other stakeholders would be structurally insulated from the obligations and liabilities of the unregulated businesses under New York corporate law.


     21. A holding company structure will facilitate the management of the capitalization ratios of Niagara Mohawk so that ratepayers would not be harmed by a capital structure which was not tailored to the needs of a regulated business. A holding company structure also will permit the use of financing techniques that are more directly suited to the particular requirements, characteristics, and risks of unregulated operations without affecting the capital structure or creditworthiness of Niagara Mohawk and will increase financial flexibility by allowing the design and implementation of the capitalization ratios appropriate for the capital and business requirements of each subsidiary.


     22. To compete effectively in the emerging competitive energy marketplace, Niagara Mohawk must have the same degree of flexibility in doing business that is enjoyed by its current and potential competitors. Niagara Mohawk must not be unduly burdened by excessive constraints and conditions, particularly when such constraints are not shared by its competitors, many of whom are large, aggressive and well-capitalized affiliates of out-of-state utility and industrial companies.

     23. As discussed above, the holding company structure protects ratepayers from the risks of the unregulated businesses by separating the operations of regulated businesses from the unregulated businesses. In addition, the Commission already possesses a broad array of regulatory mechanisms to ensure that ratepayers are adequately protected. The Commission has authority under the Public Service Law with respect to setting utility rates (Sections 65, 66, and 72), the issuance of securities (Section 69), transfers of assets (Section 70), loans to stockholders (Section 106), the use of utility revenues (Section 107), approval of certificates of merger and certain certificates of amendment
(Section 108), affiliate transactions (Section 110) and other matters to sufficiently safeguard the ratepayers' interests. Niagara Mohawk believes that the Commission can protect ratepayers and prevent Holdings and its affiliates from gaining any unfair competitive advantage without imposing additional unduly burdensome operating constraints on Holdings and its affiliates, including Niagara Mohawk.


     24. The circumstances surrounding Niagara Mohawk's proposed reorganization differ from the circumstances surrounding prior occasions where the Commission has imposed conditions on utilities seeking to establish unregulated affiliates. While such conditions may have been appropriate under the old regulatory regime and under the specific circumstances surrounding such prior occasions, such conditions are not appropriate in the emerging competitive energy marketplace. The constraints included in Section 9 of the PowerChoice Settlement Agreement previously filed and approved by the Commission in this proceeding, along with the existing statutory tools of the Commission and FERC and the federal and state anti-trust laws, will be adequate to protect ratepayers and ensure that robust competition develops.

                                  OTHER MATTERS

     25. Petitioners reserve the right to amend and withdraw this Petition at any time prior to its acceptance of an order of the Commission with respect to the Petition. Petitioners further request that any such order by its terms permit Petitioners (even after unconditionally accepting such order) to decide not to consummate the transactions described herein if, in Petitioners' opinion, consummation would not result in material benefit, or would result in material detriment, to Petitioners.


     26. All communications and notices in connection with this proceeding should be addressed to:

                              Paul J. Kaleta, Esq.
                            M. Margaret Fabic, Esq.
                            300 Erie Boulevard West
                            Syracuse, New York 13202
                                 (315) 428-6593


     WHEREFORE, Petitioners, Niagara Mohawk Holdings, Inc. and Niagara Mohawk Power Corporation, respectfully request Commission consent, permission, and authority under Sections 70, 107, 108, and 110 of the Public Service Law to take such steps as are necessary to form a holding company structure; and Commission consent, permission, and authority under such other statutory and regulatory provisions as may be required to permit the consummation of the transactions contemplated herein.

                                     NIAGARA MOHAWK POWER CORPORATION



                                     BY:________________________________________
                                        PAUL J. KALETA
                                        VICE PRESIDENT - LAW AND GENERAL COUNSEL

DATED:  JULY 20, 1998

STATE OF NEW YORK              )
                               ) SS:
COUNTY OF ONONDAGA             )


     William F. Edwards, being duly sworn, deposes and says that he is Senior Vice President and Chief Financial Officer of Niagara Mohawk Power Corporation and that he is _______________________________________ of Niagara Mohawk
Holdings, Inc., the Petitioners herein named; that he has read the foregoing application and knows the contents thereof; that the same is true of his own knowledge except as to those matters therein stated to be alleged upon information and belief, and that has to those matters he believes them to be true.


                                   ---------------------------------------------
                                              WILLIAM F. EDWARDS



SUBSCRIBED AND SWORN TO BEFORE ME

THIS______ DAY OF_________________, 1998.



-----------------------------------------
           NOTARY PUBLIC

STATE OF NEW YORK
PUBLIC SERVICE COMMISSION
--------------------------------------------------
In the Matter of the Application of Niagara Mohawk
Holdings, Inc. and Niagara Mohawk Power
Corporation for Authority Under Sections 70, 107,              Case 98-
108 and 110 of the Public Service Law to Form a
Holding Company Structure to Engage in Certain
Related Transactions.
--------------------------------------------------


                  PETITION OF NIAGARA MOHAWK HOLDINGS, INC. and
                        NIAGARA MOHAWK POWER CORPORATION
                FOR AUTHORITY TO FORM A HOLDING COMPANY STRUCTURE
                    TO ENGAGE IN CERTAIN RELATED TRANSACTIONS


                                    EXHIBIT A

                        NIAGARA MOHAWK POWER CORPORATION

         I, KAPUA A. RICE, Secretary of Niagara Mohawk Power Corporation, HEREBY CERTIFY that the attached is a true and complete copy of the Certificate of Incorporation of Niagara Mohawk Holdings, Inc.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Niagara Mohawk Power Corporation this 17th day of July, 1998.



                                                      /s/ Kapua A. Rice
                                                      --------------------------
                                                          Kapua A. Rice
                                                          Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                          NIAGARA MOHAWK HOLDINGS, INC.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW


    FIRST. The name of the corporation is Niagara Mohawk Holdings, Inc. (the "Corporation").

    SECOND. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that any act or activity requiring the consent or approval of any State official, department, board, agency or other body shall not be engaged in without such consent or approval first being obtained.

    THIRD. The office of the Corporation within the State of New York is to be located in the City of Syracuse, County of Onondaga.

    FOURTH. The aggregate number of shares which the Corporation shall have authority to issue is (a) three hundred million (300,000,000) shares of common shares with a par value of $0.01 per share (the "Common Stock") and fifty million (50,000,000) shares of Preferred Stock, with a par value of $0.01 per share (the "Preferred Stock").

    The designations, relative rights, preferences and limitations of the shares of such classes of stock are as follows:

         A. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Preferred Stock, and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to establish and designate each particular series and to fix the rights, preferences and limitations of each particular series, and the relative rights, preferences and limitations between series, as follows:

              (i) The distinctive serial designation of such series which shall distinguish it from other series;

              (ii) The number of shares included in such series, which number (except where otherwise provided by the Board of Directors in creating such series) may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of the outstanding shares of such series) from time to time by the Board of Directors; provided that if the number of shares is decreased, the shares constituting such decrease shall be restored to the status of authorized but unissued shares of Preferred Stock;

              (iii) The annual or other dividend rate or rates (or method of determining such rate or rates) for shares of such series and the date or dates upon which such dividends shall be payable;

              (iv) Whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates (or method for determining such date or dates) from which dividends on the shares of such series shall be cumulative;

              (v) The amount or amounts per share which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

              (vi) The price or prices (cash or otherwise) at which, the period or periods within which and the terms and conditions upon which, if any, the shares of such series may be purchased, redeemed or acquired (by exchange or otherwise), in whole or in part;

              (vii) Provision or provisions, if any, for the Corporation to purchase, redeem or acquire (by exchange or otherwise), in whole or in part, shares of such series pursuant to a sinking or other similar fund, and the price or prices (cash or otherwise) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be so purchased, redeemed or acquired, in whole or in part, pursuant to such provision or provisions;

              (viii) The period or periods within which and the terms and conditions, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments thereof, upon which, if any, the shares of such series shall be convertible or exchangeable, in whole or in part, at the option of the holder, the Corporation or another person into shares of any class of stock or into shares of any series of any class or cash, other property, indebtedness or other securities of the Corporation or another corporation;

              (ix) The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share (which may be fractional or more or less than one); and

              (x) Any other relative rights, preferences or limitations of the shares of such series not inconsistent with applicable law.

         B. Except as may from time to time be required by law and except as otherwise may be provided by the Board of Directors in accordance with paragraph A of this Article 4 in respect of any particular series of Preferred Stock, all voting rights of the Corporation shall be vested exclusively in the holders of the Common Stock who shall be entitled to one vote per share on all matters.

    FIFTH. The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is 300 Erie Boulevard West, Syracuse, New York 13202, Attn: Corporate Secretary.

    SIXTH. Subject to the voting provisions of Article 10, By-laws of the Corporation may be adopted, amended or repealed by the Board of Directors of the Corporation by the vote of a majority of the directors present at a meeting of the board at which a quorum is present.

    SEVENTH. No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

    EIGHTH. Subject to the rights, if any, of holders of any class or series of Preferred Stock, now or hereafter authorized, special meetings of shareholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.

    NINTH. The following provisions shall relate to the Board of Directors of the Corporation:

         A. The size of the Board of Directors shall be fixed by or pursuant to the By-Laws. The Board of Directors shall be divided into three classes designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire Board permits. At the first annual meeting of shareholders, or any special meeting in lieu thereof, Class I, Class II and Class III directors shall be elected for terms expiring at the next succeeding annual meeting, the second succeeding annual meeting and the third succeeding annual meeting, respectively, and until their respective successors are elected and qualified. At each annual meeting of shareholders after such first annual (or special) meeting of shareholders, the directors chosen to succeed those in the class whose terms then expire shall be elected by shareholders for terms expiring at the third succeeding annual meeting after election, or for such lesser term for which one or more may be nominated in a particular case in order to assure that the number of directors in each class shall be appropriately constituted and until their respective successors are elected and qualified. Newly created directorships or any decrease in directorships resulting from increases or decreases in the number of directors shall be so apportioned among the classes of directors as to make all the classes as nearly equal in number as possible. Vacancies on the Board of Directors at any time for any reason except the removal of directors without cause may be filled by a majority of the directors then in office, although less than a quorum. If the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall, to the extent required by New York law, be no classification of the additional directors until the next annual meeting of shareholders.

    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock, now or hereafter authorized, shall have the right, voting separately or by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by any provisions of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into one or more classes pursuant to this Article 9A unless expressly provided by such provisions.

         B. Directors may be removed for cause by a vote of shareholders entitled to vote thereon. Directors shall not be removed without cause by shareholders, except in the case of a director elected by the holders of any class or series of Preferred Stock, now or hereafter authorized, voting as a class or series, when so entitled by the provisions of the Certificate of Incorporation applicable thereto.

    TENTH. In addition to any vote that may be required by law or in the Certificate of Incorporation in respect of any class or series of Preferred Stock, now or hereafter authorized, the provisions of Articles 6, 7, 8, 9, 10, 11 and 12 of the Certificate of Incorporation shall not be amended or repealed, or a new provision adopted inconsistent therewith, without the affirmative vote of not less than two-thirds of the shares entitled to vote thereon at such annual or special meeting of shareholders at which any such action is proposed.

    ELEVENTH. Except as otherwise provided in the Certificate of Incorporation in respect of any class or series of Preferred Stock, now or hereafter authorized, the By-laws of the corporation may be amended or repealed, or new By-Laws may be adopted, either (a) by a vote of shareholders entitled to vote at any annual or special meeting of shareholders, or (b) by a vote of the majority of the entire Board of Directors at any regular or special meeting of directors; provided, however, that any amendment or repeal of, or the adoption of any new By-Law or provision inconsistent with, Article I (Sections 1.2, 1.13 or 1.14),
Article II (Sections 2.2, 2.3, or 2.7) or Article VI (Sections 6.6 or 6.7) of the By-Laws, if by action of such shareholders, shall be only upon the affirmative vote of not less than two-thirds of the shares entitled to vote thereon at such annual or special meeting of shareholders at which any such action is proposed and, if by action of the Board of Directors, shall be only upon the approval of not less than two-thirds of the entire Board of Directors at any regular or special meeting of directors.

    TWELFTH. Except as may be provided by the Board of Directors in accordance with paragraph A of Article 4 in respect of any particular series of Preferred Stock, any action required or permitted to be taken by the shareholders of the corporation must be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Except as otherwise provided for herein or required by law, special meetings of shareholders of the corporation for any purpose or purposes may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution stating the purpose or purposes thereof, and any power of shareholders to call a special meeting is specifically denied.

    THIRTEENTH. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Business Corporation Law as currently in effect or as it may hereafter be amended. No amendment, modification or repeal of this Article THIRTEENTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

STATE OF NEW YORK
PUBLIC SERVICE COMMISSION
--------------------------------------------------
In the Matter of the Application of Niagara Mohawk
Holdings, Inc. and Niagara Mohawk Power
Corporation for Authority Under Sections 70, 107,           Case 98-
108 and 110 of the Public Service Law to Form a
Holding Company Structure to Engage in Certain
Related Transactions.
--------------------------------------------------

                  PETITION OF NIAGARA MOHAWK HOLDINGS, INC. and
                        NIAGARA MOHAWK POWER CORPORATION
                FOR AUTHORITY TO FORM A HOLDING COMPANY STRUCTURE
                    TO ENGAGE IN CERTAIN RELATED TRANSACTIONS


                                    EXHIBIT B

                                     BY-LAWS

                                       OF

                          NIAGARA MOHAWK HOLDINGS, INC.

                                    ARTICLE I
                                  SHAREHOLDERS

    Section 1.1. Annual Meeting. A meeting of shareholders shall be held annually for the election of directors at such date and time as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

    Section 1.2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board or by the Board of Directors pursuant to resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, to be held at such date and time as may be stated in the notice of the meeting. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice of such special meeting given pursuant to Section 1.4 of these By-laws.

    Section 1.3. Place of Meetings. Meetings of shareholders shall be held at such place, within or without the State of New York, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the principal office of the Corporation in the State of New York.

    Section 1.4. Notice of Meetings. Written notice of each meeting of shareholders shall be given stating the place, date and hour of the meeting. Notice of a special meeting of shareholders shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall state the purpose or purposes for which the meeting is called. If, at any meeting of shareholders, action is proposed to be taken which would, if taken, entitle objecting shareholders to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the New York Business Corporation Law as then in effect or an outline of its material terms. A copy of the notice of each meeting of shareholders shall be given, personally or by first class mail, not fewer than ten nor more than sixty days before the date of the meeting, or shall be given by third class mail not less than twenty-four nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. When a meeting of shareholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section 1.4.

    Section 1.5. Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

    Section 1.6. Inspectors. Voting at meetings of shareholders shall be conducted by inspectors. The Board of Directors, in advance of any shareholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

    Section 1.7. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

    Section 1.8. Qualification of Voters. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his or her name on the record of shareholders, unless otherwise provided in the certificate of incorporation. If the certificate of incorporation provides for more or less than one vote for any share on any matter, every reference in these by-laws to a majority or other proportion of shares shall be construed to refer to such majority or other proportion of the votes of such shares. Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, except a trustee, may be voted by him or her or it, either in person or by proxy, without transfer of such shares into his or her or its name. Shares held by a trustee may be voted by him or her or it, either in person or by proxy, only after the shares have been transferred into his or her or its name as trustee or into the name of his or her or its nominee. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine. A shareholder shall not sell his or her vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

    Section 1.9. Quorum of Shareholders. The holders of a majority of the votes of shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the votes of shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present in person or by proxy and entitled to vote may, by a majority of the votes cast, adjourn the meeting despite the absence of a quorum.

    Section 1.10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

    Section 1.11. Vote or Consent of Shareholders. Directors shall, except as otherwise required by law or by the certificate of incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the certificate of incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

    Section 1.12. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed:
(1) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

    Section 1.13. Advance Notice of Shareholder Proposals. At any annual or special meeting of shareholders, proposals by shareholders and persons nominated for election as directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the certificate of incorporation and by-laws of the Corporation. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a director of the Corporation at any meeting of shareholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a director of the Corporation if elected, such shareholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

    Section 1.14. Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.


                                   ARTICLE II
                               BOARD OF DIRECTORS

    Section 2.1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed under the direction of the Board of Directors. Each director shall be at least eighteen years of age. No person who has reached age 70 by January 1 in the year such director would otherwise stand for election shall, following their initial election, stand for reelection as a director.

    Section 2.2. Number of Directors. The number of directors constituting the entire Board of Directors shall be the number, not less than three, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided that no decrease shall shorten the term of any incumbent director.

    Section 2.3. Election, Terms and Vacancies. The Board of Directors shall be divided into three classes designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire Board permits. At the first annual meeting of shareholders, or any special meeting in lieu thereof, Class I, Class II and Class III directors shall be elected for terms expiring at the next succeeding annual meeting, the second succeeding annual meeting and the third succeeding annual meeting, respectively, and until their respective successors are elected and qualified. At each annual meeting of shareholders after such first annual (or special) meeting shareholders, the directors chosen to succeed those in the class whose terms then expire shall be elected by shareholders for terms expiring at the third succeeding annual meeting after election, or for such lesser term for which one or more may be nominated in a particular case in order to assure that the number of directors in each class shall be appropriately constituted and until their respective successors are elected and qualified. Newly created directorships or any decrease in directorships resulting from increases or decreases in the number of directors shall be so apportioned among the classes of directors as to make all the classes as nearly equal in number as possible. Vacancies on the Board of Directors at any time for any reason except the removal of directors without cause may be filled by a majority of the directors then in office, although less than a quorum. If the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall, to the extent required by New York law, be no classification of the additional directors until the next annual meeting of shareholders.

    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock, now or hereafter authorized, shall have the right, voting separately or by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by any provisions of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into one or more classes pursuant to this Section 2.3 unless expressly provided by such provisions.

    Section 2.4. Quorum of Directors and Action by the Board. Unless a greater proportion is required by law or by the certificate of incorporation, one third of the entire Board of Directors shall constitute a majority for the transaction of business or of any specified item of business. Except where otherwise provided by law or in the certificate of incorporation or these by-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board shall be filed with the minutes of the proceedings of the Board. Except as otherwise provided by law, all corporate action to be taken by the Board of Directors shall be taken at a meeting of the Board or by unanimous written consent. Any one or more members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

    Section 2.5. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year as soon as practicable after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time whenever called by the Chairman of the Board, if any, the President or any two directors. Meetings of the Board of Directors shall be held at such places within or without the State of New York as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation. No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meetings of the Board shall be given to each director either by mail not later than the third business day prior to the meeting or by telegram, by facsimile transmission, by written message or orally to the director not later than noon, New York time, on the day prior to the meeting. Notices shall be deemed to have been given by mail when deposited in the United States mail, by telegram at the time of filing, by facsimile transmission upon confirmation of receipt, and by messenger at the time of delivery by the messenger. Notices by mail, telegram, facsimile transmission or messenger shall be sent to each director at the address or facsimile number designated by him or her for that purpose, or, if none has been so designated, at his or her last known residence or business address. Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given in the manner described above to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

    Section 2.6. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, if any, or the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

    Section 2.7. Removal of Directors. Directors may be removed for cause by a vote of shareholders entitled to vote thereon. Directors shall not be removed without cause by shareholders, except in the case of a director elected by the holders of any class or series of Preferred Stock, now or hereafter authorized, voting as a class or series, when so entitled by the provisions of the Certificate of Incorporation applicable thereto.

    Section 2.8. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, which shall be a charge to be paid by the Corporation. The Board of Directors may elect or appoint members of the Board as officers, members of committees, or agents of the Corporation, may assign duties to be performed and may fix the amount of the respective salaries, fees or other compensation therefor, and the amount so fixed shall be a charge to be paid by the Corporation. In addition to any other compensation provided pursuant to these by-laws, each director shall be entitled to receive a fee, in amount as fixed from time to time by resolution of the Board of Directors, for attendance at any meeting of the Board, or of any committee of the Board, together with his expenses of attendance, if any.

                                   ARTICLE III
                         EXECUTIVE AND OTHER COMMITTEES

    Section 3.1. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, shall designate from among its members an Executive Committee, an Audit Committee and a Finance Committee and may designate such other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to (1) the submission to shareholders of any action that needs shareholders' approval; (2) the filling of vacancies in the Board or in any committee thereof, (3) the fixing of compensation of the directors for serving on the Board or on any committee thereof; (4) the amendment or repeal of the by-laws, or the adoption of new by-laws; or (5) the amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present or the unanimous written consent of all members thereof shall be the act of such committee, any one or more members of such committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time and participation by such means shall constitute presence in person at such meeting, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws. Each such committee shall serve at the pleasure of the Board of Directors.

    Section 3.2. Executive Committee. When the Board of Directors is not in session, the Executive Committee shall have all of the authority of the Board of Directors, except it shall have no authority as to the matters specified in
Section 3.1. The Chairman of the Board shall be Chairman of the Executive Committee. The members of the Executive Committee shall serve at the pleasure of the Board of Directors.

    Section 3.3. Audit Committee. The Audit Committee shall recommend to the Board of Directors the accounting firm to be selected by the Board or to be recommended by it for shareholder approval, as independent auditor of the
Corporation and its subsidiaries; act on behalf of the Board in meeting and reviewing with the independent auditors, the chief internal auditor and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of internal controls and the scope of the respective audits of the independent auditors and the internal auditor; review the results of such audits with the respective auditing agency and reporting thereon to the Board; review and make recommendations to the Board concerning the independent auditor's fees and services; review interim and annual financial reports and disclosures and submit to the Board any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies; be consulted, and its consent obtained, prior to the selection or termination of the chief internal auditor; oversee matters involving compliance with corporate business ethics policies including the work of the Business Ethics Council; review management's assessment of financial risks; authorize special investigations and studies, as appropriate, in fulfillment of its function as specified herein or by resolution of the Board of Directors; and perform any other duties or functions deemed appropriate by the Board of Directors. The Committee will conduct a self-assessment at least every three years of its performance in relation to its powers and responsibilities. The membership of such committee shall consist only of directors of the Corporation who are not, and have not been, officers of the company.

    Section 3.4. Finance Committee. The Finance Committee shall exercise such powers of the Board of Directors as shall be provided in one or more resolutions of the Board of Directors with respect to the issuance by the Corporation of securities and evidences of indebtedness and the participation by the
Corporation in other financing transactions and with respect to the authorization of the making, modification, alteration, termination or abrogation of notes, bills, mortgages, sales, deeds, financing leases, liens and contracts of the Corporation and shall further be empowered to take any action in connection with the determination of the terms of any securities, evidences of indebtedness or other financing transactions of the Corporation the issuance of which by the Corporation or the participation in which by the Corporation shall have theretofore been approved by the Board of Directors, and shall further perform any other duties or functions deemed appropriate by the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

    Section 4.1. Officers. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Controller, a Treasurer, and such Assistant Secretaries, Assistant Controllers and Assistant Treasurers and other officers as shall be elected or appointed by the Board of Directors. The Board of Directors may elect or appoint a General Counsel upon such terms and with such powers and duties as it may prescribe and may also designate the General Counsel an officer of the Corporation.

    Section 4.2. Election. The officers of the Corporation shall be elected or appointed by the Board of Directors at the meeting of the Board held after each annual meeting of the stockholders. The Chairman of the Board and the President shall be elected or appointed by the Board of Directors from among their number. Any number of Vice-Presidents, the Secretary, the Controller, the Treasurer and other officers established pursuant to resolution of the Board of Directors shall also be elected or appointed by the Board of Directors.

    Section 4.3. Term of Office. The officers of the Corporation shall hold office until the meeting of the Board of Directors held after the next annual meeting of the stockholders and until their successors are elected and have qualified, unless a shorter term is fixed or unless removed, subject to the provisions of law, by the Board of Directors. The Chairman of the Board, the President, any Vice- President, the Secretary, the Controller or the Treasurer may be removed at any time, with or without cause, by the Board of Directors provided that notice of the meeting at which such action shall have been taken shall set forth such action as one of the purposes of such meeting. Any other officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors at any time to serve the remaining current term of that office.

    Section 4.4. Chairman of the Board. There shall be a chairman of the Board of Directors, with the official title "Chairman of the Board", who shall be the chief executive officer of the Corporation. The Chairman of the Board shall preside at meetings of the stockholders, the Board of Directors and the Executive Committee. He shall recommend to the Board policies to be followed by the Corporation, and, subject to the Board, shall have general charge of the policies and business of the Corporation and general supervision of the details thereof, and shall supervise the operation, maintenance and preservation of the properties of the Corporation. He shall keep the Board of Directors informed respecting the business of the Corporation. He shall have authority to sign on behalf of the Corporation all contracts and other documents or instruments to be signed or executed by the Corporation, and, in all cases where the duties and powers of subordinate officers and agents of the Corporation are not specifically prescribed by the by-laws or by resolutions of the Board of Directors, the Chairman of the Board may prescribe such duties and powers. He shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

    Section 4.5. President. The President shall have the direction of and responsibility for the operations of the Corporation and such other powers and duties as the Board of Directors or the Chairman of the Board shall designate from time to time and, in the absence or inability to act of the Chairman of the Board, shall have the powers and duties of the Chairman of the Board. The President, unless some other person is thereunto specifically authorized by vote of the Board of Directors, shall have authority to sign all contracts and other documents and instruments of the Corporation.

    Section 4.6. The Vice-Presidents. The Vice-Presidents may be designated by such title or titles and in such order of seniority as the Board of Directors may determine. The Vice-Presidents shall perform such of the duties and exercise such of the powers of the President on behalf of the Corporation as may be assigned to them respectively from time to time by the Board of Directors or by the Chairman of the Board or the President, and, subject to the control of the Board, shall have authority to sign on behalf of the Corporation all contracts and other documents or instruments necessary for the conduct of the business of the Corporation. The Vice-Presidents shall perform such other duties as may from time to time be assigned to them respectively by the Board of Directors or the Chairman of the Board or the President.

    Section 4.7. The Secretary and Assistant Secretaries. The Secretary shall cause notices of all meetings of stockholders and directors to be given as required by law, the corporate charter, and these by-laws. He shall attend all meetings of stockholders and of the Board of Directors and keep the minutes thereof. He shall affix the corporate seal to and sign such instruments as require the seal and his signature and shall perform such other duties as usually pertain to his office or as are required of him by the Board of Directors or the Chairman of the Board or the President.

    Any Assistant Secretary may, in the absence or disability of the Secretary, or at his request, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors, the Chairman of the Board, the President or the Secretary shall prescribe.

    The Secretary or any Assistant Secretary may certify under the corporate seal as to the corporate charter or these by-laws or any provision thereof, the acts of the Board of Directors or any committee thereof, the tenure, signatures, identity and acts of officers of the Corporation or other corporate facts, and any such certificate may be relied upon by any person or Corporation to whom the same shall be given until receipt of written notice to the contrary.

         In the absence of the Secretary and of an Assistant Secretary, the stockholders or the Board of Directors may appoint a secretary pro tem to record the proceedings of their respective meetings and to perform such other acts pertaining to said office as they may direct.

    Section 4.8. The Controller and Assistant Controllers. The Controller shall be the chief accounting officer of the Corporation. He shall have general supervision of the accounting and financial reporting policies of the
Corporation, and shall recommend policies and procedures and shall render current and periodic reports of financial status to the Chairman of the Board, the President and the Board of Directors. He shall perform such other duties as usually pertain to his office or as are required of him by the Board of Directors or the Chairman of the Board or the President.

    Any Assistant Controller may, in the absence or disability of the Controller, or at his request perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors, the Chairman of the Board, the President or the Controller shall prescribe.

    Section 4.9. The Treasurer and Assistant Treasurers. The Treasurer is authorized and empowered to receive and collect all moneys due the Corporation and to receipt for the same. He shall be empowered to execute on behalf of the Corporation all instruments, agreements and certificates necessary or appropriate to effect the issuance by the Corporation of securities or evidences of indebtedness or to permit the Corporation to enter into and perform any other financing transactions to the extent the foregoing are within the ordinary course of business of the Corporation or have been authorized by the Board of Directors or a committee thereof. He shall cause to be entered in books of the Corporation to be kept for that purpose full and accurate accounts of all moneys received by and paid on account of the Corporation. He shall make and sign such reports, statements, and instruments as may be required of him by the Board of Directors or by laws of the United States or the State of New York, or by commission, bureau, department or agency created under any such laws, and shall perform such other duties as usually pertain to his office or as are required of him by the Board of Directors or the Chairman of the Board or the President.

    Any Assistant Treasurer may, in the absence or disability of the Treasurer, or at his request, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors, the Chairman of the Board, or the President, or the Treasurer shall prescribe.

    Section 4.10. Additional Officers. In addition to the officers provided for by these by-laws, the Board of Directors may, from time to time, designate and appoint such other officers as may be necessary or convenient for the transaction of the business and affairs of the Corporation. Such other officers shall have such powers and duties as may be assigned to them by resolution of the Board of Directors.

    Section 4.11. Officers Holding Two or More Offices. Any two or more of the above-mentioned offices may be held by the same person, except that the President shall not also be the Secretary, but no officer shall execute or verify any instrument in more than one capacity if such instrument be required by law or otherwise to be executed or verified by any two or more officers.

    Section 4.12. Duties of Officers May be Delegated. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time and to the extent specified, the powers or duties of any officer to any other officer, or to any director.

    Section 4.13. Compensation. The compensation of all officers with an assigned salary level above the scale of Salary Grade N as prescribed in the Salary Administration Program, as adopted by the Board of Directors, shall be fixed by the Board of Directors. The compensation of all other officers and employees shall be fixed by the Chairman of the Board or by the President in accordance with the Salary Administration Program.

    Section 4.14. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors. The premium payable to any surety company for such bond shall be paid by the Corporation.

                                    ARTICLE V
                       FORMS OF CERTIFICATES AND LOSS AND
                               TRANSFER OF SHARES

    Section 5.1. Forms of Share Certificates. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee or if the shares are listed on a national securities exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued in series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. Each certificate representing shares shall state upon the face thereof (1) that the Corporation is formed under the laws of the State of New York; (2) the name of the person or persons to whom issued; and (3) the number and class of shares, and the designation of the series, if any, which such certificate represents.

    Section 5.2. Transfers of Shares. Shares of the Corporation shall be transferable on the record of shareholders upon presentation to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

    Section 5.3. Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Corporation may require the owner of the lost or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

                                   ARTICLE VI
                                  OTHER MATTERS

    Section 6.1. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

    Section 6.2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

    Section 6.3. When Notice or Lapse of Time Unnecessary. Whenever for any reason the Corporation or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time if at any time before or after such action is completed the person or person s entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submit a signed waiver of notice of such requirements.

    Section 6.4. Books to be Kept. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the shareholders, Board of Directors and each committee and (c) a current list of the directors and officers and their residence addresses; and the Corporation shall also keep at its office located in the county of Onondaga in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

    Section 6.5. Interest of Directors and Officers in Transactions. In the absence of fraud, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other
Corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable, irrespective of whether such interested director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction and irrespective of whether his, her or their votes are counted for such purpose:

         (1) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors, or a committee thereof, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board under Section 2.4 of these by-laws, by unanimous vote of the disinterested directors; or

         (2) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

    If a contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other Corporation, firm, association or other entity in which one or more of its directors are directors or officers or have a substantial financial interest, is not so approved, the Corporation may avoid the contract or transaction unless the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation at the time it was approved by the Board, a committee or the shareholders. Notwithstanding the foregoing, no loan, except advances in connection with indemnification, shall be made by the Corporation to any director unless it is authorized by vote of the shareholders. For this purpose, shares of the director who would be the borrower shall not be shares entitled to vote.

    Section 6.6. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent Corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

    Section 6.7. Amendments. Except as otherwise provided in the Certificate of Incorporation in respect of any class or series of Preferred Stock, now or hereafter authorized, the By-Laws of the Corporation may be amended or repealed, or new By-Laws may be adopted, either (a) by a vote of shareholders entitled to vote at any annual or special meeting of shareholders, or (b) by a vote of the majority of the entire Board of Directors at any regular or special meeting of directors; provided, however, that any amendment or repeal of, or the adoption of any new By-Law or provision inconsistent with, Article I (Sections 1.2, 1.13 or 1.14), Article II (Sections 2.2, 2.3, or 2.7) or Article VI (Sections 6.6 or 6.7) of these By-Laws, if by action of such shareholders, shall be only upon the affirmative vote of not less than two-thirds of the shares entitled to vote thereon at such annual or special meeting of shareholders at which any such action is proposed and, if by action of the Board of Directors, shall be only upon the approval of not less than two thirds of the entire Board of Directors at any regular or special meeting of directors.

STATE OF NEW YORK
PUBLIC SERVICE COMMISSION
--------------------------------------------------
In the Matter of the Application of Niagara Mohawk
Holdings, Inc. and Niagara Mohawk Power
Corporation for Authority Under Sections 70, 107,                Case 98-
108 and 110 of the Service Law to Form a Holding Company Structure to Engage in Certain
Related Transactions.

--------------------------------------------------



                  PETITION OF NIAGARA MOHAWK HOLDINGS, INC. and
                        NIAGARA MOHAWK POWER CORPORATION
                FOR AUTHORITY TO FORM A HOLDING COMPANY STRUCTURE
                    TO ENGAGE IN CERTAIN RELATED TRANSACTIONS



                                    EXHIBIT C

                                Index to Exhibits


(A) Statement of financial condition of Niagara Mohawk Power Corporation as of June 30, 1997, as prescribed by the Commission's Rules (16 NYCRR 3.1).


(B) Statement in explanation of changes in specific accounts between December 31, 1996 and June 30, 1997.


(C) Summary of changes in utility plant and depreciation reserve accounts for the period December 31, 1996 through June 30, 1997.


(D) Analysis of adjustments to utility plant for the period December 31, 1996 through June 30, 1997.


(E) Analysis of adjustments to depreciation reserve for the period December 31, 1996 through June 30, 1997.


(F) Explanation of changes in non-utility property for the period December 31, 1996 through June 30, 3997.


(G)  Reimbursement margin from December 31, 1996 through June 30, 1997.


(H)  Construction budget for the years 1997 through 2001.

                                                                       Exhibit A
                                                                   Sheet 1 of 23


                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)

                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                                  JUNE 30, 1997


1.   CAPITAL STOCK AUTHORIZED BY CERTIFICATE OF INCORPORATION, AS LAST AMENDED:

          Preferred Stock with a par value of one hundred dollars ($100 each), 3,400,000 shares

          Preferred Stock with a par value of twenty five dollars ($25 each), 19,600,000 shares

          Preference Stock with a par value of twenty five dollars ($25 each), 8,000,000 shares

          Common Stock with $1 par value, 185,000,000 shares

2&3. CAPITAL STOCK AUTHORIZED BY THE COMMISSION AND ISSUED BY THE COMPANY:


                                                        Authorized                        $             $
                  Case       Date of                    and Issued     Outstanding       Par          Value          $
Class            Number       Order         Series        Shares          Shares        Value       Received      Premium
---------        ------       -----         ------      ----------     -----------      -----       --------      -------

PREFERRED
                            (09-29-48        3.40%        200,000        200,000          100       20,030,000      30,000  Note A
                  12733     (amended         3.60%        350,000        350,000          100       35,497,000     497,000  Note B
                            (09-20-49        3.90%        240,000        240,000          100       24,554,000     554,000  Note C
                  16720     05-04-54         4.10%        210,000        210,000          100       21,000,000
                  18346     05-13-57         5.25%        200,000        200,000          100       20,000,000
                  18737     02-17-58         4.85%        250,000        250,000          100       25,000,000
                  24455     08-02-67         6.10%        250,000        250,000          100       25,000,000
                  26290     08-01-72         7.72%        400,000        400,000          100       40,154,800     154,800
                  26438     06-12-73         7.45%        330,000        222,000          100       33,000,000
                            (09-24-74
                  26770     (amended        10.60%         60,000              -          100        6,000,000
                            (10-22-74
                  26864     08-07-75        11.75%        300,000              -          100       30,000,000
                  27044     09-14-76         9.75%      1,200,000              -           25       30,000,000
                  27252     01-17-78         8.375%     1,600,000        100,000           25       40,000,000
                  27660     02-19-80         9.75%      1,020,000              -           25       25,500,000
                  27769     03-26-81        12.25%        700,000              -           25       17,500,000
                  27769     03-26-81        12.50%        620,000              -           25       15,500,000
                  27923     04-22-81        12.75%        250,000              -          100       25,000,000
                  28149     04-21-82        15.00%        800,000              -           25       20,000,000
                  28202     01-12-83         (a)        1,200,000      1,200,000           25       30,000,000
                  28454     (
                  28455     (06-29-83       10.75%      1,600,000              -           25       40,000,000
                  25650                     10.13%        250,000              -          100       25,000,000
                  28651     )12-21-83       10.13%      1,000,000              -           25       25,000,000
                  28784     (
                  28785     (05-30-84        (b)        2,000,000      1,750,000           25       50,000,000
                  28834     01-30-85        12.75%      1,000,000              -           25       25,000,000
                  28835     )
                  28836     01-30-85         (c)        2,000,000      2,000,000           25       50,000,000
                  28837     (
                  28894     (12-17-86        8.75%      3,000,000              -           25       75,000,000
                  29273     07-15-87         8.70%      1,000,000              -           25       25,000,000
               89-M-079     07-11-91         7.85%        914,005        914,005           25       22,850,125
              93-M-0981     05-16-94         9.50%      6,000,000      6,000,000           25      150,000,000

PREFERENCE:
                  27318     05-09-78         7.75%      1,360,000              -           25       34,000,000

     (a)  Adjustable rate, Series A
     (b)  Adjustable rate, Series B
     (c)  Adjustable rate, Series C

                                                                       Exhibit A
                                                                   Sheet 2 of 23
                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)

2&3. CAPITAL STOCK AUTHORIZED BY THE COMMISSION AND ISSUED BY THE COMPANY:
     (Cont'd)

                                                               $ Par Value                             $
            Case            Order               Authorized     or                   Issued             Value              $
Class       Number          Dated               Shares         Stated Value         Shares             Received           Premium
-----       ------          -----               ----------     ------------         ------             --------           -------
Common:                     (                    9,580,989         10                9,580,989           Note D
                            (9-29-48             1,928,627     No-Class A            1,928,627           Note E
            12733           (amended             7,473,172         No                7,473,172           Note E
                            (9-20-49             2,121,490         No                2,082,864.3         Note F
            15593           12-18-51             1,000,000         No                1,000,000         22,643,000
            16083           2-10-53              1,000,000         No                1,000,000         26,939,000
            18134           1-07-57              1,454,680         No                1,414,368           Note G
            18714           3-25-58                  9,936         No                    9,936           Note H
            21886           10-10-61               700,000         No                  700,000         31,343,900
            23554           3-19-65             27,360,680         8                27,360,680           Note I
            23754           10-19-65                41,750         8                    41,750           Note J              751,500
            23957           3-29-66              1,400,000         8                 1,400,000         31,722,600         20,522,600
            24401           8-02-67                 39,372         8                   39,3728           Note K3             536,444
            24984           1-21-69                 14,628         8                    14,628           Note L              285,975
            25021           2-18-69                  8,250         8                     8,250           Note M
            25748           8-18-70              2,886,468         8                 2,886,468         37,235,268         14,143,524
            25977           1-26-71              2,000,000         8                 2,000,000         35,160,000         19,160,000
            26373           3-06-73              3,000,000         8                 3,000,000         43,905,000         19,905,000
            26511           11-20-73             3,500,000         8                 3,500,000         44,100,000         16,100,000
            26628           5-24-74              3,500,000         8                 3,300,000         29,964,000          3,564,000
                            (12-10-74            3,600,000         8                 3,000,000         30,585,000          6,585,000
            26770           (amended               500,000 (a)     1                   500,000          6,258,477          5,758,477
                            (6-11-75               900,000 (b)     1                   900,000         11,172,879         10,272,879
                            )8-07-75             3,000,000                           3,000,000         31,950,000         28,950,000
            26864           )amended               500,000 (c)     1                  (275,886 (b)      3,790,894          3,515,008
                            )10-28-75                                                 (224,114 (a)      3,041,167          2,817,053
            27011           8-10-76                750,000 (c)     1                  )491,000 (b)      7,357,523          6,866,523
                                                                                      )259,000 (a)      3,763,377          3,504,377
            27023           7-07-76              4,000,000         1                 4,000,000         51,580,000         47,580,000
            27128           3-15-77              1,500,000 (c)     1                  (796,970 (b)     12,159,874         11,362,904
                                                                                      (703,030 (a)     10,815,587         10,112,557
            27226           10-13-77                65,000 (d)     1                    47,595            735,363            687,768
            27343           5-24-78              3,500,000         1                 3,500,000         48,265,000         44,765,000
            27368           6-19-78              1,500,000 (c)     1                  (784,306 (b)     11,124,249         10,339,943
                                                                                      (715,694 (a)     14,919,718         14,204,024
            27456           3-06-79              2,250,000 (c)     1                )1,258,454 (b)     12,272,886         11,014,432
                                                                                      )991,546 (a)     11,523,270         10,531,724
            27569           8-22-79              3,500,000         1                 3,500,000         44,730,000         41,230,000
            27649           6-11-80              4,000,000         1                 4,000,000         54,460,000         50,460,000
            27661           3-05-80              4,500,000         1                (2,335,340 (a)     27,659,391         25,324,051
                                                                                    (2,164,660 (b)     26,154,127         23,989,467
            27802           8-29-80                200,000 (d)     1                   200,000          2,462,618          2,262,618
            27924           6-18-81              5,000,000         1                 5,000,000         57,500,000         52,500,000
            27999           7-01-81              3,000,000         1                 3,000,000 (a)     39,474,671         36,474,671
            28000           7-01-81              3,000,000         1                 3,000,000 (b)     40,899,688         37,899,688
            28150           6-23-82              5,000,000         1                 5,000,000         76,000,000         71,000,000
            28151           (7-14-82             1,000,000         1                 1,000,000         17,122,526         16,122,526
                            (amended
                            (1-26-83
            28262           8-11-82              1,000,000         1                 1,000,000 (d)     15,686,480         14,686,480
            28294           9-22-82              5,000,000         1                 5,000,000 (a)     78,152,135         73,152,135
            28318           11-04-82             4,000,000         1                 3,616,720 (b)(1)  55,914,099         52,297,379
            28449           5-18-83              2,000,000         1                 2,000,000         33,240,000         31,240,000
            28460           5-18-83              2,000,000         1                 2,000,000         35,180,000         33,180,000
            28461           8-17-83              1,000,000         1                 1,000,000         14,695,294         13,695,294
            28462           11-22-83             1,000,000         1                 1,000,000         13,685,000         12,685,000
            28652           3-28-84              2,000,000         1                 2,000,000         25,370,000         23,370,000
            28653           10-03-84             2,000,000         1                 2,000,000         32,940,008         30,940,008
            28737           5-02-84              4,000,000         1                 4,000,000 (a)     67,127,550         63,127,550
            28786           8-15-84              1,000,000         1                 1,000,000         15,479,768         14,479,768
            28878           9-05-84              1,500,000         1                   500,000 (d)      8,820,255          8,320,255
            28787           10-03-84             1,000,000         1                 1,000,000         18,401,846         17,401,846
            28943           1-03-85              5,000,000 (b)     1                 1,612,131 (1)     29,913,189         28,301,058
            28985           2-20-85              2,000,000         1                 2,000,000         33,350,000         31,350,000
            28986           5-29-85              1,000,000         1                 1,000,000         20,288,071         19,288,071
            29034           6-13-85              6,000,000         1                 5,920,437 (a)     91,160,486         85,240,049
            29140           9-19-85              1,000,000         1                   234,226 (d)(1)   4,274,624          4,040,398
            29079           8-14-85              2,000,000         1                    60,354 (1)      1,433,408          1,373,054
            29558-29562     8-19-87              5,000,000         1                (3,757,381 (b)     50,780,176         47,022,795
                                                                                    (1,200,001 (d)     16,327,932         15,127,931

            88-M-218        1-12-89              6,000,000         1                         0 (1)
            89-M-253        2-27-89              6,000,000         1                         0 (1)
            91-M-1310       3-11-92              7,000,000         1                (1,238,566 (b)     20,802,353         19,563,787
                                                                                    (2,141,802 (a)     39,074,848         36,933,046
            91-M-0948       4-29-92                356,460         1                   416,597           Note N
            92-M-1089       2-19-93              4,494,000         1                 4,494,000         99,991,500         95,497,500

(a)      Sold through Automatic Dividend Reinvestment Plan (DRIP)
(b)      Sold through Employees Savings Fund Plan (ESFP)
(c)      Sold through DRIP and ESFP
(d)      Sold through Employee Stock Ownership Plan
(1)      PSC Case Expired

                                                                       Exhibit A
                                                                   Sheet 3 of 23


                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)

2&3. CAPITAL STOCK AUTHORIZED BY THE COMMISSION AND ISSUED BY THE COMPANY:
     (Cont'd)

     Notes:

     A. Shares were exchanged for like amount and series of Central New York Power Corporation stock.

     B. Shares were exchanged for like amount and series of Buffalo Niagara Electric Corporation stock.

     C. Shares were exchanged for like amount and series of New York Power and Light Corporation stock.

     D. Shares were issued to Niagara Hudson Power Corporation in exchange for the following no par common stock: 1,586,358 shares of Central New York Power Corporation 1,400,000 shares of New York Power and Light Corporation 3,000,000 shares of Buffalo Niagara Electric Corporation

     E. Shares were issued to Niagara Hudson Power Corporation in exchange for 9,580,989 shares of Niagara Mohawk Power Corporation $10 stated value common stock.

     F.   Shares issued to meet the conversion privilege of its Class A stock.

     G. Shares issued upon conversion of $45,066,400 principal amount of Convertible Debentures (cash amounting to $184,403.76 paid in lieu of 5,056.94 fractional shares).

     H. Shares were exchanged for 3,312 shares of Cazenovia Electric Company common stock (subsequently merged into the Company).

     I. Shares were issued in place of 13,680,340 common shares (2 for 1 split).

     J. Shares were issued upon acquisition of 12,500 shares of capital stock of the Paul Smith's Electric Light and Power and Railroad Company (subsequently merged into the Company).

     K. Shares were issued upon acquisition of 2,316 shares of capital stock of the Adams Electric Light Company (subsequently merged into the Company).

     L. Shares were issued upon acquisition of 1,488 shares of capital stock of the Canton Electric Light and Power Company (subsequently merged into the Company).

     M. Shares were issued upon acquisition of 50 shares of capital stock of the Ellicottville Electric Light Company (subsequently merged into the Company).

     N. Shares were issued upon acquisition of 200 shares of capital stock of N.M. Suburban Gas, which in turn acquired Syracuse Suburban Gas Company, including subsequent common stock issuances in accordance with the acquisition agreement.

                                                                       Exhibit A
                                                                   Sheet 4 of 23


                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)


4.      TERMS OF PREFERENCE
        Preferred Stock

                          3.40% SERIES - $100 par value
          This series is designated as Preferred Stock, 3.40% Series, and provides for a dividend rate of 3.40% per annum. Upon voluntary dissolution, the holders are entitled to $103.50 per share plus an amount equal to dividends accrued and unpaid on each share, whether or not earned or declared. This series is redeemable in whole or in part at the option of the Company at $103.50 per share plus an amount equal to dividends accrued and unpaid on each share, whether or not earned or declared.

                          3.60% SERIES - $100 par value
          This series is designated as Preferred Stock, 3.60% Series, and provides for a dividend rate of 3.60% per annum. Upon voluntary dissolution, the holders are entitled to $104.85 per share plus an amount equal to dividends accrued and unpaid on each share whether or not earned or declared. This series is redeemable in whole or in part at the option of the Company at $104.85 per share plus an amount equal to dividends accrued and unpaid on each share, whether or not earned or declared.

                          3.90% SERIES - $100 par value
          This series is designated as Preferred Stock, 3.90% Series, and provides for a dividend rate of 3.90% per annum. Upon voluntary dissolution, the holders are entitled to $106 per share plus an amount equal to dividends accrued and unpaid on each share, whether or not earned or declared. This series is redeemable in whole or in part at the option of the Company at $106 per share plus an amount equal to dividends accrued and unpaid on each share, whether or not earned or declared.

                          4.10% SERIES - $100 par value
          This series is designated as Preferred Stock, 4.10% Series, and provides for a dividend rate of 4.10% per annum. Upon voluntary dissolution, the holders are entitled to an amount equal to $102 per share plus accrued dividends. This series is redeemable in whole or in part at the option of the Company at $102 per share plus accrued dividends.

                          4.85% SERIES - $100 par value
          This series is designated as Preferred Stock, 4.85% Series, and provides for a dividend rate of 4.85% per annum. Upon voluntary dissolution, the holders are entitled to an amount equal to $102 per share plus accrued dividends. This series is redeemable in whole or in part at the option of the Company at $102 per share plus accrued dividends.

                          5.25% SERIES - $100 par value
          This series is designated as Preferred Stock, 5.25% Series, and provides for a dividend rate of 5.25% per annum. Upon voluntary dissolution, the holders are entitled to an amount equal to $102 per share plus accrued dividends. This series is redeemable in whole or in part at the option of the Company at $102 per share plus accrued dividends.

                          6.10% SERIES - $100 par value
          This series is designated as Preferred Stock, 6.10% Series, and provides for a dividend rate of 6.10% per annum. Upon voluntary dissolution, the holders are entitled to an amount equal to $101 per share plus accrued dividends. This series is redeemable in whole or in part at the option of the Company at $101 per share plus accrued dividends.

                         7.45 % SERIES - $100 par value

          This series is designated as Preferred Stock, 7.45% Series, and provides a dividend rate of 7.45% per annum. Upon voluntary dissolution, the holders are entitled to the redemption price at the time applicable, plus dividends accrued and unpaid on each share, whether or not earned or declared. This series is redeemable in whole or in part at the option of the Company at the redemption price of $101.69 per share through June 30, 1998, at $101.45 per share thereafter and through June 30, 1999, at $101.21 per share thereafter and through June 30, 2000, at $100.97 per share thereafter and through June 30, 2001, at $100.73 per share thereafter and through June 30, 2002, at $100.49 per share thereafter and through June 30, 2003, at $100.25 per share thereafter and through June 30, 2004, and at $100.00 per share thereafter, in each case plus an amount equal to dividends accrued and unpaid on each share, whether or not earned or declared. As a mandatory sinking fund the Company will call for redemption and retire on each June 30, 1977 through June 30, 2008, 18,000 shares, and on June 30, 2009 the balance of the shares outstanding, in each case at a redemption price of $100 per share, plus an amount equal to the dividends accrued and unpaid, whether or not earned or declared.

                          7.72% SERIES - $100 per value
          This series is designated as Preferred Stock, 7.72% Series, and provides for a dividend rate of 7.72% per annum. Upon voluntary dissolution, the holders are entitled to an amount equal to $102.36 per share plus accrued dividends. This series is redeemable in whole or in part at the option of the Company at $102.36 per share plus accrued dividends.

                                                                       Exhibit A
                                                                   Sheet 5 of 23

                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)


                          7.85% SERIES - $25 par value
          This series is designated as Preferred Stock, 7.85% Series and provides a dividend rate of 7.85% per annum. Upon voluntary dissolution, the holders are entitled to the redemption price at the time applicable, plus dividends accrued and unpaid on each share, whether or not earned or declared. This series is redeemable in whole or in part at the option of the Company at the redemption price of $25.56 per share through September 30, 1997, at $25.28 per share thereafter and through September 30, 1998, and at $25.00 per share thereafter in each case plus an amount equal to dividends accrued and unpaid on each share, whether or not earned or declared. As a mandatory sinking fund the Company will call for redemption and retire on September 30, 1997, 182,801 shares, and on each September 30 thereafter through September 30, 2001, in each case at $25.00 per share plus accumulated dividends.

                          8.375% SERIES - $25 par value
          This series is designated as Preferred Stock, 8.375% Series, and provides a dividend rate of 8.375% per annum. Upon voluntary dissolution, the holders are entitled to an amount equal to the redemption price at the time applicable, plus accrued dividends. As a mandatory sinking fund, the Company will call for the redemption and retire on April 1, 1983 and on each April 1 thereafter to and including April 1, 1997, 100,000 shares and on April 1, 1998 the balance of shares outstanding, in each case at a redemption price of $25 per share plus an amount equal to the dividends accrued and unpaid on such shares, whether or not earned or declared.

                          9.50% Series - $25 par value
          This series is designated as Preferred Stock, 9.50% Series and provides a dividend rate of 9.50% per annum. Upon voluntary dissolution, the holders are entitled to an amount equal to the redemption price at the time applicable, plus accrued dividends. This series is redeemable in whole or in part at the option of the Company at any time on or after September 30, 1999 at $25.00 per share, in each case plus an amount equal to the dividends accrued and unpaid on each share, whether or not earned or declared.

                    Adjustable Rate Series A - $25 par value
          The series is designated as Preferred Stock, Series A and provides a dividend rate of not less than 6.50% per annum or greater than 13.50% per annum. The annual dividend per share was 10.00% of par value for the initial dividend period ended March 31, 1983 and is computed at 1.60% below the applicable rate in effect for each subsequent period. The applicable rate for any dividend period will be the highest of (1) the Treasury Bill Rate (2) the ten year constant maturity rate and (3) the twenty year constant maturity rate for such dividend period. The amount of dividends per share payable for each dividend period shall be computed by dividing the dividend rate for such dividend period by four and applying such rate against the par value. The dividend rate with respect to each dividend period will be calculated as promptly as practicable by the Company, confirmed in writing by independent accountants and published in a newspaper of general circulation in New York City prior to the new dividend period. Upon voluntary dissolution, the holders are entitled to receive $25.00 per share plus accrued dividends.

                    Adjustable Rate Series B - $25 par value
          This series is designated as Preferred Stock, Series B and provides a dividend rate of not less than 7.50% per annum or greater than 16.50% per annum. The dividend rate for the initial dividend period ending December 31, 1984 was 13.375% per annum. For each quarterly period thereafter, dividend will be .625% above the applicable rate. The applicable rate for each dividend period, determined in advance of such period, will be the highest of the per annum three-month U.S. Treasury bill rate, the U.S. Treasury ten year constant maturity rate and the U.S. Treasury twenty year constant maturity rate. The amount of dividends per share payable for each dividend period shall be computed by dividing the dividend rate for such dividend period by four and applying such rate against the par value per share. The dividend rate with respect to each dividend period will be calculated as promptly as practical by the Company, confirmed in writing by independent accountants and published in a newspaper of general circulation in New York City prior to the new dividend period. Upon voluntary dissolution, the holders are entitled to receive $25.00 per share plus accrued dividends. This series is redeemable in whole or in part at the option of the Company at $25.00 per share, plus accrued dividends. As a sinking fund, the Company will call for the redemption and retire on September 30, 1993 and each September 30, thereafter to and including September 30, 2023, 50,000 shares and on August 15, 2024, 450,000 shares, in each case at $25.00 per share plus accrued dividends.

                    Adjustable Rate Series C - $25 par value
          This series is designated as Preferred Stock, Series C and provides an annual dividend rate of 12.12% for the initial dividend period ending June 30, 1985 and at .40% above the Applicable Rate in effect for each subsequent period. The dividend rate for any dividend period shall in no event be less than 7% per annum or greater than 15.50% per annum. The applicable rate for each dividend period, determined in advance of such period, will be the highest of the arithmetic average of the two most recent weekly per annum Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate. The amount of dividends per share payable for each dividend period shall be computed by dividing the dividend rate for such dividend period by four and applying such rate against the par value. The dividend rate with respect to each dividend period will be calculated as promptly as practicable by the Company, confirmed in writing by independent accountants and published in a newspaper of general circulation in New York City prior to the new dividend period. Upon voluntary dissolution, the holders are entitled to receive $25.00 per share plus accrued dividends. This series is redeemable in whole or in part at the option of the Company at $25.00 per share, plus accrued dividends.

                                                                       Exhibit A
                                                                   Sheet 6 of 23

                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)


                                   ALL SERIES
          Accruals of dividends shall not bear interest. Not convertible or exchangeable for other securities of the corporation. Upon involuntary dissolution, the holders are entitled to the par value per share plus an amount equal to each share, whether or not earned or declared.

          No voting rights except upon default in payment of dividends in an aggregate amount equivalent to four full quarterly dividends on all shares of preferred stock outstanding. Upon such a default and until all dividends on all shares of preferred stock at time of default shall have been paid or declared or set apart for payment, the holders of the preferred stock, voting separately as a class and regardless of series, shall be entitled to elect a majority of the Board of Directors.

          No preemptive rights to subscribe for, purchase or receive any part of the unissued stock of the Company or any stock of the Company to be issued by reason of any increase in the authorized capital stock of the Company.

          Until dividends declared or set apart for payment for all series of preferred stock, no dividend to be paid or set apart for payment on the preference and common stock.


          Upon dissolution, voluntary or involuntary, holders of preferred stock of each series then outstanding entitled to receive the sums per share fixed for the respective series before any distribution to holders of the preference and common stock. If assets distributable upon dissolution, voluntary or involuntary, are insufficient to permit payment to holders of preferred stock in full, then assets to be distributed ratably among the holders of respective series of preferred stock in proportion to sums which would be payable if assets were sufficient.

          Legal rights of the Company to purchase or otherwise acquire shares of preferred stock not limited.

          So long as any shares of the preferred stock of any series are outstanding, the Company is not permitted to do certain things without the consent of the holders of preferred stock which are set out in subdivisions
     (E), (F) and (G) of paragraph (5) of part D of the Article IV of the Certificate of Consolidation and Certification of Amendment both dated and filed January 5, 1950.

     Preference Stock

          No preference stock is currently outstanding.


                                   ALL SERIES
          Accruals of dividends shall not bear interest. Not convertible or exchangeable for other securities of the Company. Upon involuntary dissolution, the holders are entitled to the par value per share plus an amount equal to dividends accrued and unpaid on each share, whether or not earned or declared.

          No voting rights except upon default in payment of dividends in an aggregate amount equivalent to six full quarterly dividends on all shares of preference stock outstanding. Upon such a default and until all dividends on all shares of preference stock at time of default shall have been paid or declared or set apart for payment, the holders of the preference stock, voting separately as a class and regardless of series, shall be entitled to elect two members of the Board of Directors.

          No preemptive rights to subscribe for, purchase or receive any part of the unissued stock of the Company or any stock of the Company to be issued by reason of any increase in the authorized capital stock of the Company.

          Dividend payable on last day of March, June, September and December in each year. Until dividends declared or set apart for payment for all series of preference stock, no dividend to be paid or set apart for payment on the common stock.

          Upon dissolution, voluntary or involuntary, holders of preference stock of each series then outstanding entitled to receive the sums per share fixed for the respective series before any distribution to holders of the common stock. If assets distributable upon dissolution, voluntary or involuntary, are insufficient to permit payments to holders of preference stock in full, then assets to be distributed ratably among the holders of respective series of preference stock in proportion to sums which would be payable if assets were sufficient.

          Legal rights of Company to purchase or otherwise acquire shares of preference stock not limited.

          So long as any shares of the preference stock of any series are outstanding, the Company is not permitted to do certain things without the consent of the holders of the preference stock which are set out in subdivisions (D) and (E) of paragraph (7) of Part D of the Article IV of the Certificate of Consolidation and Certification of Amendment both dated and filed January 5, 1950.

                                                                       Exhibit A
                                                                   Sheet 7 of 23
                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)

5.   TRANSFERS FROM SURPLUS OR OTHER ACCOUNTS TO NON-PAR STOCK ACCOUNTS:

          NONE

6&8. BONDS, ETC. AUTHORIZED BY THE COMMISSION AND ISSUED/OUTSTANDING BY THE
     COMPANY:

     (A) First Mortgage Bonds issued by Niagara Mohawk Power Corporation and secured by mortgage referred to under 7(a) below:

                              Face Value
                               of Bonds
 Case          Date of        Authorized           Amount           Date of     Interest        Date of
Number          Order         and Issued         Outstanding         Issue        Rate %        Maturity
------         -------        ----------         -----------        --------    --------       --------
14626          01/17/50       $40,000,000           (1)             01/01/50      2.75         01/01/80
15062          11/09/50        40,000,000           (1)             10/01/50      2.875        10/01/80
15593          12/19/51        15,000,000           (1)             12/01/51      3.375        12/01181
16083          02/10153        25,000,000           (1)             02/01/53      3.50         02/01/83
16459          10/16/53        40,000,000           (1)             10/01/53      3.25         10/01/83
16888          08/16/54        25,000,000           (1)             08/01/54      3.125        08/01/84
17797          04/24/56        30,000,000           (1)             05/01/56      3.625        05/01/86
18507          08/27/57        50,000,000           (1)             09/01/57      4.875        09/01/87
18984          05/26/58        50,000,000           (1)             06/01/58      3.875        06/01/88
21118          03/22/60        50,000,000           (1)             04/01/60      4.75         04/01/90
21886          10/10/61        40,000,000           (1)             11/01/61      4.50         11/01/91
23405          10/10/64        40,000,000           (1)             12/01/64      4.625        12/01/94
24135          10/11166        45,000,000           (1)             11/01/66      5.875        11/01/96
24455          08/02/67        40,000,000       40,000,000          08/01/67      6.25         08/01/97
24790          07/16/68        60,000,000       60,000,000          08/01/68      6.50         08/01/98
25354          11/12/69        75,000,000           (4)             12/01/69      9.125        12/01/99
25977          01/26/71        65,000,000           (4)             02/01/71      7.375        02/01/01
26204          01/18/72        80,000,000           (4)             02/01/72      7.625        02/01/02
26290          08/01/72        80,000,000           (4)             08/01/72      7.75         08/01/02
26511          11/20/73        80,000,000           (4)             12/01/73      8.25         12/01/03
26726          09/24/74       125,000,000           (1)             10/01/74     12.60         10/01/81
26770          12/10/74        50,000,000           (4)             03/01/75     10.20         03/01/05
26864          08/07/75        50,000,000           (1)             09/01/75     10.625        09/01/85
27185          08/04/77        75,000,000           (4)             08/01/77      8.35         08/01/07
27267          12/20/77        50,000,000           (4)             12/01/77      8.625        12/01/07
27442          12/14/78        50,000,000           (4)             12/01/78      9.50         12/01/03
27569          08/22/79       100,000,000           (4)             09/01/79      9.95         09/01/04
27771          09/24/80        66,350,000           (4)             10/01/80     12.95         10/01/00
27772          02/11/81        13,650,000           (4)             03/01/81     15.00         03/01/91
27773          09/24/80        25,000,000           (4)             03/03/81     12.95         10/01/00
27925         )08/07/81        25,000,000           (4)             08/11/81     14.875        08/11/88
27925         )08/07/81        25,000,000           (4)             09/11/81     14.875        08/11/88
27926          10/01/81        50,000,000           (4)             03/12/82     15.50         03/01/92
27927          03/09/82        30,000,000           (4)             04/01/82     13.50         04/01/12
27928         (06/09/82        75,000,000           (4)             06/17/82     15.75         06/01/92
27930         (
27929         (08/11/82        75,000,000           (4)             08/23/82     16.00         08/01/12
27931         )
28255         (10/26/82       100,000,000           (4)             11/30/82     12.875        11/01/12
28256         (
28353         )02/09/83       100,000,000           (4)             03/02/83     12.875        03/01/13
28354         )
28456          04/06/83        50,000,000           (4)             05/09/83     11.00         05/01/93
28457          06/15/83        50,000,000           (4)             06/24/83     12.50         06/15/13
28463         (                20,000,000           (1)             04/09/84     12.00         03/01/89
28464         (04/06/83        13,000,000           (4)             04/09/84     12.50         03/01194
              (                17,000,000           (4)             04/09184     12.625        03/01/99
28458         )
28468         )02/27/84       100,000,000           (4)             05/02/84     14.75         05/01/91
28648         )
28788         (
28789         (06/13/84       100,000,000           (4)             08/08/84     11.25         07/01/14
28790         (
28830         )09/05/84        56,250,000           (4)             10/30/84     11.375        10/01/14
28831         )09/05/84        13,000,000           (1)             10/30/84      9.125        10/01/89
28905         (11/20/84        30,000,000           (1)             01/31185     13.06         02/01/92
              (                20,000,000           (1)             02/28/85     13.06         02/01/92

28906         )12/19/84        20,000,000           (1)             01/31/85     12.73         02/01/92
              )                10,000,000           (1)             02/20/85     12.73         02/20/92
              )                20,000,000           (1)             02/28/85     12.68         02/28/92
28646         (
28833         (
28907         (10/30/85        75,000,000       75,000,000          11/20/85      8.875        11/01/25
29043         (
29042         )
29044         )
29269         )03/18/86       150,000,000           (4)             06/16/86     10.00         06/01/16
29270         )

                                                                       Exhibit A
                                                                   Sheet 8 of 23

                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)


6&8. BONDS, ETC. AUTHORIZED BY THE COMMISSION AND ISSUED/OUTSTANDING BY THE
     COMPANY (CONT'D)


                              Face Value
                               of Bonds
 Case          Date of        Authorized           Amount           Date of     Interest        Date of
Number          Order         and Issued         Outstanding         Issue        Rate %        Maturity
------         -------        ----------         -----------        --------    --------       --------
29271         (
29272         (05/28/86       150,000,000           (1)             08/5/86       8.875        08/01/94
29308         (
29309         (
29310         (
29354         07/23/86         100,000000           (4)             10/07/86      9.125        10/01/96
29350         07/23/86        100,000,000           (4)             11/20/86     10.0
29476         (04/08/87       100,000,000           (4)             07/15/87      9.625        11/01/16
29477         (                                                                                07/01/97
29553         )04/27/88       200,000,000           (4)             05/12/88      9.875        05/01/98
29557         (
88-M-182      (
88-M-183      (11/16/88       100,000,000           (4)             02/21/89     10.25         02/01/99
88-M-184      (
88-M-254      )03/13/89       100,000,000           (4)             04/12/89     10.375        04/01/99
88-M-255      (
88-M-072      (04/07/89       100,000,000        100,000,000        10/20/89      9.25
88-M-073      (                                                                                10/01/01
89-M-074      (
89-M-075      (
89-M-110      (05/10/90       150,000,000        150,000,000        06/21/90      9.50         06/01/00
89-M-110      (
89-M-110      (05/10/90       150,000,000        150,000,000        11/28/90      9.75         11/01/05
89-M-111      (
90-M-688      (
90-M-689      (12/14/90       150,000,000        150,000,000        03/07/91      9.50         03/01/21
90-M-690      (
90-M-691      (12/11/91       150,000,000        150,000,000        04/14/92      8.75         04/01/22
90-M-692      (
90-M-693      (
91-M-0614      09/26/91        45,600,000         45,600,000        10/29/91      6.625        10/01/13
91-M-0640      08/20/92       115,705,000        115,705,000        07/07/94      7.20         07/01/29
92-M-0152      05/14/92       300,000,000        300,000,000        06/10/92      8.00         06/01/04
92-M-0152                     165,000,000        165,000,000        07/23/92      8.50         07/01/23
92-M-0152                     220,000,000        220,000,000        08/26/92      7.375        08/01/03
93-M-0110     )03/31/93        85,000,000         85,000,000        04/07/93      6.875        04/01/03
93-M-0110     )               210,000,000        210,000,000        04/07/93      7.875        04/01/24
93-M-0110     )03/31/93       110,000,000        110,000,000        07/07/93      6.625        07/01/05
93-M-0246     (08/05/93       230,000,000        230,000,000        09/15/93      5.875        09/01/02
93-M-0246     (               210,000,000        210,000,000        03/04/94      6.875        03/01/01
93-M-0981      05/16/94       275,000,000        275,000,000        05/23/95      7.75         05/15/06

     (B)  First Mortgage Bonds issued by Central New York Power Corporation:
11642          11/15/44        48,000,000           (1)             10/01/44      3.0          10/01/74

     (C)  First Mortgage Bonds issued by Buffalo Niagara Electric Corporation:
11748          12/11/45        56,929,000           (1)             11/01/45      2.75         11/01/75

     (D)  First Mortgage Bonds issued by New York Power and Light Corporation:

11618          04/10/45        50,000,000           (1)             03/01/45      2.75         03/01/75

     (E)  First Mortgage Bonds issued by Paul Smith's Electric Light and Power and Railroad Company
14515          03/20/50         1,100,000           (1)             04/01/50      3.375        04/01/75
              (09/15/53
16400         (03/22/54           450,000           (1)             07/01/54      4.50         07/01/79
21302          09/13/60           450,000           (1)             05/01/60      5.50         5/01/85

     (F)  Unsecured Convertible Debentures issued by Niagara Mohawk Power
          Corporation:
18134          01/07/57        46,224,200           (2)             2/01/57       4.625        02/01/72

     (G)  Promissory notes issued by Niagara Mohawk Power Corporation:

26630          06/11/74        46,600,000           (4)             06/01/74      8.0          06/01/04
28020          08/19/81        50,000,000           (4)             09/23/81     18.0          09/15/89
28020          08/19/81        17,000,000           (4)             09/23/81     10.0          09/15/89
28981         )
28982         )06/26/85       100,000,000      100,000,000          09/05/85     Various       07/01/15
28983         )
28646         (
28833         (10/30/85        75,000,000       75,000,000          12/23/85     Various       12/01/25

                                                                       Exhibit A
                                                                   Sheet 9 of 23
                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)


6&8. BONDS, ETC. AUTHORIZED BY THE COMMISSION AND ISSUED/OUTSTANDING BY THE
     COMPANY (CONT'D)

                              Face Value
                               of Bonds
 Case          Date of        Authorized           Amount           Date of     Interest        Date of
Number          Order         and Issued         Outstanding         Issue        Rate %        Maturity
------         -------        ----------         -----------        --------    --------       --------
28907
29043
29357         )09/10/86        50,000,000        50,000,000         12/18/86     Various       12/01/26
29352
29353         (12/17/86       100,000,000           (1)             Various      Various       Various
29415
29474
29475         )04/08/87       100,000,000           (1)             Various      Various       Various
29478
88M-256       (
88M-257       (05/03/89       100,000,000        20,000,000         Various      Various       Various

     (H)  New York State Energy Research And Development Authority (NYSERDA)
          Unsecured Promissory Note:

28015          10/14/81         9,600,000           (1)             Various      Various       07/14/82

     (I)  NYSERDA Tax Exempt Revenue Notes:
28465
28466         )06/29/83        56,000,000           (1)             Various      Various       Various
28467
29416         (12/17/86        25,760,000         25,760,000        03/26/87     Various       03/01/27
29417
29512
29513         )04/08/87        93,200,000         93,200,000        07/16/87     Various       07/01/27
88-M-078      (
88-M-079      (09/28/88        69,800,000         69,800,000        12/28/88     Various       12/01/23

     (J)  Revolving Credit and Term Loan Agreement: (commercial paper notes)
27753          07/09/80        50,000,000           (1)             Various      Various       Various

     (K)  Revolving Credit Agreement - Oswego Facilities Trust:
27493          09/21/83       100,000,000           (4)             Various      Various       Various

     (L)  Liability for Nuclear Fuel Disposal Costs:
28525          03/20/84       111,440,548       111,440,548         03/20/84     Various       1998

     (M)  Unsecured Promissory Notes:
28465          05/30/84        20,000,000           (1)             07/31/84     15.02%        07/31/90
28465          05/30/84        30,000,000           (1)             08/27/84     15.02%        08/27/90

     (N)  Swiss Franc Bonds issued by Niagara Mohawk Power Corporation:
28980          08/14/85        50,000,000           (1)             11/14/85      5.50%        12/15/95

     (0)  Obligation Under Capital Leases - Noncurrent:
-                 -              -               27,949,088         Various      Various       Various

     (P)  Revolving Credit and Loan Agreement:
28875          09/19/84        25,000,000           (1)             12/31/86     Various       Various
93-M-0981      05/16/96       200,000,000           (1)             Various      Various       Various

     (Q)  NUG Contract Termination Liability
-                 -              -               11,600,000         Various      Various       Various

     (R)  Senior Debt Facility:
12733          12/13/95       105,000,000        105,000,000        Various      Various       06/30/99

         (1)  Repaid on date of maturity.
         (2) Converted into 1,414,368 shares of common stock at $31.75 per share (cash paid in lieu of 5,056.94 fractional shares) $45,066,400 Redeemed for cash on 10/01 /59 616,1 00 shares
                   Redeemed for cash on 09/19/60 541,700 shares Conversion privilege - 02/01/57 - 09/19/60
         (3) Partially redeemed through sinking fund requirements and/or other options under the mortgage agreements.
         (4)  Partial or full repayment prior to maturity.

                                                                  Sheet 10 of 23

                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)



DESCRIPTION OF MORTGAGES:

(A) The original Mortgage Trust Indenture of Central New York Power Corporation (name changed to Niagara Mohawk Power Corporation) dated October 1, 1937, and supplemental indentures dated as of the following dates: December 1, 1938, April 15, 1939, July 1, 1940, January 1, 1942, October 1, 1944, June
     1, 1945, August 17, 1948, December 31, 1949, January 1, 1950, October 1,
     1950, October 19, 1950, December 1, 1951, February 1, 1953, February 20, 1953, October 1, 1953, August 1, 1954, April 25, 1956, May 1, 1956,
     September 1, 1957, June 1, 1958, March 15, 1960, April 1, 1960, November 1, 1961, December 1, 1964, October 1, 1966, July 15, 1967, August 1, 1967,
     August 1, 1968, December 1, 1969, February 1, 1971, February 1, 1972, August 1, 1972, December 1, 1973, October 1, 1974, March 1, 1975, August 1, 1975, March 15, 1977, August 1, 1977, December 1, 1977, March 1, 1978,
     December 1, 1978, September 1, 1979, October 1, 1979, June 15, 1980,
     September 1, 1980, March 1, 1981, August 1, 1981, March 1, 1982, April 1, 1982, June 1, 1982, August 1, 1982, November 1, 1982, March 1, 1983, May 1,
     1983, June 15, 1983, March 1, 1984, May 1, 1984, July 1, 1984, October 1,
     1984, January 31, 1985, February 1, 1985, February 15, 1985, November 1, 1985, June 1, 1986, August 1, 1986, October 1, 1986, November 1, 1986, July
     1, 1987, May 1, 1988, February 1, 1989, April 1, 1989, October 1, 1989,
     June 1, 1990, November 1, 1990, March 1, 1991 and October 1, 1991, April 1, 1992, June 1, 1992, July 1, 1992, August 1, 1992, April 1, 1993, July 1,
     1993, September 1, 1993, March 1, 1994, July 1, 1994, May 1, 1995 and March
     20, 1996 were given by Niagara Mohawk Power Corporation (Central New York Power Corporation prior to January 5, 1950) to the Marine Midland Trust Company of New York (Now Marine Midland Bank) as Trustee. Marine Midland Bank was replaced as Trustee by Bankers Trust Company as of March 19, 1996. The amount of the indebtedness authorized to be secured thereby is unlimited. The amount of indebtedness actually incurred by Niagara Mohawk Power Corporation was $6,340,555,000 (for Niagara Mohawk Power Corporation and its prior companies, the amount of indebtedness actually incurred was $6,497,484,000) and the amount presently outstanding is $2,841,305,000. This mortgage covers all major properties of Niagara Mohawk Power Corporation.

                                                                       Exhibit A
                                                                  Sheet 11 of 23
                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)


9.   AFFILIATED INTEREST:

          NONE

10.  OTHER INDEBTEDNESS:

          Notes Payable                                             $         --


          Other current and accrued liabilities                      699,231,602

                  Total                                             $699,231,602

11.  INTEREST ACCRUED FROM DECEMBER 31, 1996 TO JUNE 30, 1997:


Interest on Mortgage Bonds                     @          6-5/8%    $  3,643,750
Interest on Mortgage Bonds                     @          5-7/8%       6,756,250
Interest on Mortgage Bonds                     @          6-1/4%       1,250,000
Interest on Mortgage Bonds                     @          6-1/2%       1,950,000
Interest on Mortgage Bonds                     @          6-7/8%       2,921,875
Interest on Mortgage Bonds                     @          6-5/8%       1,510,500
Interest on Mortgage Bonds                     @          7-7/8%       8,268,750
Interest on Mortgage Bonds                     @          9-1/4%       4,625,000
Interest on Mortgage Bonds                     @          9-1/2%       7,125,000
Interest on Mortgage Bonds                     @          9-3/4%       7,312,500
Interest on Mortgage Bonds                     @          9-1/2%       7,125,000
Interest on Mortgage Bonds                     @          8-7/8%       3,328,125
Interest on Mortgage Bonds                     @          8-3/4%       6,562,500
Interest on Mortgage Bonds                     @          8-1/2%       7,012,500
Interest on Mortgage Bonds                     @           8.00%      12,000,000
Interest on Mortgage Bonds                     @          7-3/8%       8,112,500
Interest on Mortgage Bonds                     @           7.20%       4,165,380
Interest on Mortgage Bonds                     @          6-7/8%       7,218,750
Interest on Mortgage Bonds                     @          7-3/4%      10,656,250
Interest on NYSERDA Notes                      @          Various      8,550,283
Interest on Medium Term Notes                  Series C                  997,000
Interest on Senior Debt Facility               @          Various      3,928,932
Interest on Nuclear Fuel Disposal Costs                                1,790,680
                                                                    ------------
   Total interest on long-term debt                                 $126,811,525
                                                                    ============

                                                                       EXHIBIT A
                                                                  SHEET 12 OF 23
                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)


11.  INTEREST ACCRUED FROM DECEMBER 31, 1996 TO JUNE 30, 1997:



Interest on Customer Deposits                                       $   436,838
Interest on Suppliers Refunds                                             8,616
Interest on Refunds Due to Incorrect Charges on Customer Bills           84,602
Interest on Nine Mile 2 Co-Tenancy Inventory Carrying Cost            1,137,762
Interest on Salina Meadows and various leases                           130,271
Interest on late payments to unregulated generators                    (166,471)
Interest on tax assessments                                              23,236
Interest on gas contingency reserve balance                             510,486
Interest on early payment of gas supplier invoices                     (316,641)
Interest on municipal street lighting audits                            263,972
Interest on cogeneration settlement (Indeck-Yerkes)                      60,060
                                                                      ---------
         Total Other Interest Expense                                 2,172,731
                                                                      =========

                                                                       Exhibit A
                                                                  Sheet 13 of 23


                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)


DIVIDENDS DECLARED AND PAID FROM JANUARY 1, 1991 TO DECEMBER 31, 1991:

Preferred Stock:
     3.40% Series ($ 3.40 per share)                $  680,000
     3.60% Series ($ 3.60 per share)                 1,260,000
     3.90% Series ($ 3.90 per share)                   936,005
     4.10% Series ($ 4.10 per share)                   861,001
     4.85% Series ($ 4.85 per share)                 1,212,503
     5.25% Series ($ 5.25 per share)                 1,050,003
     6.10% Series ($ 6.10 per share)                 1,525,001
     7.45% Series ($ 7.60 per share)                 2,525,550
     7.72% Series ($ 7.72 per share)                 3,088,000
     10.60% Series ($ 10.60 per share)                 742,000
     9.75% Series ($ 2.5876 per share)(First)        1,115,156
     8.375% Series ($ 2.1340 per share)              1,517,969
     8.75% Series ($ 2.1875 per share)               6,562,500
     12-50% Series ($ 3.125 per share)               1,159,679
     12-25% Series ($ 3.0625 per share)              1,258,061
     8.70% Series ($ 12.175 per share)               2,175,000
     7.85% Series ($ 1.9625 per share)                 343,798
     Adjustable Rate Series A                        2,268,750
     10.75% Series ($2.6875 per share)                 430,000
     Adjustable Rate Series B                        4,906,250
     Adjustable Rate Series C                        4,793,750
                                                    ----------

Common Stock ($0.32 per share)                                      $ 40,410,976
                                                                      43,551,890
                                                                      ----------
                                                                    $ 83,962,866
                                                                    ============


DIVIDENDS DECLARED AND PAID FROM JANUARY 1, 1992 TO DECEMBER 31, 1992:

Preferred Stock:
     3.40% Series ($ 3.40 per share)               $  680,000
     3.60% Series ($ 3.60 per share)                1,260,000
     3.90% Series ($ 3.90 per share)                  936,005
     4.10% Series ($ 4.10 per share)                  861,001
     4.85% Series ($ 4.85 per share)                1,212,503
     5.25% Series ($ 5.25 per share)                1,050,002
     6.10% Series ($ 6.10 per share)                1,525,001
     7.45% Series ($ 7.45 per share)                2,391,450
     7.72% Series ($ 7.72 per share)                3,088,000
     10.60% Series ($10.60 per share)                 159,000
     9.75% Series ($ 2.4375 per share)                954,281
     8.375% Series ($ 2.1340 per share)             1,308,594
     7.85% Series ($ 1.9625 per share)              1,793,735
     Adjustable Rate Series B                       4,343,750
     Adjustable Rate Series A                       1,980,000
     Adjustable Rate Series C                       4,231,250
     8.75% Series ($2.1875 per share)               6,562,500
     8.70% Series.($2.175 per share)                2,175,000
                                                    ---------

     Common Stock ($.76 per share)                                  $ 36,512,072
                                                                     103,784,290
                                                                     -----------
                                                                    $140,296,362
                                                                    ============

DIVIDENDS DECLARED AND PAID FROM JANUARY 1, 1993 TO DECEMBER 31, 1993:

Preferred Stock:
      3.40% Series ($3.40 per share)                $  680,000
      3.60% Series ($3.60 per share)                 1,260,000
      3.90% Series ($3.90 per share)                   936,005
      4.10% Series ($4.10 per share)                   861,000
      4.85% Series ($4.85 per share)                 1,212,503
      5.25% Series ($5.25 per share)                 1,050,002
      6.10% Series ($6.10 per share)                 1,525,001
      7.45% Series ($7.45 per share)                 2,257,350
      7.72% Series ($7.72 per share)                 3,088,000
      9.75% Series ($9.75 per share)                   793,406
      8.375% Series ($8.375 per share)               1,099,219
      7.85% Series ($7.85 per share)                 1,793,735
      Adjustable Rate Series B                       3,898,438
      Adjustable Rate Series A                       1,950,001
      Adjustable Rate Series C                       3,775,000
      8.75% Series                                   3,937,500
      8.70% Series                                   7,740,000
                                                     ---------

Common Stock ($.95 per share)                                       $ 31,857,160
                                                                     133,908,204
                                                                     -----------
                                                                    $165,765,364
                                                                    ============

                                                                       Exhibit A
                                                                  Sheet 14 of 23


                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)


DIVIDENDS DECLARED AND PAID FROM JANUARY 1, 1994 TO DECEMBER 31, 1994:
Preferred Stock:

     3.40% Series ($ 3.40 per share)                 $680,000
     3.60% Series ($ 3.60 per share)                1,260,000
     3.90% Series ($ 3.90 per share)                  936,005
     4.10% Series ($ 4.10 per share)                  861,000
     4.85% Series ($ 4.85 per share)                1,212,503
     5.25% Series ($ 5.25 per share)                1,050,002
     6.10% Series ($ 6.10 per share)                1,525,001
     7.45% Series ($ 7.60 per share)                2,123,250
     7.72% Series ($7.72 per share)                 3,088,000
     7.85% Series ($7.85 per share)                 1,793,735
     8.375% Series ($8.375 per share)(First)          889,844
     8.70% Series                                     870,000
     8.75% Series                                   1,312,500
     9.50% Series                                   5,700,000
     9.75% Series ($9.75 per share)                   632,531
     Adjustable Rate Series A                       1,950,001
     Adjustable Rate Series B                       3,900,469
     Adjustable Rate Series C                       3,887,500
                                                    ---------

     Common Stock ($1.09 per share)                                $  33,672,341
                                                                     156,060,222
                                                                     -----------
                                                                    $189,732,563
                                                                    ============


DIVIDENDS DECLARED AND PAID FROM JANUARY 1, 1995 TO DECEMBER 31, 1995:

Preferred Stock:
     3.40% Series ($ 3.40 per share)                 $ 680,000
     3.60% Series ($ 3.60 per share)                 1,260,000
     3.90% Series ($ 3.90 per share)                   936,004
     4.10% Series ($ 4.10 per share)                   861,001
     4.85% Series ($ 4.85 per share)                 1,212,502
     5.25% Series ($ 5.25 per share)                 1,050,002
     6.10% Series ($ 6.10 per share)                 1,525,001
     7.45% Series ($ 7.45 per share)                 1,989,150
     7.72% Series ($ 7.72 per share)                 3,088,000
     7.85% Series ($ 7.85 per share)                 1,793,735
     8.375% Series ($ 8.375 per share)                 680,469
     8.70% Series                                      217,500
     9.50% Series                                   14,250,010
     9.75% Series ($ 9.75 per share)                   471,656
     Adjustable Rate Series A                        1,957,501
     Adjustable Rate Series B                        3,723,125
     Adjustable Rate Series C                        3,900,000
                                                     ---------

     Common Stock ($ 1.12 per share)                                $ 39,595,656
                                                                     161,650,599
                                                                     -----------
                                                                    $201,246,255
                                                                    ============

DIVIDENDS DECLARED AND PAID FROM JANUARY 1, 1996 TO DECEMBER 31, 1996:

Preferred Stock:
     3.40% Series ($3.40 per share)                  $ 680,000
     3.60% Series ($3.60 per share)                  1,260,000
     3.90% Series ($3.90 per share)                    936,004
     4.10% Series ($4.10 per share)                    861,001
     4.85% Series ($4.85 per share)                  1,212,502
     5.25% Series ($5.25 per share)                  1,050,002
     6.10% Series ($6.10 per share)                  1,525,001
     7.45% Series ($7.45 per share)                  1,855,050
     7.72% Series ($7.72 per share)                  3,088,000
     7.85% Series ($7.85 per share)                  1,793,735
     8.375% Series ($8.375 per share)                  471,094
     9.50% Series                                   14,250,010
     9.75% Series ($9.75 per share)                    263,250
     Adjustable Rate Series A                        1,950,001
     Adjustable Rate Series B                        3,410,156
     Adjustable Rate Series C                        3,675,000
                                                     ---------
                                                                    $ 38,280,806
                                                                          --
     Common Stock (no dividend declared)                            $ 38,280,806
                                                                    ============

                                                                      Exhibit A
                                                                 Sheet 15 of 23


                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)

13. CONTINGENT ASSETS AND CONTINGENT LIABILITIES AND UNPAID CUMULATIVE DIVIDENDS ACCRUED

         (a)  Statement of Contingent Assets and Contingent Liabilities.

         LONG-TERM CONTRACTS FOR THE PURCHASE OF ELECTRIC POWER: At January 1, 1997, the Company had long-term contracts to purchase electric power from the following generating facilities owned by New York Power Authority (NYPA):

---------------------------------------------------------------------------------------------------------------------------------
                                                                  Expiration date      Purchased capacity      Estimated annual
              Facility                                              of contract              in Kw.              capacity cost
---------------------------------------------------------------------------------------------------------------------------------

Niagara - hydroelectric project...........................              2007                 936,000                $26,176,000

St. Lawrence - hydroelectric project......................              2007                 104,000                  1,300,000

Blenheim-Gilboa - pumped storage generating station.......              2002                 270,000                  7,500,000

Fitzpatrick - nuclear plant...............................              2014                 110,000(1)               4,785,000
---------------------------------------------------------------------------------------------------------------------------------
                                                                                           1,420,000                $39,761,000

========================================================== ================== ====================== ==========================

(a)  110,000 Kw through May 1997; 26,000 Kw thereafter

         The purchase capacities shown above are based on the contracts currently in effect. The estimated annual capacity costs are subject to price escalation and are exclusive of applicable energy charges. The total cost of purchases under these contracts was approximately, in millions, $93.3, $92.5 and $85.1 for the years 1996, 1995 and 1994, respectively.

         Under the requirements of the Federal Public Utility Regulatory Policies Act of 1978, the Company is required to purchase power generated by Independent Power Producers (IPPs), as defined therein. The Company has 157 IPP contracts, of which 148 are on line, amounting to approximately 2,710 MW of capacity at December 31, 1996. Of this amount 2,406 MW is considered firm. The following table shows the payments for fixed and other capacity costs, and energy and related taxes the Company estimates it will be obligated to make under these contracts without giving effect to the IPP agreement-in-principle. The payments are subject to the tested capacity and availability of the facilities, scheduling and price escalation.

-------------------------------------------------------------------------------
                                (In thousands of dollars)
                 Schedulable Fixed Costs
                 -----------------------
Year           Capacity          Other       Energy and Taxes     Total
-------------------------------------------------------------------------------

1997           $223,880          $ 40,510       $ 873,030         $1,137,420

1998            247,740            41,420         906,590          1,195,750

1999            252,130            42,450         943,720          1,238,300

2000            242,030            44,080         974,080          1,260,190

2001            244,620            45,650       1,042-380          1,332,650

-------------------------------------------------------------------------------


         The capacity and other fixed costs relate to contracts with 11 facilities where the Company is required to make capacity and other fixed payments, including payments when a facility is not operating but available for service. These 11 facilities account for approximately 774 MW of capacity, with contract lengths ranging from 20 to 35 years. The terms of these existing contracts allow the Company to schedule energy deliveries from the facilities and then pay for the energy delivered. The Company estimates the fixed payments under these contracts will aggregate to approximately $8

                                                                      Exhibit A
                                                                 Sheet 16 of 23

billion dollars over their terms, using escalated contract rates. Contracts relating to the remaining facilities in service at December 31, 1996, require the Company to pay only when energy is delivered, except when the Company decides that it would be better to pay a particular project a reduced energy payment to have the project reduce its high priced energy deliveries as described below. The Company currently recovers schedulable capacity through base rates and energy payments, taxes and other schedulable fixed costs through the fuel adjustment clause (FAC). The Company paid approximately $1,088 million, $980 million and $960 million in 1996, 1995 and 1994 for 13,800,000 MWh,
14,000,000 MWh and 14,800,000 MWh, respectively, of electric power under all IPP contracts.

         On March 10, 1997, the Company and 19 developers of IPP projects jointly announced an agreement-in-principle to terminate or restructure 44 power purchase contracts. These contracts represent more than 90% of the Company's above-market power costs under all existing IPP contracts. The agreement contemplates that the Company would terminate or restructure the 44 power contracts in exchange for approximately $3.6 billion in cash and/or marketable debt securities, and 46 million shares of the Company's common stock, representing approximately 25% of the anticipated fully diluted outstanding common shares. The new debt will be subordinate to existing first mortgage bonds. The value of the common equity will vary depending on the market value of the shares at closing. In addition, the Company and several IPPs would enter into new agreements that would further compensate the IPPs and hedge prices for specific amounts of power. As noted in the Company's 1996 Form 10-K filed with the Securities and Exchange Commission. Management's Discussion and Analysis of Financial Condition and Results of Operations - "Announced Agreement-in-Principle to Terminate or Restructure 44 IPP Contracts," implementation of these arrangements are subject to a number of contingencies.

         Separate from the agreement-in-principle, the Company has negotiated three long term and sixteen limited term contract amendments whereby the Company can reduce the energy deliveries from the facilities. These reduced energy agreements resulted in a reduction of IPP deliveries of approximately 984,000 Mwh during 1996. The Company expects to continue efforts of these types into the future, to control its power supply and related costs, but at this time cannot predict the outcome of such efforts.

         SALE OF CUSTOMER RECEIVABLES: The parent Company has established a single-purpose, wholly-owned financing subsidiary, NM Receivables Corp., whose business consists of the purchase and resale of an undivided interest in a designated pool of customer receivables, including accrued unbilled revenues. For receivables sold, the Company has retained collection and administrative responsibilities as agent for the purchaser. As collections reduce previously sold undivided interests, new receivables are customarily sold. NM Receivables Corp. has its own separate creditors which, upon liquidation of NM Receivables Corp., will be entitled to be satisfied out of its assets prior to any value becoming available to its equity holders. The sale of receivables are in fee simple for a reasonably equivalent value and are not secured loans. Some receivables have been contributed in the form of a capital contribution to NM Receivables Corp. in fee simple for reasonably equivalent value, and all receivables transferred to NM Receivables Corp. are assets owned by NM Receivables Corp. in fee simple and are not available to pay the parent Company's creditors.

         At June 30, 1997 and December 31, 1996, $250 million of receivables had been sold by NM Receivables, Corp. to a third party. The undivided interest in the designated pool of receivables was sold with limited recourse. The agreement provides for a formula based loss reserve pursuant to which additional customer receivables are assigned to the purchaser to protect against bad debts. At December 31, 1996, the amount of additional receivables assigned to the purchaser, as a loss reserve, was approximately $85.8 million. Although this represents the formula-based amount of credit exposure at December 31, 1996 under the agreement, historical losses have been

                                                                      Exhibit A
                                                                 Sheet 17 of 23

                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)

substantially less.

         To the extent actual loss experience of the pool receivables exceeds the loss reserve, the purchaser absorbs the excess. Concentrations of credit risk to the purchaser with respect to accounts receivable are limited due to the Company's large, diverse customer base within its service territory. The Company generally does not require collateral, i.e., customer deposits.

         TAX ASSESSMENTS: The Internal Revenue Service (IRS) has conducted an examination of the Company's federal income tax returns for the years 1989 and 1990 and issued a Revenue Agents' Report. The IRS has raised an issue concerning the deductibility of payments made to IPPs in accordance with certain contracts that include a provision for a tracking account. A tracking account represents amounts that these mandated contracts required the Company to pay IPPs in excess of the Company's avoided costs, including a carrying charge. The IRS proposes to disallow a current deduction for amounts paid in excess of the avoided costs of the Company. Although the Company believes that any such disallowances for the years 1989 and 1990 will not have a material impact on its financial position or results of operations, it believes that a disallowance for these above-market payments for the years subsequent to 1990 could have a material adverse affect on its cash flows. To the extent that contracts involving tracking accounts are terminated or restated or amended under the MRA with IPPs as described in the Company's June 30, 1997 Form 10-Q filed with the Securities and Exchange Commission, then it is possible that the effects of any proposed disallowance would be mitigated. The Company is vigorously defending its position on this issue. The IRS has commenced its examination of the Company's federal income tax returns for the years 1991 through 1993.

         LITIGATION: In March 1993, Inter-Power of New York, Inc. (Inter-Power), filed a complaint against the Company and certain of its officers and employees in the NYS Supreme Court. Inter-Power alleged, among other matters, fraud, negligent misrepresentation and breach of contract in connection with the Company's alleged termination of a power purchase agreement (PPA) in January 1993. The plaintiff sought enforcement of the original contract or compensatory and punitive damages in an aggregate amount that would not exceed $1 billion, excluding pre-judgment interest.

         In early 1994, the NYS Supreme Court dismissed two of the plaintiff's claims; this dismissal was upheld by the Appellate Division, Third Department of the NYS Supreme Court. Subsequently, the NYS Supreme Court granted the Company's motion for summary judgment on the remaining causes of action in Inter-Power's complaint. In August 1994, Inter-Power appealed this decision and on July 27, 1995, the Appellate Division, Third Department affirmed the granting of summary judgment as to all counts, except for one dealing with an alleged breach of the PPA relating to the Company's having declared the agreement null and void on the grounds that Inter-Power had failed to provide it with information regarding its fuel supply in a timely fashion. This one breach of contract claim was remanded to the NYS Supreme Court for further consideration. Discovery on this one breach of contract claim is currently in progress.

         The Company is unable to predict the ultimate disposition of this lawsuit. However, the Company believes it has meritorious defenses and intends to defend this lawsuit vigorously, but can neither provide any judgment regarding the likely outcome nor provide any estimate or range of possible loss. Accordingly, no provision for liability, if any, that may result from this lawsuit has been made in the Company's financial statements.

         ENVIRONMENTAL CONTINGENCIES: The public utility industry typically utilizes and/or generates in its operations a broad range of potentially hazardous wastes and by-products. The Company believes it is handling identified wastes and by-products in a manner consistent with federal, state and local requirements and has implemented an environmental audit program to

                                                                      Exhibit A
                                                                 Sheet 18 of 23

                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)


identify any potential areas of concern and assure compliance with such requirements. The Company is also currently conducting a program to investigate and restore, as necessary to meet current environmental standards, certain properties associated with its former gas manufacturing process and other properties which the Company has learned may be contaminated with industrial waste, as well as investigating identified industrial waste sites as to which it may be determined that the Company contributed. The Company has also been advised that various federal, state or local agencies believe certain properties require investigation and has prioritized the sites based on available information in order to enhance the management of investigation and remediation, if necessary.

         The Company is currently aware of 89 sites with which it has been or may be associated, including 45 which are Company-owned. With respect to non-owned sites, the Company may be required to contribute some proportionate share of remedial costs.

         Investigations at each of the Company-owned sites are designed to (1) determine if environmental contamination problems exist, (2) if necessary, determine the appropriate remedial actions required for site restoration and (3) where appropriate, identify other parties who should bear some or all of the cost of remediation. Legal action against such other parties will be initiated where appropriate. After site investigations are completed, the Company expects to determine site-specific remedial actions and to estimate the attendant costs for restoration. However, since technologies are still developing the ultimate cost of remedial actions may change substantially.

         Estimates of the cost of remediation and post-remedial monitoring are based upon a variety of factors, including identified or potential contaminants; location, size and use of the site; proximity to sensitive resources; status of regulatory investigation and knowledge of activities at similarly situated sites; and the United States Environmental Protection Agency figure for average cost to remediate a site. Actual Company expenditures are dependent upon the total cost of investigation and remediation and the ultimate determination of the Company's share of responsibility for such costs, as well as the financial viability of other identified responsible parties since clean-up obligations are joint and several. The Company has denied any responsibility in certain of these potentially responsible party (PRP) sites and is contesting liability accordingly.

         As a consequence of site characterizations and assessments completed to date and negotiations with PRP'S, the Company has accrued a liability in the amount of $225 million, which is reflected in the Company's Consolidated Balance Sheets at June 30, 1997 and December 31, 1996. This liability represents the low end of the range of its share of the estimated cost for investigation and remediation. The potential high end of the range is presently estimated at approximately $850 million, including approximately $340 million in the unlikely event the Company is required to assume 100% responsibility at non-owned sites. in addition, the Company has recorded a regulatory asset representing the remediation obligations to be recovered from ratepayers.

         Where appropriate, the Company has provided notices of insurance claims to carriers with respect to the investigation and remediation costs for manufactured gas plant, industrial waste sites and sites for which the Company has been identified as a PRP. The Company has settled some of these claims and continues to pursue others, but is unable to predict what the final ratemaking disposition will be.

                                                                      Exhibit A
                                                                 Sheet 19 of 23

                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)

14.  ANALYSIS OF MISCELLANEOUS PAID-IN CAPITAL CREDITS


     Contribution by Niagara Hudson Power Corporation on January 5, 1950 of:

         Capital stocks of certain subsidiaries
         at aggregate stated values                                        $7,356,600
         Other investments                                                     52,277                    $7,408,877
                                                                           ----------

     Amount of cash received upon liquidation of
         Niagara Hudson Power Corporation in
         excess of the estimated liabilities                                                                500,000
     Contributions in aid of construction acquired
         upon merger of Old Forge Electric Corporation
         credited to unearned surplus pursuant to the
         commission's order dated March 18, 1952 -
         Case 13343                                                                                          28,773
     Unearned surplus of the Oswego Canal Company
         acquired upon merger as of March 31, 1952,
         less write-down of its utility plant by
         $67,212.60                                                                                         209,084
     Transfer of the excess amounts reflected in the
         depreciation reserve balances at December 31,
         1951 pursuant to the Commission's order
         dated July 8, 1953 in Case 14808                                                                18,258,503
     Excess of book value over purchase price of
         Capital stock of the Woodville Electric
         Light and Power Company - Case 17894                                                                 5,164
     Refund of deposits for script certificates of
         Niagara Hudson Power Corporation which
         expired January 5, 1958                                                                            124,121
     Proceeds per Court Order dated January 23, 1961
         covering sale of unexchanged shares of Niagara
         Mohawk Power Corporation common stock (5,173 shares)                                               204,267
     Excess at January 17, 1966 of the book value of
         Paul Smith's Electric Light and Power and Railroad
         Company ($1,848,871) over 41,750 shares of the
         Company's common stock at market of $26 per share
         ($1,085,500) given therefore - Case 23754 by order
         dated October 15, 1965                                                                             763,371
     To record subsidiaries on the "Equity" basis:
         Excess book value over the cost of investments at the
         date of acquisition of Canadian Niagara Power Co., Ltd.
         ($3,547,284) and St. Lawrence Power Co. ($903,145) as
         previously recorded on Company's books.  Ownership of these companies was transferred to Opinac Energy Corporation
         (formerly Opinac Investments, Limited) during 1982.                                              4,360,429
     Excess of book value over the cost of investment carried
         on the Company's books at date of acquisition of Moreau
         Manufacturing Corporation                                                                          477,984
                                                                                                        -----------

         Total Credits                                                                                  $32,340,573

                                                                      Exhibit A
                                                                 Sheet 20 of 23

                             FINANCIAL CONDITION OF
                        NIAGARA MOHAWK POWER CORPORATION
                             JUNE 30, 1997 (CONT'D)


14.      ANALYSIS OF MISCELLANEOUS PAID-IN CAPITAL DEBITS:


     Transfer to Common Capital Stock as authorized by the
         Commission in Case 16389 by order dated August 18, 1953                                        $18,258,503

     Excess of carrying value of lands, etc. relating to the
         St. Lawrence Project over the consideration received pursuant to the Commission's ordeproject over January 26, 1959 -
         Case 15212                                                                                       5,271,767

     Transferred to Accumulated Provision for Depreciation of Electric
         Plant in Service an amount previously credited to Miscellaneous
         Paid-in Capital, representing the excess of the book value of
         Paul Smith's Electric Light and Power and Railroad Company,
         $1,848,872 over 41,750 shares of $8 per common stock
         of Company, $1,085,500 as authorized by PSC - Case 23754                                           763,371

     Excess of the cost of investment carried on the Company's books over the book value at date of acquisition of Beebee Island
         Corporation to record subsidiary on the "Equity" basis.                                             62,872
                                                                                                       ------------
         Total Debits                                                                                    24,356,513
                                                                                                       ------------
                                                                           Balance June 30, 1997        $ 7,984,060
                                                                                                        ===========

15. AMORTIZATION OF DEFERRED DEBITS AND DEFERRED CREDITS OR OTHER BALANCE SHEET ACCOUNTS:

        Capital Stock Expense:
           Miscellaneous Amortization:
              Capital stock expense is being amortized by debiting account 425 -
               Miscellaneous Amortization as any series of stock is and retired in accordance with sinking fund provisions.

        Amortization of Debt Discount and Expense:
           Original amounts of debt discount and expense applicable to bonds outstanding are being amortized in equal annual installments over the lives of the issues, by debiting account 428 - Amortization of Debt Discount and Expense. Also included in the debt expense being amortized are refunding premiums, commission and expenses relating to long-term debt reacquired prior to maturity.

         Amortization of Premium on Debt:
           Original amounts of premium applicable to bonds outstanding are being amortized in equal annual installments over the lives of the issues, by crediting account 429 - Amortization of Premium on Debt
           - Credit.

16.      INCOME STATEMENTS AND BALANCE SHEETS:
           Detailed income statement for the 6 and 12 months ending June 30, 1997 and balance sheet at June 30, 1997 are attached.

                                                                      Exhibit A
                                                                 Sheet 21 of 23

                        NIAGARA MOHAWK POWER CORPORATION
                               STATEMENT OF INCOME

                                                                                           SIX MONTHS                TWELVE MONTHS
                                                                                              ENDED                       ENDED
Utility Operating Income:                                                                 JUNE 30, 1997               JUNE 30, 1997
------------------------                                                             ------------------------      -----------------
  400    Operating Revenues................................................            $2,109,951,296               $3,970,529,486
                                                                                     ------------------------      -----------------
  401    Operating Expenses................................................             1,242,291,501                2,449,116,397
  402    Maintenance Expenses..............................................               100,974,015                  196,429,971
  403    Depreciation Expense..............................................               167,872,325                  331,724,346
  404    Amortization of Limited-Term Electric Plant.......................                   165,236                      370,784
  405    Amortization of Other Utility Plant...............................                   384,817                      682,541
  406    Amortization of Utility Plant Acquisition Adjustments.............                    17,098                       32,933
  407    Amortization of Property Losses...................................                   581,201                    1,402,241
  408.1  Taxes Other Than Income...........................................               241,018,385                  468,478,892
  409.1  Federal Income Taxes..............................................                56,910,000                   93,736,768
  410.1  Provision for Deferred Income Taxes...............................               104,027,000                  152,701,000
  411.1  Provision for Deferred Income Taxes - Credit......................              (61,587,000)                (117,578,000)
  411.4  Investment Tax Credit Adjustment..................................                      --                    (7,806,000)
                                                                                     ------------------------      -----------------
         Total Operating Expenses..........................................             1,852,654,578                3,569,291,873
                                                                                     ------------------------      -----------------
         Net Operating Revenues............................................               257,297,718                  401,237,613
                                                                                     ------------------------      -----------------
  412    Revenues from Utility Plant Leased to Others......................                   861,900                    1,830,282
  413    Expenses of Utility Plant Leased to Others........................                     8,205                       16,410
                                                                                     ------------------------      -----------------
         Total Utility Operating Income....................................               258,151,413                  403,051,485
                                                                                     ------------------------      -----------------

Other Income:
------------
  418    Non-Opearting Rental Income.......................................                  (118,839)                   (264,035)
  418.1  Equity in Earnings of Subsidiary Companies........................                 1,664,788                   11,584,697
  419    Interest and Dividend Income......................................                11,382,711                   20,105,845
  419.1  Allowance for Funds Used During Construction......................                 4,818,389                    9,316,589
  421    Miscellaneous Non-Operating Income................................                 4,083,398                    8,556,862
  421.l  Gain on Disposition of Property...................................                 (188,231)                    (110,819)
                                                                                     ------------------------      -----------------

         Total Other Income................................................                21,642,216                    49,189,139
                                                                                     ------------------------      -----------------

Other Income Deductions:
-----------------------
  421.2  Loss on Disposition of Property...................................                   818,027                    1,055,491
  425    Miscellaneous Amortization........................................                   237,912                      544,820
  426    Miscellaneous Income Deductions...................................                 1,848,148                    1,184,237
                                                                                     ------------------------       ----------------

         Total Other Income Deductions.....................................                 2,904,087                    2,784,548
                                                                                     ------------------------       ----------------

Taxes - Other Income and Deductions:
-----------------------------------
  408.2     Taxes Other Than Income Taxes..................................                   247,834                      491,957
  409.2     Miscellaneous Income Tax Adjustments...........................                 4,805,000                   13,001,000
  410.2     Provisions for Deferred Income Taxes...........................                       --                     2,038,000
  411.2     Provisions for Deferred Income Taxes - Credit..................                (4,686,000)                (12,173,000)
  420       Investment Tax Credit..........................................                (6,350,000)                 (8,210,000)
                                                                                     ------------------------       ----------------
            Total Taxes - Other Income and Deductions......................                (5,983,166)                 (4,852,043)
                                                                                     ------------------------       ----------------
            Net Other Income and Deductions................................                24,721,295                  51,256,634
                                                                                     ------------------------       ----------------

Interest Charges:
-----------------
  427       Interest on Long-Term Debt.....................................                  126,811,525               254,172,492
  428       Amortization of Debt Discount and Expense......................                   10,222,522                18,935,761
  429       Amortization of Premium on Debt - Credit.......................                     (105,273)                 (223,047)
  431       Other Interest Expense.........................................                    2,172,731                 9,012,462
                                                                                     ------------------------       ----------------
            Total Interest Charges.........................................                  139,101,505               281,897,668
                                                                                     ------------------------       ----------------

Extraordinary Items:
-------------------
  435       Extraordinary Deductions.......................................                           --               103,637,399
  409.3     Income Taxes, Extraordinary Items..............................                           --               (36,273,000)
                                                                                     ------------------------       ----------------
                 Total Extraordinary Items.................................                           --               (67,364,399)
                                                                                     ------------------------       ----------------
                 Net Income................................................                      $143,771,203         $105,046,052
                                                                                     ========================       ================

                                                                      Exhibit A
                                                                 Sheet 22 of 23

                        NIAGARA MOHAWK POWER CORPORATION
                                  BALANCE SHEET


Assets and Other Debits                                                                                            June 30, 1997
-----------------------                                                                                     ----------------------

  101       Electric Plant in Service...................................................................            $8,584,124,635
  101       Gas Plant in Service........................................................................             1,069,735,282
  104       Electric Plant Leased to Others.............................................................                 3,829,650
  105       Electric Plant Held for Future Use..........................................................                15,291,221
  106       Completed Construction Not Classified - Electric............................................               117,193,015
  106       Completed Construction Not Classified - Gas.................................................                27,510,315
  107       Construction Work in Progress...............................................................               259,280,151
  108       Accumulated Provision for Depreciation of Electric Plant in Service.........................           (3,186,307,168)
  108       Accumulated Provision for Depreciation of Gas Plant in Service..............................             (310,396,220)
  109       Accumulated Provision for Depreciation of Electric Plant Leased to Others...................                 (975,537)
  111       Accumulated Provision for Amortization and Depletion Electric Plant in Service..............              (14,377,625)
  112       Accumulated Provision for Amortization of Electric Plant Leased to Others...................                (102,260)
  118.1     Common Utility Plant........................................................................               312,558,332
  119.1     Accumulated Provision for Depreciation and Amortization of Common Utility Plant.............              (50,297,270)
  120       Nuclear Fuel Assemblies.....................................................................               575,750,535
  120.5     Accumulated Provision for Amortization of Nuclear Fuel Assemblies...........................             (493,805,133)
                                                                                                            ----------------------

            Net Utility Plant...........................................................................             6,889,011,923
                                                                                                            ----------------------

  121       Non-Utility Property (net of reserve).......................................................                   515,272
  122       Accumulated Provision for Depreciation and Amortization of Non-Utility Property.............                 (578,973)
  123.1     Investment in Companies.....................................................................               473,679,233
  124       Other Investments...........................................................................                   123,143
  128       Other Special Funds.........................................................................               213,729,224
                                                                                                            ----------------------

            Total Other Property and Investments........................................................               687,467,899
                                                                                                            ----------------------

  131       Cash........................................................................................                11,775,978
  133       Dividend Special Deposits...................................................................                       100
  134       Other Special Deposits......................................................................                 7,228,298
  135       Working Funds...............................................................................                 2,392,808
  136       Temporary Cash Investments..................................................................               462,360,191
  141       Notes Receivable............................................................................                   158,162
  142       Customer Accounts Receivable................................................................                 4,393,120
  143       Other Accounts Receivable...................................................................                15,491,464
  146       Accounts Receivable from Associated Companies...............................................                (1,822,799)
  150       Materials and Supplies......................................................................               138,895,135
  164.1     Gas Stored Underground......................................................................                23,686,881
  165       Prepayments.................................................................................                62,093,819
  171       Interest and Dividends Receivable...........................................................                 3,826,368
  172       Rents Receivable............................................................................                 3,308,692
  174       Miscellaneous Current and Accrued Assets....................................................                 6,238,432
                                                                                                            ----------------------

            Total Current and Accrued Assets............................................................               740,026,649
                                                                                                            ----------------------

  181       Unamortized Debt Expense....................................................................               115,319,899
  182       Extraordinary Property Losses...............................................................                14,191,613
  183       Preliminary Survey and Investigation Charges................................................                 2,188,354
  184       Clearing Accounts...........................................................................                  (981,973)
  185       Temporary Facilities........................................................................                   (60,734)
  186       Miscellaneous Deferred Debits...............................................................             1,237,411,743
  188       Investment in Research and Development......................................................                (2,383,567)
  190       Accumulated Deferred Income Taxes...........................................................               444,321,503
                                                                                                             ----------------------

            Total Deferred Debits.......................................................................             1,810,006,838
                                                                                                             ----------------------

            Total Assets and Other Debits...............................................................           $10,126,513,309
                                                                                                             ======================

                                                                      Exhibit A
                                                                  Page 23 of 23

                        NIAGARA MOHAWK POWER CORPORATION
                                  BALANCE SHEET


Liabilities and Other Credits                                                                                       June 30, 1997
-----------------------------                                                                                 ----------------------
  201       Common Stock Issued......................................................................                 $144,390,619
  204       Preferred Stock Issued...................................................................                  532,550,125
  207       Premium on Capital Stock.................................................................                1,485,117,797
  209       Reduction in Par or Stated Value of Capital Stock........................................                  325,858,036
  210       Gain on Resale or Cancellation of Reacquired Stock.......................................                      652,172
  211       Miscellaneous Paid-In Capital............................................................                    7,984,060
  214       Capital Stock Expense....................................................................                 (21,011,205)
  215       Appropriated Retained Earnings...........................................................                    1,461,630
  216       Unappropriated Retained Earnings.........................................................                  639,291,237
  216.1     Unappropriated Undistributed Subsidiary Earnings.........................................                  142,251,130
  217       Reacquired Capital Stock.................................................................                  (1,250,000)
                                                                                                              ----------------------

            Total Proprietary Capital................................................................                3,257,295,601
                                                                                                              ----------------------

  221       Bonds....................................................................................                2,841,305,000
  224       Other Long-Term Debt.....................................................................                  689,749,636
  225       Unamortized Premium on Long-Term Debt....................................................                      800,750
  226       Unamortized Discount on Long-Term Debt - Debit...........................................                  (11,099,421)
                                                                                                              ----------------------

                                                                                                                     3,520,755,965
                                                                                                              ----------------------

  232       Accounts Payable.........................................................................                  194,215,807
  234       Accounts.................................................................................                     (137,210)
  235       Customer Deposits........................................................................                   16,414,690
  236       Taxes Accrued............................................................................                   93,297,343
  237       Interest Accrued.........................................................................                   63,325,455
  239       Matured Long-Term Debt...................................................................                       22,291
  241       Tax Collections Payable..................................................................                      218,153
  242       Miscellaneous Current and Accrued Liabilities............................................                  331,875,073
                                                                                                              ----------------------

            Total Current and Accrued Liabilities....................................................                  699,231,602
                                                                                                              ----------------------

  253       Other Deferred Credits...................................................................                  828,195,129
  255       Accumulated Deferred Investment Tax Credits..............................................                  174,131,418
  282       Accumulated Deferred Income Taxes - Liberalized Depreciation.............................                1,443,497,594
  283       Accumulated Deferred Income Taxes - Other................................................                  203,406,000
                                                                                                              ----------------------

            Total Deferred Credits...................................................................                2,649,230,141
                                                                                                              ----------------------

            Total Liabilities and Other Credits......................................................              $10,126,513,309
                                                                                                              ======================

                                                                      Exhibit B
                                                                   Sheet 1 of 9


                        NIAGARA MOHAWK POWER CORPORATION
                                  BALANCE SHEET


Assets and Other Debits                                                                   June 30, 1997         December 31, 1996
                                                                                      ----------------------   ---------------------


101      Electric Plant in Service..............................................            $ 8,564,124,635        $ 8,547,804,076
10l      Gas Plant in Service...................................................              1,069,735,282          1,066,823,007
104      Electric Plant Leased to Others........................................                  3,829,650              3,890,971
105      Electric Plant Held for Future Use.....................................                 15,291,221             15,291,221
106      Completed Construction Not Classified - Electric.......................                117,193,015             44,433,213
106      Completed Construction Not Classified - Gas............................                 27,510,315                814,501
107      Construction Work in Progress..........................................                259,280,151            279,991,646
108      Accumulated Provision for Depreciation of Electric Plant in Service....             (3,186,307,168)        (3,044,310,628)
108      Accumulated Provision for Depreciation of Gas Plant in Service.........               (310,396,220)          (296,152,223)
109      Accumulated Provision for Depreciation of Electric Plant Leased
            to Others...........................................................                   (975,537)              (969,065)
111      Accumulated Provision for Amortization and Depletion Electric
            Plant in Service....................................................                (14,377,625)           (13,992,808)
112      Accumulated Provision for Amortization of Electric Plant Leased to
            Others.............................................................                    (102,260)              (100,527)
118.1    Common Utility Plant...................................................                312,558,332            292,591,189
119.1    Accumulated Provision for Depreciation and Amortization of Common
            Utility Plant.......................................................                (50,297,270)           (43,177,042)
120      Nuclear Fuel Assemblies................................................                575,750,535            573,041,073
120.5    Accumulated Provision for Amortization of Nuclear Fuel Assemblies......               (493,805,133)          (480,861,596)
                                                                                           -----------------       -----------------

         NET UTILITY PLANT......................................................              6,889,011,923          6,945,117,008
                                                                                           -----------------       -----------------

121      Non-Utility Property (net of reserve)..................................                    515,272                872,398
122      Accumulated Provision for Depreciation and Amortization of
            Non-Utility Property................................................                   (578,973)              (573,351)
123.1    Investment in Companies................................................                473,679,233            401,220,514
124      Other Investments......................................................                    123,143                123,143
128      Other Special Funds...................................................                 213,729,224            198,023,653
                                                                                           -----------------       -----------------

         TOTAL OTHER PROPERTY AND INVESTMENTS...................................                687,467,899            599,666,357
                                                                                           -----------------       -----------------

131      Cash...................................................................                 11,775,978             29,050,447
133      Dividend Special Deposits..............................................                        100                    100
134      Other Special Deposits.................................................                  7,228,298              6,977,512
135      Working Funds..........................................................                  2,392,808              3,113,875
136      Temporary Cash Investments.............................................                462,360,191            176,039,453
141      Notes Receivable.......................................................                    158,162                159,645
142      Customer Accounts Receivable...........................................                  4,393,120             15,561,912
143      Other Accounts Receivable..............................................                 15,491,464             45,096,369
145      Notes Receivable from Associated Companies.............................                     --                  6,096,000
146      Accounts Receivable from Associated Companies..........................                 (1,822,799)           111,011,606
150      Materials and Supplies.................................................                138,895,135            141,699,402
164.1    Gas Stored Underground.................................................                 23,686,881             43,430,750
165      Prepayments............................................................                 62,093,819             18,241,655
171      Interest and Dividends Receivable......................................                  3,826,368              1,190,805
172      Rents Receivable.......................................................                  3,308,692              6,441,683
174      Miscellaneous Current and Accrued Assets...............................                  6,238,432              5,988,192
                                                                                           -----------------       -----------------

         TOTAL CURRENT AND ACCRUED ASSETS.......................................                740,026,649            610,099,406
                                                                                           -----------------       -----------------

l81      Unamortized Debt Expense...............................................                115,319,899            125,027,930
182      Extraordinary Property Losses..........................................                 14,191,613             14,675,298
183      Preliminary Survey and Investigation Charges...........................                  2,188,354              1,733,401
184      Clearing Accounts......................................................                   (981,973)                 2,880
185      Temporary Facilities...................................................                    (60,734)               (29,651)
186      Miscellaneous Deferred Debits..........................................              1,237,411,743          1,240,842,959
188      Investment in Research and Development.................................                 (2,383,567)            (2,894,332)
190      Accumulated Deferred Income Taxes......................................                444,321,503            473,177,000
                                                                                           -----------------       -----------------

         TOTAL DEFERRED DEBITS..................................................              1,810,006,838          1,852,535,485
                                                                                           -----------------       -----------------

         TOTAL ASSETS AND OTHER DEBITS..........................................            $10,126,513,309        $10,007,418,256
                                                                                           =================       =================

                                                                       Exhibit B
                                                                    Sheet 2 of 9

                        NIAGARA MOHAWK POWER CORPORATION
                                 BALANCE SHEET

Liabilities and Other Credits                                                             June 30, 1997         December 31, 1996
                                                                                      ----------------------   ---------------------

201      Common Stock Issued....................................................              $ 144,390,619          $ 144,365,214
204      Preferred Stock Issued.................................................                532,550,125            536,850,125
207      Premium on Capital Stock...............................................              1,485,117,797          1,484,903,283
209      Reduction in Par or Stated Value of Capital Stock......................                325,858,036            325,858,036
210      Gain on Resale or Cancellation of Reacquired Stock.....................                    652,172                652,172
211      Miscellaneous Paid-In Capital..........................................                  7,984,060              7,984,060
214      Capital Stock Expense..................................................                (21,011,205)           (21,033,822)
215      Appropriated Retained Earnings.........................................                  1,461,630              1,291,758
216      Unappropriated Retained Earnings.......................................                639,291,237            515,993,277
216.1    Unappropriated Undistributed Subsidiary Earnings.......................                142,251,130            140,586,342
217      Reacquired Capital Stock...............................................                 (1,250,000)            (1,250,000)
                                                                                           -----------------       -----------------

         TOTAL PROPRIETARY CAPITAL..............................................              3,257,295,601          3,136,200,445
                                                                                           -----------------       -----------------

221      Bonds..................................................................              2,841,305,000          2,841,305,000
224      Other Long-Term Debt...................................................                689,749,636            691,882,346
225      Unamortized Premium on Long-Term Debt..................................                    800,750                906,023
226      Unamortized Discount on Long-Term Debt - Debit.........................                (11,099,421)           (11,613,912)
                                                                                           -----------------       -----------------

                                                                                              3,520,755,965          3,522,479,457
                                                                                           -----------------       -----------------

232      Accounts Payable.......................................................                194,215,807            297,950,000
234      Accounts Payable to Associated Companies...............................                   (137,210)             1,043,232
235      Customer Deposits......................................................                 16,414,690             15,505,536
236      Taxes Accrued..........................................................                 93,297,343              7,011,360
237      Interest Accrued.......................................................                 63,325,455             63,014,529
239      Matured Long-Term Debt.................................................                     22,291                 22,291
241      Tax Collections Payable................................................                    218,153              2,136,246
242      Miscellaneous Current and Accrued Liabilities..........................                331,875,073            328,371,435
                                                                                           -----------------       -----------------

         TOTAL CURRENT AND ACCRUED LIABILITIES..................................                699,231,602            715,054,629
                                                                                           -----------------       -----------------

253      Other Deferred Credits.................................................                828,195,129            817,695,725
255      Accumulated Deferred Investment Tax Credits............................                174,131,418            180,325,000
282      Accumulated Deferred Income Taxes - Liberalized Depreciation...........              1,443,497,594          1,421,550,000
283      Accumulated Deferred Income Taxes - Other..............................                203,406,000            214,113,000
                                                                                           -----------------       -----------------

         TOTAL DEFERRED CREDITS.................................................              2,649,230,141          2,633,683,725
                                                                                           -----------------       -----------------

         TOTAL LIABILITIES AND OTHER CREDITS....................................            $10,126,513,309        $10,007,418,256
                                                                                           =================       =================

                                                                       Exhibit B
                                                                    Sheet 3 of 9

                        NIAGARA MOHAWK POWER CORPORATION
                EXPLANATION OF CHANGES IN THE FOLLOWING ACCOUNTS
              AT DECEMBER 31, 1996 IN COMPARISON WITH JUNE 30, 1997

Investment in Companies
     Balance on December 31, 1996.......................................................................           $401,220,514
     Balance on June 30, 1997...........................................................................            473,679,233
                                                                                                                 --------------
                                                                                                                    $72,458,719
                                                                                                                 ==============

         Additional Equity Contribution in NM Receivables Corporation...................................            $76,000,000
         Increase Earnings for NM Receivables Corporation...............................................              2,453,923
         Increase in NM Uranium, Inc....................................................................              1,758,526
         Increase Earnings for NM Holdings, Inc.........................................................                146,036
         Increase in Land Transfers to NM Holdings, Inc.................................................                 84,629
         Increase Earnings for Moreau Manufacturing Corporation.........................................                  5,854
         Decrease in NM Suburban Gas, Inc. (due to consolidation with NMPC).............................             (6,317,393)
         Lower Earnings for Opinac Energy Corporation...................................................               (920,052)
         Transfer Sheridan Land Loss Reserve to NM Holdings, Inc........................................               (731,830)
         Lower Earnings for Beebee Island Corporation...................................................                (20,974)
                                                                                                                 --------------
                                                                                                                    $72,458,719
                                                                                                                 ==============

Other Special Funds
     Balance on December 31, 1996.......................................................................           $198,023,653
     Balance on June 30, 1997...........................................................................            213,729,224
                                                                                                                 --------------
                                                                                                                    $15,705,571
                                                                                                                 ==============

         Increase in Nuclear Decommissioning Trust......................................................            $15,376,845
         Increase in NYSERDA Interest Collateral on Deposit with Citibank (Senior Credit Facility)......                150,586
         Increase in SERP Trust Fund....................................................................                133,098
         Increase in Executive Deferred Compensation....................................................                 68,220
         Decrease in Special Severance & Retirement Allowance Plan Trust................................                (23,178)
                                                                                                                 --------------
                                                                                                                    $15,705,571
                                                                                                                 ==============

Temporary Cash Investments
     Balance on December 31, 1996.......................................................................           $176,039,453
     Balance on June 30, 1997...........................................................................            462,360,191
                                                                                                                 --------------
                                                                                                                    286,320,738
                                                                                                                 ==============

         Increase in Miscellaneous Temporary Investments................................................           $286,331,315
         Decrease Investment in Roseton.................................................................                (10,577)
                                                                                                                 --------------
                                                                                                                   $286,320,738
                                                                                                                 ==============

Customer Accounts Receivable
     Balance on December 31, 1996.......................................................................            $15,561,912
     Balance on June 30, 1997...........................................................................              4,393,120
                                                                                                                 --------------
                                                                                                                   ($11,168,792)
                                                                                                                 ==============

         Decrease in Customers' Other Sales.............................................................            ($7,129,067)
         Decrease in Customers' NERAM Surcharge.........................................................             (4,158,228)
         Decrease in Customers' Cash Over & (Short).....................................................                (56,959)
         Increase in Gas Revenue Sharing Surcharge......................................................                175,462
                                                                                                                 --------------
                                                                                                                   ($11,168,792)
                                                                                                                 ==============

                                                                       Exhibit B
                                                                    Sheet 4 of 9

                        NIAGARA MOHAWK POWER CORPORATION
                EXPLANATION OF CHANGES IN THE FOLLOWING ACCOUNTS
              AT DECEMBER 31, 1996 IN COMPARISON WITH JUNE 30, 1997

Other Accounts Receivable
     Balance on December 31, 1996.......................................................................            $45,096,369
     Balance on June 30, 1997...........................................................................             15,491,464
                                                                                                                 --------------
                                                                                                                   ($29,604,905)
                                                                                                                 ==============

         Lower Miscellaneous Accounts Receivable........................................................           ($26,731,228)
         Lower Other Work In Progress - Jobbing.........................................................             (2,330,916)
         Lower Anticipated Nuclear Inventory Proceeds...................................................               (771,250)
         Decrease in NYS Relocation Projects............................................................                (60,941)
         Decrease in Receivable from DRIP/ESFP..........................................................                (56,968)
         Lower Property Damage Claims...................................................................                (32,695)
         Decrease in Freight Discount...................................................................                   (500)
         Increase in Transportation Equipment Auction...................................................                292,580
         Decrease in Receivable from Officers & Employees...............................................                 54,800
         Higher Personal Expense Advances...............................................................                 18,105
         Increase in Receivable for Oswego #6...........................................................                 12,598
         Higher Net Miscellaneous Receivables...........................................................                  1,510
                                                                                                                 --------------
                                                                                                                   ($29,604,905)
                                                                                                                 ==============

Notes Receivable from Associated Companies
     Balance on December 31, 1996.......................................................................             $6,096,000
     Balance on June 30, 1 997..........................................................................                      0
                                                                                                                 --------------
         Decrease in Notes Rec. from NM Suburban Gas, Inc. (due to consolidation with NMPC).............            ($6,096,000)
                                                                                                                 ==============

Accounts Receivable from Associated Companies
     Balance on December 31, 1996.......................................................................           $111,011,606
     Balance on June 30, 1997...........................................................................             (1,822,799)
                                                                                                                 --------------
                                                                                                                  ($112,834,405)
                                                                                                                 ==============

         Decrease in Accounts Receivable from NM Receivables Corporation................................          ($112,039,329)
         Decrease in Accounts Receivable from Plum Street Enterprises, Inc..............................               (674,513)
         Decrease in Accounts Receivable from NM Suburban Gas, Inc......................................               (288,119)
         Decrease in Accounts Receivable from Beebee Island Corporation.................................                (34,306)
         Decrease in Accounts Receivable from Opinac Energy Corporation.................................                   (413)
         Increase in Accounts Receivable from Canadian Niagara Power Corporation, Limited...............                107,951
         Increase in Accounts Receivable from Moreau Manufacturing Company..............................                 74,423
         Increase in Accounts Receivable from NM Holdings, Inc..........................................                 19,901
                                                                                                                 --------------
                                                                                                                  ($112,834,405)
                                                                                                                 ==============

Materials and Supplies
     Balance on December 31, 1996.......................................................................           $141,699,402
     Balance on June 30, 1997...........................................................................            138,895,135
                                                                                                                 --------------
                                                                                                                    ($2,804,267)
                                                                                                                 ==============

         Lower Nine Mile Point Material and Supplies....................................................            ($6,388,522)
         Lower Steam Plant Fuel.........................................................................             (1,871,842)
         Lower Obsolete Material Inventory Reserve - Energy Distribution................................               (220,282)
         Lower Stores Expense Unallocated...............................................................                (13,688)
         Higher Material and Supplies - General.........................................................              4,039,653
         Higher Computer Hardware Costs.................................................................                915,116
         Lower Obsolete Material Inventory Reserve - Generation.........................................                460,068
         Increase in Nine Mile Point Inventory Reserve..................................................                220,809
         Higher MIMS transfer to Nine Mile Point........................................................                 52,235
         Higher Undistributed Fuel Stock Expense........................................................                  2,186
                                                                                                                 --------------

                                                                                                                    ($2,804,267)
                                                                                                                 ==============

                                                                       Exhibit B
                                                                    Sheet 5 of 9

                        NIAGARA MOHAWK POWER CORPORATION
                EXPLANATION OF CHANGES IN THE FOLLOWING ACCOUNTS
              AT DECEMBER 31, 1996 IN COMPARISON WITH JUNE 30, 1997

Gas Stored Underground
     Balance on December 31, 1996.......................................................................           $ 43,430,750
     Balance on June 30, 1997...........................................................................             23,686,881
                                                                                                                 --------------
         Lower Inventory Withdrawals Compared to Injections.............................................           ($19,743,869)
                                                                                                                 ==============

Prepayments
     Balance on December 31, 1996.......................................................................           $ 18,241,655
     Balance on June 30, 1997...........................................................................             62,093,819
                                                                                                                 --------------
                                                                                                                   $ 43,852,164
                                                                                                                 ==============

         Higher Prepaid Taxes (principally real estate taxes)...........................................           $ 45,627,107
         Lower Prepaid Insurance........................................................................               (994,061)
         Decrease in Advances for Operation and Maintenance of Sacandaga and
            Stillwater Reservoir and Roseton Generating Station.........................................               (780,882)
                                                                                                                 --------------
                                                                                                                    $43,852,164
                                                                                                                 ==============

Interest and Dividends Receivable
     Balance on December 31, 1996.......................................................................            $ 1,190,805
     Balance on June 30, 1997...........................................................................              3,826,368
                                                                                                                 --------------
                                                                                                                     $2,635,563
                                                                                                                 ==============

         Higher Interest on Commercial Paper, CD's, and Other Short Term Investments....................            $ 2,678,767
         Higher Interest on Temporary Cash Investments - IPP............................................                  3,260
         Decrease in Miscellaneous Interest and Dividends Receivable....................................                (46,464)
                                                                                                                 --------------
                                                                                                                     $2,635,563
                                                                                                                 ==============

Rents Receivable
     Balance on December 31, 1996.......................................................................            $ 6,441,683
     Balance on June 30, 1997...........................................................................              3,308,692
                                                                                                                 --------------
         Decrease in Miscellaneous Rents Receivable.....................................................            ($3,132,991)
                                                                                                                 ==============

Unamortized Debt Expense
     Balance on December 31, 1996.......................................................................          $ 125,027,930
     Balance on June 30, 1997...........................................................................            115,319,899
                                                                                                                 --------------
                                                                                                                    ($9,708,031)
                                                                                                                 ==============

         Amortization of First Mortgage Bonds...........................................................           ($ 6,290,771)
         Amortization of Senior Credit Facility.........................................................             (2,923,984)
         Amortization of LILCO G&R Bonds................................................................               (260,074)
         Amortization of NYSERDA Notes..................................................................               (226,690)
         Amortization of Medium Term Notes..............................................................                 (6,449)
         Amortization of Revolving Credit Agreement.....................................................                    (63)
                                                                                                                 --------------

                                                                                                                    ($9,708,031)
                                                                                                                 ==============

                                                                       Exhibit B
                                                                    Sheet 6 of 9

                        NIAGARA MOHAWK POWER CORPORATION
                EXPLANATION OF CHANGES IN THE FOLLOWING ACCOUNTS
              AT DECEMBER 31, 1996 IN COMPARISON WITH JUNE 30,1997

Miscellaneous Deferred Debits
     Balance on December 31, 1996.......................................................................         $1,240,842,959
     Balance on June 30, 1997...........................................................................          1,237,411,743
                                                                                                                 --------------
                                                                                                                    ($3,431,216)
                                                                                                                 ==============

         Lower Deferred GAC Surcharge/Refund Adjustment.................................................           ($31,454,249)
         Lower Deferred Fuel Costs......................................................................             (3,858,343)
         SFAS 109 (Regulatory Tax Asset) Adjustment.....................................................             (3,703,000)
         Lower Unrecovered FERC 191 Gas Costs...........................................................             (2,400,004)
         Amortization of Other Postretirement Benefits..................................................             (2,137,214)
         Amortization of Bank Facility Agreement Line of Credit Fees....................................             (1,968,598)
         Amortization of Deferred Nine Mile 2 Outage Costs..............................................             (1,950,837)
         Amortization of Other Postemployment Benefits..................................................             (1,896,885)
         Amortization of Deferred VERP Costs............................................................             (1,148,000)
         Amortization of Nuclear Outages Deferred Replacement Power Costs...............................               (427,500)
         Lower LNG Amortization Surcharge...............................................................               (242,041)
         Amortization of Capital Stock Expense..........................................................               (215,298)
         Amortization of Deferred Nine Mile 2 Costs and Carrying Charges................................                (72,673)
         Lower Deferred Rate Implementation Revenues....................................................                (38,300)
         Lower Roseton Station Operation Costs..........................................................                (18,292)
         Amortization of Excess AFUDC - Electric Plant in Service.......................................                (17,098)
         Lower Accrued Interest on Supplier Refunds.....................................................                 (8,616)
         Lower CTI Freight Bill Payments................................................................                 (6,186)
         Lower Excess NMU Deferred Costs................................................................                 (5,472)
         Amortization of Deferred Week 53 Payroll.......................................................                 (4,556)
         Amortization of Unamortized Loss on Reaquired Debt.............................................                 (3,616)
         Higher Other Work in Progress - Other..........................................................             21,808,800
         Higher Deferred Nine Mile 1 Outage Costs.......................................................             13,172,400
         Increase in IPP Action Plan Implementation Costs...............................................              5,196,630
         Increase in Uncollectible Accounts Receivable Recoverable in Rates.............................              3,100,000
         Higher Gas Supply Realignment Costs............................................................              2,309,555
         Higher IPP Buyout Initiative Costs.............................................................              1,447,894
         Increase in Deferred Take-or-Pay Direct Billed Charges.........................................                629,028
         Higher Nine Mile 1 Prepaid Low-Level Waste Costs...............................................                275,750
         Higher Nine Mile 2 Prepaid Low-Level Waste Costs...............................................                194,404
         Higher Dunkirk Deferred Property Taxes.........................................................                  5,461
         Higher Office Supplies Contract Payments.......................................................                  3,100
         Higher Other Work in Progress - Retirement of OPP..............................................                  2,540
                                                                                                                 --------------
                                                                                                                     $3,431,216
                                                                                                                 ==============

Accumulated Deferred Income Taxes
     Balance on December 31, 1996.......................................................................           $473,177,000
     Balance on June 30, 1997...........................................................................            444,321,503
                                                                                                                 --------------

         Decrease in Statutory Rate Deferred Taxes......................................................           ($28,855,497)
                                                                                                                 ==============

Preferred Stock Issued
         Balance on December 31, 1996...................................................................           $536,850,125
         Balance on June 30, 1997.......................................................................            532,550,125
                                                                                                                 --------------

         Sinking Fund Payments..........................................................................            ($4,300,000)
                                                                                                                 ==============

Unappropriated Retained Earnings
     Balance on December 31, 1996.......................................................................           $515,993,277
     Balance on June 30, 1997...........................................................................            639,291,237
                                                                                                                 --------------

                                                                                                                   $123,297,960
                                                                                                                 ==============

         Increase in Net Income (excluding Subsidiary Earnings).........................................           $142,106,416
         Preferred Dividends............................................................................            (18,808,456)
                                                                                                                 --------------

                                                                                                                   $123,297,960
                                                                                                                 ==============

                                                                       Exhibit B
                                                                    Sheet 7 of 9

                        NIAGARA MOHAWK POWER CORPORATION
                EXPLANATION OF CHANGES IN THE FOLLOWING ACCOUNTS
              AT DECEMBER 31, 1996 IN COMPARISON WITH JUNE 30,1997

Other Long-Term Debt
     Balance on December 31, 1996.......................................................................           $691,882,346
     Balance on June 30, 1997...........................................................................            689,749,636
                                                                                                                 --------------
                                                                                                                    ($2,132,710)
                                                                                                                 ==============

         Increase in Revolving Credit Agreement.........................................................
         Interest on Nuclear Fuel Disposal Costs........................................................             $2,879,428
         Decrease in IPP Contract Termination (settlement agreement payment)............................             (3,300,000)
         Decrease in Non-Current Obligations Under Capital Leases.......................................              1,712,138)
                                                                                                                 --------------
                                                                                                                    ($2,132,710)
                                                                                                                 ==============

Accounts Payable
     Balance on December 31, 1996.......................................................................           $297,950,000
     Balance on June 30, 1997...........................................................................            194,215,807
                                                                                                                 --------------
                                                                                                                  ($103,734,193)
                                                                                                                 ==============

         Decrease in Accounts Payable Vouchers..........................................................          ($217,634,078)
         Decrease in Accounts Payable Outstanding Checks................................................            (10,918,366)
         Decrease in Accounts Payable Nuclear Invoice Accrual...........................................             (7,975,081)
         Decrease in Accounts Payable Contractor Retention..............................................               (769,667)
         Increase in Purchase Power/Gas Invoice Accrual.................................................            124,249,767
         Increase in Accounts Payable Payroll...........................................................              6,365,870
         Increase in Accounts Payable Roseton Liability.................................................              1,468,795
         Increase in Procurement Card Purchases.........................................................                555,739
         Increase in Other Accounts Payable.............................................................                498,140
         Increase in Employee Expense Accounts..........................................................                144,214
         Increase in Office Supplies Contract Costs.....................................................                 86,528
         Increase in Meal Allowance.....................................................................                 74,665
         Increase in Miscellaneous Catalog Items........................................................                 51,605
         Increase in LOOP Regulated Energy..............................................................                 43,730
         Increase in Fastener Contract Costs............................................................                 18,595
         Increase in Limited Value Order Check Charges..................................................                  5,351
                                                                                                                 --------------
                                                                                                                  ($103,734,193)
                                                                                                                 ==============

Taxes Accrued
     Balance on December 31, 1996.......................................................................             $7,011,360
     Balance on June 30, 1997...........................................................................             93,297,343
                                                                                                                 --------------
                                                                                                                    $86,285,983
                                                                                                                 ==============

         Increase in Accrued Real Estate Taxes..........................................................            $66,336,036
         Increase in Accrued Federal Income Tax.........................................................             17,025,691
         Increase in Accrued State Gross Income Tax.....................................................              4,144,814
         Increase in Accrued Gross Earnings Tax.........................................................              1,147,330
         Increase in Sales and Use Tax..................................................................             (1,515,646)
         Decrease in Accrued Federal Old Age Benefits Tax...............................................               (495,089)
         Decrease in State Unemployment Tax.............................................................               (284,841)
         Decrease in Federal Unemployment Tax...........................................................                (54,694)
         Decrease in Municipal Gross Income Tax.........................................................                (17,618)
                                                                                                                 --------------
                                                                                                                    $86,285,983
                                                                                                                 ==============


                                                                       Exhibit B
                                                                    Sheet 8 of 9

                        NIAGARA MOHAWK POWER CORPORATION
                EXPLANATION OF CHANGES IN THE FOLLOWING ACCOUNTS
              AT DECEMBER 31, 1996 IN COMPARISON WITH JUNE 30,1997

Miscellaneous Current and Accrued Liabilities
     Balance on December 31, 1996.. ....................................................................           $328,371,435
     Balance on June 30, 1997... .......................................................................            331,875,073
                                                                                                                 --------------
                                                                                                                     $3,503,638
                                                                                                                 ==============

         Increase in Liability for Co-tenant Avances to Nine Mile 2.....................................             $7,531,121
         Increase in Accrued Pensions - Funding.........................................................              6,608,863
         Increase Liability for RG&E Advance to Oswego 6................................................              1,606,684
         Increase in OPEB Internal Reserve..............................................................                773,000
         Higher Workers' Compensation Insurance Claims..................................................                254,765
         Higher Other Postemployment Benefit Liability..................................................                186,700
         Higher Department of Energy Citronelle Refund..................................................                153,069
         Increase in Liability for Roseton Generating Station...........................................                128,872
         Increase in Week 53 Payroll Liability Accrual..................................................                 88,500
         Increase in Executive Deferred Compensation Liability..........................................                 68,220
         Higher Accrued Vacation Pay at End of Year.....................................................                 47,844
         Increase in Liability for Salina Meadows Lease.................................................                 37,073
         Increase in Accued Expenses - HYDRA-CO. Enterprises, Inc. Sale.................................                 26,431
         Increase in NYSDEC Salmon River Fund...........................................................                 11,966
         Increase in Liability and Property Damage Insurance on Relocation Projects.....................                 11,570
         Increase in Net Miscellaneous..................................................................                    358
         Decrease in GAC - Tariff Customer Refund.......................................................             (8,039,974)
         Decrease in Other Current and Accrued Liabilities - Other......................................             (3,233,808)
         Decrease in NYPA - Fitzpatrick Contract Liability..............................................               (828,422)
         Decrease in Natural Gas Refund.................................................................               (819,878)
         Decrease in Other Payroll Deductions...........................................................               (613,177)
         Decrease in Supplemental Executive Retirement Plan Liability...................................               (126,409)
         Lower Outstanding Dividend Checks..............................................................               (119,165)
         Decrease in Unclaimed Accounts Payable Checks..................................................                (57,907)
         Decrease in Liability for Separation Allowance Costs...........................................                (55,981)
         Decrease in Optional Cash Dividend Reivestment Plan............................................                (51,026)
         Decrease in Human Resource Non-Qualified Pension Enhancement Plan..............................                (30,462)
         Decrease in Obligations Under Capital Leases - Current.........................................                (29,575)
         Decrease in Unclaimed Dividends Payments.......................................................                (25,614)
                                                                                                                 --------------
                                                                                                                     $3,503,638
                                                                                                                 ==============

Other Deferred Credits
     Balance on December 31, 1996.......................................................................           $817,695,725
     Balance on June 30, 1997...........................................................................            828,195,129
                                                                                                                 --------------
                                                                                                                    $10,499,404
                                                                                                                 ==============

         Increase in Environmental Insurance Recoveries (net)...........................................            $31,275,951
         Increase in Gas Contigency Reserve.............................................................             15,537,075
         Increase in Other Postretirement Benefit.......................................................              1,694,163
         Increase in Nine Mile 2 Refueling Outage Cost Revenue Deferred.................................              1,203,438
         Increase in Low-Level Radwaste Disposal Liability..............................................                725,608
         Increase in IPP Capital Reimbursement..........................................................                275,303
         Increase in Proceeds from Sale of Allowances...................................................                191,370
         Increase in Other Deferred Credits - Miscellaneous.............................................                124,061
         Increase in Net Miscellaneous..................................................................                  1,321
         Decrease in Accrued Unbilled Revenues Deferred.................................................            (29,900,000)
         Decrease in Deferred Pension Settlement Gain...................................................             (3,415,500)
         Decrease in Liability for IPP Overgeneration Adjustments.......................................             (2,139,580)
         Decrease in MERIT Overcollection...............................................................             (1,552,170)
         Decrease in Deferred DIRAM Revenue.............................................................             (1,401,758)
         Decrease in Gas Non-Core Revenue Sharing.......................................................               (620,996)
         Decrease in Deferred Pension Expense...........................................................               (599,315)
         Decrease in Gas Customer Service Penalty.......................................................               (576,000)
         Decrease in IPP Operation & Maintenance Reimbursement..........................................               (129,087)
         Decrease on Gain on Sale of Volney-Marcy Transmission Line.....................................                (92,772)
         Decrease in Gain on Redemption of Bonds........................................................                (43,121)
         Decrease in Purchase of Emission Reduction Credits.............................................                (31,500)
         Decrease in Net Gain on Sale of Utility Property...............................................                (27,087)
                                                                                                                 --------------
                                                                                                                     10,499,404
                                                                                                                 ==============

                                                                       Exhibit B
                                                                    Sheet 9 of 9

                        NIAGARA MOHAWK POWER CORPORATION
                EXPLANATION OF CHANGES IN THE FOLLOWING ACCOUNTS
              AT DECEMBER 31, 1996 IN COMPARISON WITH JUNE 30, 1997

Accumulated Deferred Investment Tax Credits
     Balance on December 31, 1996.......................................................................           $180,325,000
     Balance on June 30, 1997...........................................................................            174,131,418
                                                                                                                 --------------
         Decrease in Accumulated Deferred Investment Tax Credits........................................             $6,193,582
                                                                                                                 ==============

Accumulated Deferred Income Taxes - Liberalized Depreciation
     Balance on December 31, 1996.......................................................................         $1,421,550,000
     Balance on June 30, 1997...........................................................................          1,443,497,594
                                                                                                                 --------------
         Increase in Statutory Rate.....................................................................            $21,947,594
                                                                                                                 ==============

Accumulated Deferred Income Taxes - Other
     Balance on December 31, 1996.......................................................................           $214,113,000
     Balance on June 30, 1997...........................................................................            203,406,000
                                                                                                                 --------------
                                                                                                                   ($10,707,000)
                                                                                                                 ==============

         Increase in Statutory Rate.....................................................................           ($10,930,000)
         Increase in Previously Flowed Through..........................................................                223,000
                                                                                                                 --------------
                                                                                                                   ($10,707,000)
                                                                                                                 ==============

                                                                       EXHIBIT C


                        NIAGARA MOHAWK POWER CORPORATION
      SUMMARY OF CHANGES IN UTILITY PLANT AND DEPRECIATION RESERVE ACCOUNTS
             FOR THE PERIOD DECEMBER 31, 1996 THROUGH JUNE 30, 1997


                                  Utility Plant
                                  -------------

                                                  Balance                                                   Balance
                                             December 31, 1996        Debits             Credits         June 30, 1997
                                             -----------------        ------             -------         -------------

Utility Plant (Beginning Balance)......      $10,824,680,897
   Plant in Service:
      Additions........................                               $153,834,026
      Retirements......................                                                   $13,472,185
      Adjustments......................                                                     1,767,570

Construction Work in Progress:
   Net Change..........................                                                    20,711,495

Nuclear Fuel Assemblies:
   Net Change..........................                                 2,709,462

Utility Plant (Ending Balance).........                                                                  $10,945,273,135
                                             ---------------          ------------        -----------    ---------------

      TOTAL............................      $10,824,680,897          $156,543,488        $35,951,250    $10,945,273,135
                                             ===============          ============        ===========    ===============



                              Depreciation Reserve
                              --------------------

                                                  Balance                                                   Balance
                                             December 31, 1998        Debits             Credits         June 30, 1997
                                             -----------------        ------             -------         -------------

Depreciation Reserve (Beginning Balance)     $3,879,563,888
   Plant in Service:
     Accruals..........................                               $171,205,407
     Gross Salvage.....................                                  1,509,845
      Retirements......................                                                   $14,445,611
      Cost of Removal..................                                                     4,767,941
      Adjustments......................                                 10,190,724

Nuclear Fuel Assemblies:
   Amortization........................                                 12,943,537

Retirement Work in Progress:
   Net Change -
      Retirement of Property...........                                  1,167,677
      Removal Costs....................                                                     2,268,987
      Gross Salvage....................                                  1,162,673

Depreciation Reserve (Ending Balance)..                                                                  $4,056,261,212
                                             --------------           ------------        -----------      --------------

      TOTAL............................      $3,879,563,888           $198,179,863        $21,482,539    $4,056,261,212
                                             ==============           ============        ===========    ==============

                                                                       EXHIBIT D

                        NIAGARA MOHAWK POWER CORPORATION
                    ANALYSIS OF ADJUSTMENTS TO UTILITY PLANT
             FOR THE PERIOD DECEMBER 31, 1996 THROUGH JUNE 30, 1997



               Contra Accounts
 ---------------------------------------------

Number                 Title                            Reason for Adjustments                          Amount
------     --------------------------------       ---------------------------------------------    -----------------

  102     Electric Plant Purchased                To transfer balances between Electric Plant                 ($277)
                                                  Purchased and Electric Plant in Service.

  121     Other Physical Property                 To transfer property between OPP -                        (29,928)
                                                  Pledged and Electric Plant in Service.

 123.1    Investment in Subsidiary Companies      To transfer property between NM Holdings                    4,348
                                                  and Electric Plant in Service.

  243     Obligations Under Capital Leases -      Adjustment for amortization of capital                    (29,575)
            Current                               leases.

  227     Obligations Under Capital Leases -      Adjustment for amortization of capital                 (1,712,138)
            Non Current                           leases.                                               -----------

              TOTAL............................................................................         ($1,767,570)
                                                                                                        ===========

                                                                       EXHIBIT E


                        NIAGARA MOHAWK POWER CORPORATION
                 ANALYSIS OF ADJUSTMENTS TO DEPRECIATION RESERVE
             FOR THE PERIOD DECEMBER 31, 1996 THROUGH JUNE 30, 1997


               Contra Accounts
 ---------------------------------------------

Number                 Title                            Reason for Adjustments                            Amount
------     --------------------------------       ---------------------------------------------     ----------------
 108E      Accumulated Depreciation - Electric    To transfer balances between Accumulated                     $625
             Plant in Service                     Depreciation - Electric Plant in Service to
                                                  Accumulated Depreciation - Electric Plant
                                                  Leased from Others and Accumulated Depreciation
                                                  - Common Plant in Service.

 108E      Accumulated Depreciation - Electric    To transfer balances between Accumulated                    2,178
              Plant Leased from                   Depreciation - Electric Plant Leased from
                                                  Others to Accumulated Depreciation -
                                                  Electric Plant in Service and Accumulated
                                                  Depreciation - Common Plant in Service.

 108G      Accumulated Depreciation - Gas Plant   To transfer balances between Accumulated                   (5,058)
             in Service                           Depreciation - Gas Plant in Service and
                                                  Accumulated Depreciation - Common Plant
                                                  in Service.

 119.1     Accumulated Depreciation - Common      To transfer balances between Accumulated                  (82,955)
             Plant in Service                     Depreciation - Common Plant in Service to
                                                  Accumulated Depreciation - Electric Plant
                                                  in Service, Accumulated Depreciation - Electric
                                                  Plant Leased from Others, Accumulated
                                                  Depreciation - Gas Plant in Service, and
                                                  Accumulated Depreciation - Common Plant in
                                                  Service.

 119.1     Accumulated Depreciation - Common      To transfer balances between Accumulated                   85,210
             Plant Leased from Others             Depreciation - Common Plant Leased from
                                                  Others to Accumulated Depreciation -
                                                  Common Plant in Service.

 123.1     Investment in Subsidiary Companies     To transfer NM Suburban Gas depreciation                2,146,413
             - NM Suburban Gas                    reserve to Niagara Mohawk Power Corp.

  128      Other Special Funds                    To record 1997 earnings on Nine Mile Point
                                                  nuclear decommissioning external trust                  8,044,311
                                                                                                          ---------

              TOTAL............................................................................         $10,190,724
                                                                                                        ===========

                                                                       EXHIBIT F

                        NIAGARA MOHAWK POWER CORPORATION
                 EXPLANATION OF CHANGES IN NON-UTILITY PROPERTY
             FOR THE PERIOD DECEMBER 31, 1996 THROUGH JUNE 30, 1997



Non-Utility Plant (net of reserve)
----------------------------------

    Gross Balance December 31, 1996..................................           $5,097,398
        Less: Reserve Balance December 31, 1996......................            4,225,000               $872,398
                                                                                ----------

    Balance June 30, 1997............................................            4,740,272
        Less: Reserve Balance June 30, 1997..........................            4,225,000                515,272
                                                                                ----------              ---------

    NET CHANGE.......................................................                                   ($357,126)
                                                                                                        =========

Transfer of Other Physical Property - Unpledged
-----------------------------------------------
    Oswego Steam RR Fuel Oil Delivery Facility (C)...................               $1,133
    Hindsdale Station (C)    ........................................                   61
    Long Branch Station (C)..........................................               44,481
    Tully Station (C)................................................                2,860
    Evans Mills (C)..................................................                1,936
    Franklin Street Station (C)......................................                4,907
    Schoharie Development (E)........................................                  416
    Schuylerville Lighting Arrester House (E)........................                  100
    Fort Plain - Marshville 3 (E)....................................                1,379
                                                                                ----------

TOTAL TRANSFER OF OTHER PHYSICAL PROPERTY - UNPLEDGED................                                     $57,273

New Purchases of Other Physical Property - Unpledged
    Transferred Employees' Properties................................                                    (357,259)

Sale of Other Physical Property - Pledged
    Station 1 Buffalo (W)............................................                 7,356
    Land Sale Correction (W).........................................                   137
    Portville Station (W)............................................                  (283) (Nl)
    Fredonia Station (W).............................................                 4,488
    Langsford Station (W)............................................                   703
    Perrysburg Station (W)...........................................                   132
    Pavillion Station (W)............................................                   500
    Station 5 Buffalo (W)............................................                 4,295
    East Olean Station (W)...........................................                   643
    Shawnee Road Station (W).........................................                 1,073
    Oswego RR Fuel Oil Facility (C)..................................                (1,133)
    Hinsdale Station (C).............................................                   (61)
    Long Branch Station (C)..........................................               (44,481)
    Tully Station (C)................................................                (2,860)
    Evans Mills Station (C)..........................................                (1,936)
    Franklin Street Station (C)......................................                (4,907)
    Delta Lake Station (C)...........................................                 2,381
    Schoharie Development Land (E)...................................                  (416)
    Schuylerville - Lightning Arrester House (E).....................                  (100)
    Unused Land - New Scotland Transmission (E)......................               (24,292)(Nl)
    Fort Plain - Marshville Transmission (E).........................                (1,379)
    Spier - Rotterdam Lines (E)......................................                (5,250)(Nl)
    December 1996 Error Corrected (E)................................                  (836)
    Hadley Station (E)...............................................                   106
    Watervliet Station (E)...........................................                 8,980
                                                                                    -------

        TOTAL SALES OF OTHER PHYSICAL PROPERTY - PLEDGED.............                                    (57,140)
                                                                                                       ---------
    NET CHANGE.......................................................                                  ($357,126)
                                                                                                       =========

(N1) Transferred to NM Holdings

                                                                       EXHIBIT G
                        NIAGARA MOHAWK POWER CORPORATION
                              REIMBURSEMENT MARGIN
             FOR THE PERIOD DECEMBER 31, 1996 THROUGH JUNE 30, 1997

(SFAS 71 AMOUNTS EXCLUDED)

                                                                                     Balance                              Balance
                                                                                December 31, 1996    Net Activity      June 30, 1997
                                                                                -----------------    ------------      -------------
Deferrals:
    Add:  Deferred Debits:
               Unamortized Debt Expense......................................       $138,002,451     ($12,260,963)     $125,741,488
               Extraordinary Property Losses.................................         20,598,618         (875,085)       19,723,533
               Preliminary Survey and Investigation Charges..................          1,949,301          662,492         2,611,793
               Clearing Accounts.............................................              2,880         (216,248)         (213,368)
               Temporary Facilities..........................................            (29,651)         (18,553)          (48,204)
               Miscellaneous Deferred Debits.................................      1,369,981,181      (32,124,604)    1,337,856,577
               Investment in Research and Development........................         (2,894,332)         595,892        (2,298,440)
               Accumulated Deferred Income Taxes.............................        473,408,000      (22,329,420)      451,078,580
                                                                                   -------------    -------------     -------------
               Net Deferred Debits...........................................      2,001,018,448      (66,566,489)    1,934,451,959

    Less: Deferred Credits:
               Other Deferred Credits........................................        848,797,611       12,270,176       861,067,787
               Accumulated Deferred Investment Tax Credits                           180,325,000       (6,354,582)      173,970,418
               Accumulated Def. Income Taxes - Accelerated Amortization......              -                -                 -
               Accumulated Def. Income Taxes - Liberalized Depreciation......      1,483,398,000       (6,946,406)    1,476,451,594
               Accumulated Def. Income Taxes - Other.........................        202,515,000       14,092,000       216,607,000
               Liability for Environmental Restoration Costs.................        225,000,000            -           225,000,000
                                                                                   -------------    -------------     -------------
               Net Deferred Credits..........................................      2,940,035,611       13,061,188     2,953,096,799
                                                                                   -------------    -------------     -------------

NET DEFERRAL.................................................................       (939,017,163)     (79,627,677)   (1,018,644,840)

Working Capital Allowance (Forecasted - Actual Not Available)................        380,000,000      (22,309,000)      357,691,000

Net Utility Plant............................................................      6,945,117,009      (56,105,086)    6,889,011,923
                                                                                   -------------    -------------     -------------

REIMBURSABLE PLANT AND WORKING CAPITAL.......................................      6,386,099,846     (158,041,763)    6,228,058,083

Long-Term Securities Issued to Date:
    Long-Term Debt:
               Bonds.........................................................      2,841,305,000            -         2,841,305,000
               Other Long-Term Debt (less RCA)...............................        691,882,346       (2,944,229)      688,938,117
               Unamortized Premium on Long-Term Debt.........................            906,023         (122,819)          783,204
               Unamortized Discount on Long-Term Debt........................        (11,844,234)         619,803       (11,224,431)
               Less: Long-Term Debt Due Within One Year......................         44,600,000            -            44,600,000
                                                                                   -------------     ------------     -------------
               Net Long-Term Debt............................................      3,477,649,135       (2,447,245)    3,475,201,890

    Preferred Stock:
               Preferred Stock Issued........................................        536,850,125       (4,300,000)      532,550,125
               Less:  Sinking Fund Requirement...............................          8,870,000             -            8,870,000
                                                                                   -------------     ------------     -------------
               Net Preferred Stock...........................................        527,980,125       (4,300,000)      523,680,125

    Common Stock:
               Common Stock Issued...........................................        144,365,214           54,137       144,419,351
               Premium on Capital Stock......................................      1,484,903,283          425,694     1,485,328,977
               Reduction in Par or Stated Value of Capital Stock.............        325,858,036                -       325,858,036
               Gain on Resale or Cancellation of Reacquired Stock............            652,171                -           652,171
               Miscellaneous Paid-In Capital.................................          7,984,060                -         7,994,060
               Capital Stock Expense.........................................        (21,033,822)          22,617       (21,011,205)
                                                                                   -------------     ------------     -------------
               Net Common Stock..............................................      1,942,728,942          502,448     1,943,231,390
                                                                                   -------------     ------------     -------------

TOTAL LONG-TERM SECURITIES...................................................      5,948,358,202       (6,244,797)    5,942,113,405
                                                                                   -------------     ------------     -------------

TOTAL REIMBURSEMENT MARGIN...................................................        437,741,644     (151,796,966)      285,944,678



Investments in Subsidiaries*.................................................        176,342,601       (5,887,248)      170,455,353
                                                                                    -------------    -------------     -------------
   *Excludes $224,877,913 for NMR in 12/96 and $303,223,880 in 6/97. (NMR
    was created in 9/97 and is used as a financing vehicle by the Company.)

REIMBURSEMENT MARGIN BEFORE NEW ENCUMBRANCES.................................        261,399,043     (145,909,718)      115,489,325

Encumbrances:
    Case 93-M-0981 Preferred Stock, First Mortgage Bonds, or Common Stock....       355,000,000              -          355,000,000
    Case 95-M-1141 Revolving Credit Agreement................................       125,000,000              -          125,000,000
    Case 95-M-1141 Term Loan Agreement.......................................       150,000,000              -          150,000,000
                                                                                   -------------     ------------     -------------
   Total Encumbrances.......................................................        630,000,000              -          630,000,000
                                                                                   -------------     ------------     -------------

Reimbursement Margin (Encumbered Reserve)....................................      ($368,600,957)   ($145,909,718)    ($514,510,675)
                                                                                   =============     ============     =============

                                                                       EXHIBIT H

                        NIAGARA MOHAWK POWER CORPORATION
                          CAPITAL BUDGET SUMMARY ($000)
                                    1997-2001

                                                       1997              1998             1999              2000             2001
                                                     --------          --------         --------          --------         --------
Generation Business Group:
    Nine Mile Point No. 1.........................     $8,645            $9,086           $9,416            $9,407           $9,401
    Nine Mile Point No. 2 (NMPC Share)............      3,557             7,250            3,813             3,811            3,807
    Nine Mile Point Common (NMPC Share)...........      2,144             1,359              871               882              892
                                                     --------          --------         --------          --------         --------
        SUBTOTAL NUCLEAR GENERATION...............     14,346            17,695           14,100            14,100           14,100

    Albany Steam Station..........................        600               600              600               600              600
    Dunkirk Steam Station.........................      4,252             4,786            2,794             5,770            3,750
    Huntley Steam Station.........................      2,100             8,357            5,745             1,475            1,300
    Hydro Generation..............................     12,200            12,977           13,050            12,976           13,085
    Oswego Steam Station..........................        500               500              500               500              500
    Roseton Steam Station.........................        600               600              750               750              750
    Other Fossil/Hydro Generation Projects........      3,600             2,095            1,095             1,095            1,095
                                                     --------          --------         --------          --------         --------
        SUBTOTAL FOSSIL & HYDRO GENERATION........     23,852            29,915           24,534            23,166           21,080
                                                     --------          --------         --------          --------         --------

           TOTAL GENERATION BUSINESS GROUP........     38,198            47,610           38,634            37,266           35,180
                                                     --------          --------         --------          --------         --------

    Energy Distribution Business Group:
    Customer Service..............................        300               323              335               347              358
    Electric Marketing............................        120               129              134               139              143
    Engineering and Support Services..............     38,112            46,025           43,513            36,445           37,447
    Finance/Operations Support....................      5,100               328            1,132             2,116            2,119
    Quality & Systems Improvement.................      1,300             3,200            3,300             3,300            3,100
    Re-Engineering Project........................      1,000                 -                -                 -                -
    Special Projects..............................     15,824            15,894           16,450            16,695           17,654
    NM Gas........................................     51,747            51,830           51,480            51,450           51,350
    Regional Control..............................      2,321             2,344            2,367             2,391            2,414
    Capital Region - Distribution.................     12,918            14,001           14,139            14,278           14,416
    Capital Region - Transmission.................      7,909             8,582            8,975             9,270            9,571
    Central Region - Distribution.................     12,271            12,310           12,432            12,554           12,676
    Central Region - Transmission.................      2,285             3,424            2,183             2,202            2,220
    Frontier Region - Transmission................      4,424             5,262            4,689             4,118            4,200
    Genesee Region - Transmission.................      1,140             1,220            1,169             1,587            1,618
    Mohawk Valley Region - Distribution...........      6,366             6,207            6,269             6,330            6,392
    Mohawk Valley Region - Transmission...........      2,518             1,138            1,122             1,130            1,138
    Northeast Region - Distribution...............      9,067             8,947            9,035             9,124            9,212
    Northeast Region - Transmission...............      2,642             3,197            3,191             3,284            3,366
    Northern Region - Distribution................      7,941             7,864            7,942             8,020            8,097
    Northern Region - Transmission................      1,831             1,960            1,870             1,780            1,842
    Southwest Region - Transmission...............      1,422             1,942            1,637             2,143            2,195
    Western Regions - Distribution................     17,913            16,948           17,116            17,283           17,451
    Other Transmission Projects & Equipment.......      7,679             7,690            8,060             8,130            8,200
                                                     --------          --------         --------          --------         --------
        SUBTOTAL ELECTRIC DELIVERY................    100,647           103,036          102,196           103,624          105,008
                                                     --------          --------         --------          --------         --------

           TOTAL ENERGY DISTRIBUTION
             BUSINESS GROUP.......................    214,150           220,765          218,540           214,116          217,179
                                                     --------          --------         --------          --------         --------

Finance:
    Controller....................................      4,333             4,200            4,301             4,400            4,500
    Treasurer.....................................        271               598              253               266              261
                                                     --------          --------         --------          --------         --------

        TOTAL FINANCE.............................      4,604             4,798            4,554             4,666            4,761
                                                     --------          --------         --------          --------         --------

Human Resources:
    Human Resources Equipment.....................        605               232              207               513              268
    Other Post Employment Benefits (OPEB's).......      3,009             3,203            2,987             3,077            3,170
                                                     --------          --------         --------          --------         --------

        TOTAL HUMAN RESOURCES.....................      3,614             3,435            3,194             3,590            3,438
                                                     --------          --------         --------          --------         --------

Information Technology:
    Customer Service System.......................     17,225            16,368             -                 -                -
    Other I/T Projects............................     14,947             4,912            4,179             3,650            3,759
                                                     --------          --------         --------          --------         --------

        TOTAL INFORMATION TECHNOLOGY..............     32,172            21,280            4,179             3,650            3,759
                                                     --------          --------         --------          --------         --------

EXECUTIVE/AUDITS..................................         10                40               75                20               35

LEGAL & CORPORATE RELATIONS.......................        300               300              300               300              300
                                                     --------          --------         --------          --------         --------

    TOTAL NIAGARA MOHAWK POWER CORP...............   $293,048          $298,228         $269,476          $263,608         $264,652
                                                     ========          ========         ========          ========         ========

STATE OF NEW YORK
PUBLIC SERVICE COMMISSION
--------------------------------------------------

In the Matter of the Application of Niagara Mohawk
Holdings, Inc. and Niagara Mohawk Power
Corporation for Authority Under Sections 70, 107,           Case 98-
108 and 110 of the Public Service Law to Form a
Holding Company Structure to Engage in Certain
Related Transactions.
--------------------------------------------------

                  PETITION OF NIAGARA MOHAWK HOLDINGS, INC. and
                        NIAGARA MOHAWK POWER CORPORATION
                FOR AUTHORITY TO FORM A HOLDING COMPANY STRUCTURE
                    TO ENGAGE IN CERTAIN RELATED TRANSACTIONS


                                    EXHIBIT D

                         AGREEMENT AND PLAN OF EXCHANGE

    This AGREEMENT AND PLAN OF EXCHANGE (the "Agreement"), dated as of May 14,1998, is between Niagara Mohawk Power Corporation, a New York corporation and the corporation whose shares of Common Stock, par value $1.00 per share, will be acquired pursuant to the "Exchange" provided for in this Agreement (the "Subject Corporation"), and Niagara Mohawk Holdings, Inc., a New York corporation and the corporation which will acquire the foregoing shares of Common Stock of the Subject Corporation (the "Acquiring Corporation"). The Subject Corporation and the Acquiring Corporation are hereinafter referred to, collectively, as the "Corporations".

                                   WITNESSETH:

    WHEREAS, the authorized capital of the Subject Corporation is $1,215,000,000, consisting of (a) 185,000,000 shares of Common Stock, par value $1.00 per share ("Subject Corporation Common Stock"), of which 144,419,351 shares are issued and outstanding (which number of issued and outstanding shares is subject to change prior to the Effective Time (as hereinafter defined) of the Exchange pursuant to the Dividend Reinvestment and Common Stock Purchase Plan ("DRIP") and the Employee Savings Fund Plans for Represented and Non-Represented Employees (each an "Employee Plan" and collectively the "Employee Plans") of the Subject Corporation and the issuance of Subject Corporation Common Stock pursuant to the Master Restructuring Agreement of the Subject Corporation, dated as of July 9, 1997, as amended, (b) 3,400,000 shares of Cumulative Preferred Stock, par value $100 per share ("Subject Corporation $100 Preferred Stock"), of which 2,322,000 shares are issued and outstanding, (c) 19,600,000 shares of Cumulative Preferred Stock, par value $25 per share ("Subject Corporation $25 Preferred Stock"), of which 11,681,204 shares are issued and outstanding and (d) 8,000,000 shares of Preference Stock, par value $25 per share ("Preference Stock"), no shares of which are outstanding.

    WHEREAS, the Acquiring Corporation is a wholly-owned subsidiary of the Subject Corporation with authorized capital stock consisting of 300,000,000 shares of Common Stock, par value $0.01 per share ("Acquiring Corporation Common Stock"), of which 100 shares are issued and outstanding and owned by the Subject Corporation and 50,000,000 shares of Preferred Stock, par value $0.01 per share, no shares of which are outstanding.

    WHEREAS, the Boards of Directors of the Corporations deem it desirable and in the best interests of the Corporations and the shareholders of the Subject Corporation that, at the Effective Time, (a) the Acquiring Corporation acquire and become the owner and holder of each share of Subject Corporation Common Stock issued and outstanding at the Effective Time, (b) each share of Subject Corporation Common Stock issued and outstanding immediately prior to the Effective Time be automatically exchanged for one share of Acquiring Corporation Common Stock, and (c) each holder of shares of Subject Corporation Common Stock issued and outstanding immediately prior to the Effective Time becomes the holder of a like number of shares of Acquiring Corporation Common Stock, and on the terms and conditions hereinafter set forth; and

    WHEREAS, the Boards of Directors of the Corporations have each approved and adopted this Agreement, and the Board of Directors of the Subject Corporation has recommended that the shareholders of the Subject Corporation approve and adopt the Exchange and this Agreement pursuant to Section 913 of the New York Business Corporation Law (the "BCL").

    NOW, THEREFORE, the Corporations hereby agree as follows:

                                    ARTICLE I

    The Exchange and this Agreement shall be submitted to the holders of Subject Corporation Common Stock for approval and adoption as provided by Section 913 of the BCL. The affirmative vote of the holders of at least two-thirds of the issued and outstanding Subject Corporation Common Stock shall be necessary to approve and adopt the Exchange and this Agreement.

                                   ARTICLE II

    Subject to the terms and conditions of this Agreement, the Exchange shall become effective immediately following the close of business on the date of filing with the New York Department of State (the "Department of State") of a certificate of exchange pursuant to Section 913(d) of the BCL ("Certificate"), or at such later time and date as may be stated in the Certificate (the time and date at and on which the Exchange becomes effective being referred to herein as the "Effective Time").

                                   ARTICLE III

    A. At the Effective Time:

         (1) each share of Subject Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically exchanged for one share of Acquiring Corporation Common Stock, which shares shall be fully paid and nonassessable by the Acquiring Corporation;

         (2) the Acquiring Corporation shall acquire and become the owner and holder of each issued and outstanding share of Subject Corporation Common Stock so exchanged;

         (3) each share of Acquiring Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and shall thereupon constitute an authorized and unissued share of Acquiring Corporation Common Stock;

         (4) each share of Subject Corporation Common Stock held under the DRIP or an Employee Plan (including fractional and uncertificated shares) immediately prior to the Effective Time shall be automatically exchanged for a like number of shares (including fractional and uncertificated shares) of Acquiring Corporation Common Stock, which shares shall be held under and pursuant to the DRIP or be issued under such Employee Plan, as the case may be, as hereinafter provided;

         (5) each unexpired and unexercised option to purchase Subject Corporation Common Stock ("Subject Corporation Stock Option") under the 1992 Stock Option Plan (the "Option Plan"), whether vested or unvested, will be automatically converted into an option (a "Substitute Option") to purchase a number of shares of Acquiring Corporation Common Stock equal to the number of shares of Subject Corporation Common Stock that could have been purchased immediately prior to the Effective Time (assuming full vesting) under such Subject Corporation Stock Option, at a price per share of Acquiring Corporation Common Stock equal to the per share option exercise price specified in such Subject Corporation Stock Option. In accordance with
    Section 424(a) of the Internal Revenue Code of 1986, as amended, each Substitute Option shall provide the option holder with rights and benefits that are no less and no more favorable to him than were provided under the Subject Corporation Stock Option; and

         (6) the former holders of Subject Corporation Common Stock shall be entitled only to receive shares of Acquiring Corporation Common Stock in exchange therefor as provided in this Agreement.

    B. Shares of Subject Corporation $100 Preferred Stock, Subject Corporation $25 Preferred Stock and Subject Corporation Preference Stock shall not be exchanged or otherwise affected by or in connection with the Exchange. Each share of Subject Corporation $100 Preferred Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding following the Exchange and shall continue to be one share of Subject Corporation $100 Preferred Stock of the applicable series designation. Each share of Subject Corporation $25 Preferred Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding following the Exchange and shall continue to be one share of Subject Corporation $25 Preferred Stock of the applicable series designation.

    C. As of the Effective Time, the Acquiring Corporation shall succeed to the DRIP as in effect immediately prior to the Effective Time, and the DRIP shall be appropriately modified to provide for the issuance or delivery of Acquiring Corporation Common Stock on and after the Effective Time pursuant thereto.

    D. As of the Effective Time, (1) the Employee Plans shall be appropriately amended to provide for the issuance or delivery of Acquiring Corporation Common Stock, and the Acquiring Corporation shall agree to issue or deliver Acquiring Corporation Common Stock, and (2) the Option Plan shall also be appropriately amended to provide for the issuance of options by the Acquiring Corporation to purchase Acquiring Corporation Common Stock, in each case on and after the Effective Time pursuant thereto.

                                   ARTICLE IV

    A. The filing of the Certificate with the Department of State and the consummation of the Exchange shall be subject to satisfaction of the following conditions at or prior to the Effective Time:

         (1) the affirmative vote of the holders of Subject Corporation Common Stock provided for in Article I of this Agreement shall have been received;

         (2) such orders, authorizations, approvals or waivers from the New York Public Service Commission and all other jurisdictive regulatory bodies, boards or agencies required to consummate the Exchange and related transactions shall have been received, shall remain in full force and effect, and shall not include, in the sole judgment of the Board of Directors of the Subject Corporation, unacceptable conditions; and

         (3) the Acquiring Corporation Common Stock to be issued in connection with the Exchange shall have been listed, subject to official notice of issuance, by the New York Stock Exchange.

                                    ARTICLE V

    Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Subject Corporation Common Stock may, but shall not be required to, surrender the same to the Acquiring Corporation's Transfer Agent for cancellation and reissuance of a new certificate or certificates in such holder's name or for cancellation and transfer, and each such holder or transferee shall be entitled to receive a certificate or certificates representing the same number of shares of Acquiring Corporation Common Stock as the shares of Subject Corporation Common Stock previously represented by the certificate or certificates surrendered. Until so surrendered or presented for exchange or transfer, each outstanding certificate which, immediately prior to the Effective Time, represents Subject Corporation Common Stock shall be deemed and shall be treated for all purposes to represent the ownership of the same number of shares of Acquiring Corporation Common Stock as though such surrender or exchange or transfer had taken place. The holders of Subject Corporation Common Stock at the Effective Time shall have no right at and after the Effective Time to have their shares of Subject Corporation Common Stock transferred on the stock transfer books of the Subject Corporation (such stock transfer books being deemed closed for this purpose at the Effective
Time), and at and after the Effective Time such stock transfer books may be deemed to be the stock transfer books of the Acquiring Corporation.

                                   ARTICLE VI

    A. This Agreement may be amended, modified or supplemented, or compliance with any provision hereof may be waived, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of Subject Corporation Common Stock as provided in Article IV(1) hereof), by the mutual consent of the Boards of Directors of the Subject Corporation and the Acquiring Corporation at any time prior to the Effective Time; provided, however, that no such amendment, modification, supplement or waiver shall be made or effected if such amendment, modification, supplement or waiver would, in the sole judgment of the Board of Directors of the Subject Corporation, materially and adversely affect the shareholders of the Subject Corporation.

    B. This Agreement may be terminated and the Exchange and related transactions abandoned, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of Subject Corporation Common Stock as provided in Article IV(1) hereof), if the Board of Directors of the Subject Corporation determines, in its sole judgment, that consummation of the Exchange would for any reason be inadvisable or not in the best interests of the Subject Corporation or its shareholders.

    IN WITNESS WHEREOF, each of the Corporations, pursuant to authorization and approval given by its Board of Directors, has caused this Agreement to be executed as of the date first above written.

                                            Niagara Mohawk Power Corporation

                                            By: William E. Davis
                                            -----------------------------------
                                                William E. Davis
                                                Chairman of the Board and
                                                Chief Financial Officer


                                            Niagara Mohawk Holdings, Inc.

                                            By: William F. Edwards
                                            -----------------------------------
                                                William F. Edwards
                                                Chief Financial Officer

STATE OF NEW YORK
PUBLIC SERVICE COMMISSION
--------------------------------------------------
In the Matter of the Application of Niagara Mohawk
Holdings, Inc. and Niagara Mohawk Power
Corporation for Authority Under Sections 70, 107,           Case 98-
108 and 110 of the Public Service Law to Form a
Holding Company Structure to Engage in Certain
Related Transactions.
--------------------------------------------------


                  PETITION OF NIAGARA MOHAWK HOLDINGS, INC. and
                        NIAGARA MOHAWK POWER CORPORATION
                FOR AUTHORITY TO FORM A HOLDING COMPANY STRUCTURE
                    TO ENGAGE IN CERTAIN RELATED TRANSACTIONS



                                    EXHIBIT E


                                               PRESENT STRUCTURE


                                                  -----------
                                                  | NIAGARA |
                                                  | MOHAWK  |
                                                  -----------
                                                       |
                                                       |
       --------------------------------------------------------------------------------------------------
       |                   |                   |                    |                  |                 |
       |                   |                   |                    |                  |                 |
---------------    ---------------     ------------------     -------------    ----------------     ----------
| NM Holdings |    | NM Uranimum |     | NM Receivables |     | Opinac NA |    | Beebee Island |    | Moreau |
---------------    ---------------     ------------------     -------------    ----------------     ----------
                                                                    |
                                                                    |
                                                    ---------------    -----------------
                                                    | Plum Street |    | Opinac Energy |
                                                    | Enterprises |    |               |
                                                    ---------------    -----------------
                                                                                |
                                                                                | 50%
                                                                                |
                                                                       -----------------
                                                                       |       CNP     |
                                                                       -----------------




                                           PROPOSED STRUCTURE

                                    --------------------------------
                                    | Niagara Mohawk Holdings, Inc.|
                                    --------------------------------
                                                |
                                                |
               ---------------------------------------------------------------------
               |                                                                   |
               |                                                                   |
         -------------                                                       -----------
         | Opinac NA |                                                       | Niagara |
         |           |                                                       | Mohawk  |
         ------------                                                        -----------
               |                                                                   |
               |                                                                   |
       -----------------                   -----------------------------------------------------------------------
       |               |                   |                    |                  |               |              |
       |               |                   |                    |                  |               |              |
---------------    ----------     ------------------     ---------------    -------------     ----------     ----------
| Plum Street |    | Opinac |     | NM Receivables |     | NM Holdings |    | NM Uranium |    | Beebee |     | Moreau |
| Enterprises |    | Energy |     |                |     |             |    |            |    | Island |     |        |
---------------    ----------     ------------------     ---------------    --------------    ----------     ----------
                       |
                       | 50%
                       |
                   ----------
                   |  CNP   |
                   ----------
